UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Abercrombie & Fitch Co.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

May 2, 2016

Dear Fellow Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 16, 2016, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054 (the “Annual Meeting”). We hope that you will be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on April 18, 2016. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically via e-mail, and we encourage you to do so.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Arthur C. Martinez

Executive Chairman of the Board

2016 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	10:00 a.m., Eastern Daylight Time, June 16, 2016

• Place	6301 Fitch Path New Albany, Ohio 43054

• Record Date	April 18, 2016

• Voting	Stockholders as of the record date are entitled to one vote per share. Each share of Class A Common Stock, $0.01 par value per share (the “Common Stock”), is entitled to one vote for each director nominee and one vote with respect to each of the other proposals to be voted on.

• How to Cast Your Vote	Even if you plan to attend the Annual Meeting in person, please vote as soon as possible and, in any event, prior to 11:59 p.m., Eastern Daylight Time, on June 15, 2016. You can vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.	Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.	If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Ten Directors	FOR EACH OF THE BOARD’S NOMINEES	21
Other Management Proposals:

• Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”	FOR	51

• Approval of Advisory Resolution on Executive Compensation	FOR	55

• Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors	FOR	89

• Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates	FOR	98

• Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2017	FOR	112

Stockholder Proposal:

• Adoption of Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers upon a Change in Control	AGAINST	112

Leadership of the Company by the Office of the Chairman

Currently, the Company does not have a Chief Executive Officer or an Interim Chief Executive Officer. On December 8, 2014, our Board of Directors (the “Board”) appointed Arthur C. Martinez, who was then serving as Non-Executive Chairman of the Board, to serve as Executive Chairman of the Board (also referred to as the Company Chairman) and Jonathan E. Ramsden, who serves as Chief Operating Officer of the Company, to also serve as Interim Principal Executive Officer of the Company. The Board also formed an Office of the Chairman to allow for effective management of our business during a transition in leadership and our move to a brand-based organizational model. The Office of the Chairman is responsible for overseeing and providing strategic direction to management.

As a result of his appointment as Executive Chairman of the Board, Mr. Martinez is leading the Office of the Chairman in his capacity as the representative of the Board. In addition, certain officers of the Company, including certain members of the Office of the Chairman, report to Mr. Martinez in his capacity as the representative of the Board. Mr. Martinez continues to provide experienced and independent leadership for the Company in his capacity as the representative of the Board.

The current members of the Office of the Chairman are:

•	Arthur C. Martinez, Executive Chairman of the Board

•	Jonathan E. Ramsden, Chief Operating Officer and Interim Principal Executive Officer

•	Fran Horowitz, President and Chief Merchandising Officer

•	Joanne C. Crevoiserat, Executive Vice President and Chief Financial Officer

•	John M. Gabrielli, Senior Vice President, Human Resources

On December 16, 2015, Fran Horowitz, who was then serving as President of the Hollister brand, was promoted to the newly-created position of President and Chief Merchandising Officer. In her new position, Ms. Horowitz has responsibility for all customer-facing activities for all of our brands and continues to report to Mr. Martinez in his capacity as the representative of the Board. We expect to name a new president for each of our brands, who will report to Ms. Horowitz. The working group established by the Board in 2014 to conduct a search and selection process for a new Chief Executive Officer has suspended its search to allow the reconstituted Office of the Chairman time to exercise leadership of the Company.

Our Performance Highlights for Fiscal 2015

The Company capped a year of sequential comparable sales improvement with a return to positive comparable sales in the fourth quarter of Fiscal 2015. This result, achieved against the backdrop of a challenging retail environment, underscores the significant progress we made across all of our strategic initiatives throughout the year and continues to validate that we are on the right course. Fiscal 2015 was a year of tremendous change as the Company completed our move to a branded structure, strengthened our teams and improved core processes. Importantly, we evolved our assortment and we refocused our attention on our customer through greater accountability and empowerment at the store level, and through changes in our in-store experience. In addition, we continued to invest in direct-to-consumer and omni-channel and execute our aggressive store closure program. We accomplished many of our priorities in Fiscal 2015 and we are confident that we will continue to make progress in fulfilling the potential of our brands.

Election of Directors to One-Year Term

Director Election: Ten directors are to be elected at the Annual Meeting. Each director nominee is to be elected to our Board for a one-year term and will be eligible for re-election to our Board in 2017.

Majority Voting Standard Applies: The Annual Meeting is expected to be uncontested with respect to the election of directors. As a result, each director nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Upon the unanimous recommendation of the Nominating and Board Governance Committee, the Board has unanimously nominated the following nominees for election as directors at the Annual Meeting:

Name	Age	Director Since

Arthur C. Martinez Executive Chairman of the Board Chair of the Executive Committee Independent Director	76	2014

James B. Bachmann Chair of the Audit and Finance Committee Independent Director	73	2003

Bonnie R. Brooks Independent Director	62	2014

Terry L. Burman Chair of the Nominating and Board Governance Committee Independent Director	70	2014

Sarah M. Gallagher Independent Director	64	2014

Michael E. Greenlees Chair of the Compensation and Organization Committee Independent Director	69	2011

Archie M. Griffin Chair of the Corporate Social Responsibility Committee Independent Director	61	2000

Charles R. Perrin Independent Director	70	2014

Stephanie M. Shern Independent Director	68	2014

Craig R. Stapleton Independent Director	71	2009

Please see the description of the respective backgrounds of the Nominees beginning on page 22 of the Proxy Statement under the caption “Nominees”. We believe that the Nominees bring particular expertise, leadership skills and institutional knowledge that make them invaluable to the Company. In particular:

•

Mr. Martinez has served as the Chairman of the Board of the Company since January 27, 2014 and currently serves as the Executive Chairman of the Board (also referred to as the Company Chairman), a position he has held since December 8, 2014. He is also a member of the Office of the Chairman (serving as the representative of the Board) and serves as Chair of the Executive Committee of the Board. His significant experience working in the retail industry and advising and counseling members of senior management makes him a valuable resource to our executive officers. As a result of his significant professional experience with Sears, Roebuck and Co. and Saks Fifth Avenue, Inc. in the retail environment, Mr. Martinez is very familiar with issues related to business strategy, leadership, marketing, finance and operations faced by the Company. Mr. Martinez’s service on the boards of several leading public companies enables him to provide critical corporate governance, compliance and compensation insights as well as ensure that the Company’s Board meetings are efficiently and effectively run.

•

Mr. Bachmann serves as the Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee and our Executive Committee. He currently serves as the Lead Independent Director and Chair of the Audit Committee of Lancaster Colony Corporation. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face.

•

Ms. Brooks serves as a member of our Nominating and Board Governance Committee. She currently serves as Vice Chair of Hudson’s Bay Company, a North American retailer based in Canada. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada, Europe and Asia. In addition, as a native and current resident of Canada having tenure with Canada-based, Asia-based and U.K.-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

•

Mr. Burman serves as the Chair of our Nominating and Board Governance Committee and as a member of our Compensation and Organization Committee. He most recently served as Chairman of the Board and as a director of Zale Corporation, a specialty retailer of fine jewelry in North America. His experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

•

Ms. Gallagher serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. She most recently served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand its focus on direct-to-consumer business opportunities, both within the United States and internationally.

•

Mr. Greenlees serves as the Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. Mr. Greenlees currently serves as an Executive Director of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community, after having served as Chief Executive Officer of Ebiquity plc from 2007 to December 2015. Mr. Greenlees’ experience in the role of Chief Executive Officer of Ebiquity plc and service with several public companies, in addition to his significant experience within the global media and marketing community, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

•

Mr. Griffin serves as the Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio, currently serving as Senior Advisor within the Office of Advancement at The Ohio State University. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

•

Mr. Perrin serves as a member of our Audit and Finance Committee and our Compensation and Organization Committee. He currently serves as a director of Campbell Soup Company. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. Mr. Perrin served in leadership positions at The Warnaco Group, Inc., Avon Products, Inc. and Duracell International, Inc. His extensive background in retail, sales and marketing are very valuable to the Company.

•

Mrs. Shern serves as a member of our Audit and Finance Committee. Previously, she was the Vice Chairman and a Partner with Ernst & Young LLP, a member of Ernst & Young’s board and management committee and the Global Director of Retail and Consumer Products. Mrs. Shern spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad. As a result, she has very strong leadership, international, marketing/consumer industry and retail experience. As a CPA and Chair of the Audit Committee of each of GameStop Corp. and Koninklijke Ahold N.V. (Royal Ahold), and the former Chair of the Audit and Finance Committee of The Scotts Miracle-Gro Company, Mrs. Shern has extensive financial experience.

•

Mr. Stapleton serves as a member of our Audit and Finance Committee, our Compensation and Organization Committee, our Executive Committee and our Nominating and Board Governance Committee, and served as the Company’s Lead Independent Director from February 23, 2010 to January 27, 2014. He currently serves as Senior Advisor to Stone Point Capital, a private equity firm. During his service as the Company’s first Lead Independent Director, Mr. Stapleton exemplified strong, effective leadership as the complexity of the issues faced by the Company continued to increase while the Company expanded internationally. Mr. Stapleton’s experience as United States Ambassador to several countries in Europe provides a valuable perspective while the Company continues its international expansion. His real estate and private equity backgrounds give him a broad perspective on real estate and capital strategies.

Other Company Proposals

•

Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”: We are asking stockholders to approve amendments to our Amended and Restated Bylaws to implement a “proxy access” right for stockholders. A summary of the proposed amendments may be found beginning on page 51 of the Proxy Statement. The complete text of the proposed amendments is set forth in Appendix A to the Proxy Statement. The Board recommends a vote “FOR” for this proposal.

•

Approval of Advisory Resolution on Executive Compensation: We are asking stockholders to approve an advisory resolution on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. The Board recommends a vote “FOR” this proposal because we believe the Company’s executive compensation policies and practices are effective in aligning the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value.

•

Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors: We are asking stockholders to approve the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors. The Board recommends a vote “FOR” this proposal because we believe that it is important to continue to offer equity as a part of the compensation program for our non-associate directors to reinforce alignment with our stockholders.

•

Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates: We are asking stockholders to approve the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates. The Board recommends a vote “FOR” this proposal to enable the Company to continue to pay competitively and assist in attracting, retaining and motivating highly talented executives and associates.

•

Ratification of Appointment of Independent Registered Public Accounting Firm: As a matter of good governance, we are asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017. The Board recommends a vote “FOR” this proposal.

Stockholder Proposal

•

Adoption of Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers upon a Change in Control: We expect that The Teamster Affiliates Pension Plan will present a proposal at the Annual Meeting with respect to the adoption of a policy regarding accelerated vesting of equity awards of senior executive officers upon a change in control. The Board recommends a vote “AGAINST” this stockholder proposal.

Ongoing Stockholder Engagement

The Company continued in the fiscal year ended January 30, 2016 (“Fiscal 2015”) to have extensive dialogue with our stockholders. Over the past twelve months, the Company estimates that it held discussions with stockholders who, in the aggregate, represented at least 50% of the shares eligible to be voted at the Annual Meeting. The Company expects to continue such discussions prior to the Annual Meeting and, as a matter of policy and practice, fosters and encourages engagement with our stockholders on compensation and other matters.

Executive Compensation Highlights

We believe that our executive compensation policies and practices appropriately align the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value. They reflect a continued focus on performance and support the Company’s transition to a brand-based organization. We offer compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent.

In evaluating this year’s “Say on Pay” proposal, we recommend that you review our “COMPENSATION DISCUSSION AND ANALYSIS” section that begins on page 56 of the Proxy Statement, which explains how and why the Compensation and Organization Committee arrived at its executive compensation decisions for Fiscal 2015 and beyond.

The Compensation and Organization Committee changed the design of our executive compensation program for Fiscal 2014 to improve the alignment with business performance and to respond to stockholder concerns. The new program was well received, with stockholders representing over 90% of the votes cast voting in favor of the Company’s executive compensation program at the 2015 Annual Meeting of Stockholders. As a result, the Company made a limited number of changes for Fiscal 2015.

One change made in Fiscal 2015 related to our annual cash incentive program (the “IC Program”) under the Company’s Incentive Compensation Performance Plan (the “Incentive Plan”). The Compensation and Organization Committee changed the structure of the IC Program for the named executive officers (“NEOs”) and other members of the Leadership Team to provide more flexibility during a year of leadership transition and a challenging retail climate. The approach for Fiscal 2015 was designed to provide the Compensation and Organization Committee with the opportunity in an uncertain year to reward (or decline to reward) NEOs and selected other senior executives as appropriate based on performance, in alignment with stockholder interests.

Under the IC Program, the Compensation and Organization Committee established a minimum performance hurdle that must be met before annual cash incentives can be earned. Once the minimum performance hurdle for Fiscal 2015 was achieved, the IC Program enabled the Compensation and Organization Committee to evaluate Company financial performance as measured by adjusted Earnings Before Interest and Taxes (“EBIT”), with upward or downward adjustments for holistic achievement on a basket of strategic and operational performance measures and individual performance:

With respect to long-term incentives in Fiscal 2015, NEOs serving as members of the Office of the Chairman at the time of the annual grant of awards in March of 2015 were granted 50% of their total award in the form of performance share awards (“PSAs”), 25% in the form of stock appreciation rights (“SARs”) and 25% in the form of time-based restricted stock units (“RSUs”). Other members of the Leadership Team were granted 33 1/3% of their total award in the form of PSAs, 33 1/3% in the form of SARs and 33 1/3% in the form of time-based RSUs. The Compensation and Organization Committee determined that this mix of awards effectively balances critical performance metrics and objectives for retention as summarized below.

Key Incentive Elements	Short-Term Incentive	Long-Term Incentives

Form of Compensation Delivered	Annual IC Program under the Incentive Plan • Cash award	Equity Incentives • PSAs, SARs and RSUs

Performance Metrics

•     Company Performance Scorecard

➢    Company Financial Metric: Adjusted EBIT

➢    Strategic/Operational Measures: Customer Experience, Associate/Workplace Satisfaction, Retention, Diversity, Talent Development and Succession

•     Individual Performance

•     for PSAs:

➢    50% Relative Total Stockholder Return (“TSR”) vs. the S&P Retail Select Industry Index

➢    50% Return on Invested Capital (“ROIC”)

➢    Subject to 3-year cliff vesting

•     SARs and RSUs vest ratably over 4 years

Pay for Performance Alignment

As discussed beginning on page 58 of the Proxy Statement under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — Pay for Performance Culture”, Fiscal 2015 was a year of tremendous change as the Company worked to reposition its brands during a difficult retail climate and in the context of significant changes in leadership.

The Company’s compensation programs are closely aligned with the Company’s performance. Annual cash incentive payments under the IC Program reflected the Compensation and Organization Committee’s evaluation of Company financial performance at 85% of target, as well as the assessment of individual performance. Performance periods associated with most outstanding PSAs have not been completed, but most awards were trending below target at the end of Fiscal 2015. In addition, the threshold goal with respect to improvement in EBIT margin (“EBIT Margin Improvement”) for the second tranche of PSAs granted to NEOs in Fiscal 2014 was not achieved and that portion of those PSA awards was forfeited.

Short-Term Incentives Earned for NEOs		PSAs earned by NEOs
Fiscal 2015

•  Company Performance Factor — 85% of target based on performance against adjusted EBIT goals and strategic and operational performance measures

•  Individual awards ranging from 0% to 131% of target, depending on individual performance

•  Average individual award of 91% of target

	Fiscal 2015 – Fiscal 2017	• PSAs tied to Relative TSR trending at target • PSAs tied to ROIC trending below target
	Fiscal 2014 – Fiscal 2016	• PSAs tied to Relative TSR trending below target • PSAs tied to Return on Equity (“ROE”) trending below threshold • 2nd tranche of PSAs tied to EBIT Margin Improvement forfeited

Our Commitment to Best Practices in Corporate Governance

In addition to the changes in our organization and in our executive compensation programs discussed above, we have made many changes to our policies and practices related to corporate governance and executive compensation. We have consistently followed best practices in corporate governance. We have:

•	Adopted majority voting in uncontested director elections.

•	Adopted the phased declassification of our Board, which was completed at the 2014 Annual Meeting of Stockholders.

•	Adopted stock ownership guidelines for executive officers and directors.

•	Adopted a director resignation policy.

•	Adopted a director retirement policy.

•	Recommended, and our stockholders adopted, an annual “Say on Pay” vote.

•

Implemented a stringent “clawback” policy that allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•

Implemented a comprehensive derivatives and hedging policy as well as an anti-pledging policy that prohibits directors and officers, among others, from hedging and pledging any equity securities of the Company held by them.

•	Adopted a director confidentiality policy.

•	Accelerated the expiration of the Company’s preferred stock purchase rights from the close of business on July 16, 2018 to the close of business on January 28, 2014.

•	Established an Enterprise Risk Management Committee comprised of senior management of the Company.

•	Implemented the “Notice & Access” framework for delivery of proxy materials to stockholders in connection with the solicitation of proxies on behalf of our Board for use at the 2016 Annual Meeting.

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 2, 2016

TO OUR STOCKHOLDERS:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) will be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 16, 2016, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.  To elect ten directors, each to serve for a term of one year to expire at the 2017 Annual Meeting of Stockholders.

2.  To approve amendments to the Company’s Amended and Restated Bylaws to implement “proxy access.”

3.  To approve the advisory resolution on executive compensation.

4.  To approve the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors.

5.  To approve the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates.

6.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017.

7.  To consider one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

8.  To transact any other business which properly may be brought before the Annual Meeting.

The Proxy Statement accompanying this Notice of Annual Meeting of Stockholders describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on April 18, 2016, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and vote at, the Annual Meeting. All stockholders are invited to attend the Annual Meeting, although only stockholders of record will be entitled to vote at the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 2, 2016 to stockholders of record at the close of business on April 18, 2016. The Notice contains information on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

Robert E. Bostrom

Senior Vice President, General Counsel

and Corporate Secretary

YOUR VOTE IS IMPORTANT

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Have available the information that is printed in the box marked by the arrow provided in your Notice and visit: www.proxyvote.com. You may visit www.proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Daylight Time, on June 15, 2016.

To request and receive a PAPER or E-MAIL copy:

You MUST request a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) By Internet:	www.proxyvote.com
(2) By Telephone:	1-800-579-1639
(3) By E-Mail*:	sendmaterial@proxyvote.com

*	If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow provided in your Notice. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 2, 2016 to facilitate timely delivery of the proxy materials.

Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

PROXY STATEMENT

Dated May 2, 2016

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) for use at the 2016 Annual Meeting of Stockholders to be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 16, 2016, at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting” or the “2016 Annual Meeting”). On or about May 2, 2016, we began mailing to holders of record of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the close of business on April 18, 2016, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Stockholders, this Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 (“Fiscal 2015”) over the Internet.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor using the contact information listed below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)

Stockholders May Call: (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 16, 2016 at 10:00 a.m., Eastern Daylight Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. All references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “Abercrombie & Fitch” refer to Abercrombie & Fitch Co.

Why am I being provided this Proxy Statement?

We are required by the Securities and Exchange Commission (the “SEC”) to give you, or provide you access to, this Proxy Statement because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. The Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Jonathan E. Ramsden and Robert E. Bostrom have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.

What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Specifically, stockholders will be asked to: (1) elect ten directors to the Board; (2) approve amendments to the Company’s Amended and Restated Bylaws to implement “proxy access”; (3) approve the advisory resolution on executive compensation; (4) approve the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors; (5) approve the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates; (6) ratify the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the fiscal year ending January 28, 2017 (“Fiscal 2016”); and (7) consider and vote upon one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

Proposal 1 — Election of Directors

The Company and its stockholders have implemented majority voting for uncontested director elections, which the Board expects to be the case at the Annual Meeting. In an uncontested election of directors, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Proposal 2 — Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”

The affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon is required for approval of the proposed amendments. Abstentions and broker non-votes will have the effect of votes “AGAINST” the proposal.

Proposal 3 — Advisory Vote to Approve Executive Compensation

This advisory vote is non-binding but the Board and our Compensation and Organization Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 4 — Approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors

The approval of the Abercrombie & Fitch Co. 2016 Long-Term incentive Plan for Directors (also referred to as the “2016 Directors LTIP”) requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 5 — Approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates

The approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (also referred to as the “2016 Associates LTIP”) requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 6 — Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 7 — Stockholder Proposal on a Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers Upon a Change in Control

The approval of the stockholder proposal described under the caption “PROPOSAL 7 — STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL” requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the stockholder proposal.

What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	“FOR” the election of each of the ten director nominees listed under the caption “PROPOSAL 1 — ELECTION OF DIRECTORS,” beginning on page 21 of this Proxy Statement;

•

“FOR” the approval of the amendments to the Company’s Amended and Restated Bylaws to implement “proxy access,” as described in “PROPOSAL 2 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED BYLAWS TO IMPLEMENT ‘PROXY ACCESS,’” beginning on page 51 of this Proxy Statement;

•

“FOR” the approval of the advisory resolution on executive compensation, as described under the caption “PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION,” beginning on page 55 of this Proxy Statement;

•

“FOR” the approval of the 2016 Directors LTIP, as described under the caption “PROPOSAL 4 — APPROVAL OF THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS,” beginning on page 89 of this Proxy Statement;

•

“FOR” the approval of the 2016 Associates LTIP, as described under the caption “PROPOSAL 5 — APPROVAL OF THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES,” beginning on page 98 of this Proxy Statement;

•

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2016, as described under the caption “PROPOSAL 6 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,” beginning on page 112 of this Proxy Statement; and

•

“AGAINST” the stockholder proposal described under the caption “PROPOSAL 7 — STOCKHOLDER PROPOSAL ON A POLICY REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL,” beginning on page 112 of this Proxy Statement.

Who can vote at the Annual Meeting?

Only holders of shares of the Company’s Common Stock of record at the close of business on April 18, 2016 (the “Record Date”) or such stockholders’ proxies are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on the Record Date, there were 67,592,998 shares of Common Stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Each stockholder is entitled to one vote on each matter voted upon at the Annual Meeting for each share of Common Stock held. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares at the close of business on the Record Date.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 16, 2016 at 10:00 a.m., Eastern Daylight Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until 9:00 a.m., Eastern Daylight Time. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your account statement showing that you owned our Common Stock as of April 18, 2016, a copy of the voting instruction form provided by your brokerage firm, bank or other nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for Fiscal 2015 (our “Fiscal 2015 Form 10-K”), by providing access to such documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered stockholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered stockholders may vote their shares on the Internet. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our shares to the website where they can access our proxy materials should be forwarded to each beneficial stockholder by the brokerage firm, bank or other holder of record who is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank or other holder of record should also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.

To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If, at the close of business on April 18, 2016, your shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please direct your broker how to vote your shares following the instructions provided by your broker.

How do I vote my shares?

If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):

•	Over the Internet. Go to www.proxyvote.com.

You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 15, 2016. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

•	By telephone. Call 1-800-690-6903.

You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 15, 2016. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

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By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 15, 2016 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. Registered stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from the brokerage firm, bank or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.

If I am a stockholder holding shares in “street name,” how do I vote?

If you hold your shares in “street name” with a brokerage firm, bank or other nominee, the holder of record will send you instructions on how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.

If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or other nominee.

What is a “broker non-vote”?

A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under the rules of the New York Stock Exchange (“NYSE”) set forth in the NYSE Listed Company Manual (the “NYSE Rules”), your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.

How can I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	signing and returning a new proxy card with a later date — only your latest proxy card received by June 15, 2016, will be counted;

•	submitting a late-dated vote by telephone or via the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on June 15, 2016, will be counted;

•	attending the Annual Meeting and voting by ballot in person; or

•	delivering a written revocation to our Corporate Secretary at 6301 Fitch Path, New Albany, Ohio 43054, to be received no later than June 15, 2016.

If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Who is paying for the cost of this proxy solicitation?

This solicitation of proxies is made by and on behalf of our Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and our Fiscal 2015 Form 10-K) to registered stockholders as of the close of business on the Record Date, the brokers, banks and other nominees holding our shares for beneficial owners must provide a notice as to where they can access our proxy materials to persons for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers and select other Company employees or, as referred to by the Company, “associates” of the Company telephonically, electronically or by other means of communications. Directors, officers and associates who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies for a fee of $15,000, plus out-of-pocket expenses.

The Company will reimburse Innisfree, as well as brokerage firms, banks and other custodians, fiduciaries and nominees, who are record holders of shares of our Common Stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to stockholders.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. If you are a registered stockholder and submit a proxy, your shares of Common Stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of Common Stock are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares of Common Stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

How are votes tabulated?

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently ten directors serving on the Board, all of whose terms expire at the Annual Meeting.

Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board has unanimously nominated Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (altogether, the “Nominees”) for election as directors at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term expiring at the 2017 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Nominees, unless otherwise instructed on the form of proxy. It is expected that all of the Nominees will be able to serve. However, if before the election, one or more of the Nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining Nominees and for any substitute nominees chosen by the Board, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

The Board recommends that you vote “FOR” each of the Nominees to be elected for a one-year term expiring at the 2017 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

Majority Vote Standard in Uncontested Director Election

In an uncontested election of directors, which we expect to be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast. Proxies may not cast votes for more than ten nominees.

The Board has adopted a resignation policy, included in the Company’s Corporate Governance Guidelines, which requires that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation, and outlines the procedures by which the Board will consider whether to accept such resignation. The resignation policy provides:

•	an incumbent director who fails to receive the required number of votes for re-election must offer to resign;

•

the Nominating and Board Governance Committee and the Board will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination;

•

if the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s death, resignation or removal;

•	if the Board accepts the resignation, the Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board; and

•	the Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Nominees

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 18, 2016, of each Nominee has been furnished to the Company by such Nominee.

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Arthur C. Martinez (76)

Mr. Martinez has served as the Chairman of the Board of the Company since January 27, 2014 and currently serves as the Executive Chairman of the Board of the Company (also referred to as Company Chairman), a position he has held since December 8, 2014. He is also a member of the Office of the Chairman of the Company (serving as the representative of the Board) and serves as Chair of our Executive Committee. From January 27, 2014 to December 7, 2014, Mr. Martinez served as Non-Executive Chairman of the Board of the Company. Mr. Martinez retired in 2000 as Chairman of the Board and Chief Executive Officer of Sears, Roebuck and Co. (“Sears”), positions he had held since 1995. From 1992 to 1995, he served as Chairman and Chief Executive Officer of the former Sears Merchandise Group, the retail arm of Sears. Prior to his tenure at Sears, Mr. Martinez served in various capacities at Saks Fifth Avenue, Inc. (“Saks”), an apparel and related products retailer, and Saks’ parent company through 1990, BATUS, Inc. He served as Vice Chairman and a member of the Board of Directors of Saks from 1990 to 1992. From 1987 to 1990, Mr. Martinez was Group Chief Executive for the retail division of BATUS, Inc. (responsible for Saks, Marshall Field’s and other chains) and served as a member of the BATUS, Inc. Board of Directors and Executive Committee. He served as Executive Vice President for Administration of Saks from 1984 to 1987 and as Senior Vice President and Chief Financial Officer of Saks from 1980 to 1984. Mr. Martinez also served as Chairman of the Board of the Federal Reserve Bank of Chicago from 2000 to 2002 and as a Director from 1996 to 2002. Mr. Martinez also serves as Chairman of the Board of HSN, Inc., an interactive multi-channel retailer, a position he has held since 2008. In the past five years, Mr. Martinez served as a director of American International Group, Inc. from 2009 until his retirement on May 13, 2015; International Flavors & Fragrances Inc. from 2000 until his retirement on May 6, 2015; IAC/InterActiveCorp from 2005 to 2014; Kate Spade & Company (formerly known as Fifth & Pacific Companies, Inc.) from 2001 to 2014; PepsiCo, Inc. from 1999 to 2012; and ABN AMRO Holding N.V. from 2002 to 2010, where he served as Chairman from 2006 until 2010. He also previously served as a director of Amoco Corporation, Ameritech Corporation and Martha Stewart Living Omnimedia, Inc. In addition to his for profit affiliations, Mr. Martinez serves as a Trustee of Greenwich Hospital, The Norton Museum of Art, the Maine Coast Heritage Trust, Northwestern University and the Chicago Symphony Orchestra.

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
	Mr. Martinez’s significant experience working in the retail industry and advising and counseling members of senior management makes him a valuable resource to our executive officers. As a result of his significant professional experience with Sears and Saks in the retail environment, Mr. Martinez is very familiar with issues related to business strategy, leadership, marketing, finance and operations faced by the Company. Mr. Martinez’s service on the boards of several leading public companies enables him to provide critical corporate governance, compliance and compensation insights as well as ensure that the Company’s Board meetings are efficiently and effectively run.

James B. Bachmann (73)

Mr. Bachmann retired in 2003 as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, after serving in various management and audit engagement partner roles with the firm. Mr. Bachmann currently serves as the Lead Independent Director and Chair of the Audit Committee of Lancaster Colony Corporation, a company which manufactures and markets food products and for which he has served as a director since 2003.

Mr. Bachmann currently serves as Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee and our Executive Committee. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face. In addition, his operational experience as the Managing Partner of Ernst & Young’s Columbus, Ohio office provides us with valuable operational insights.

		2003

Bonnie R. Brooks (62)	Since February 2014, Ms. Brooks has served as Vice Chair of Hudson’s Bay Company, a North American retailer based in Toronto, Ontario that offers a wide selection of branded merchandise in Canada, the United States and Germany through six banners. In Canada, the operations include Hudson’s Bay, Canada’s largest national branded department store chain, and Home Outfitters, a kitchen, bed and bath superstore chain; in the United States, the operations include the Lord & Taylor chain of upscale, specialty retail department stores, the Saks Fifth Avenue chain of department stores and Saks Off Fifth, a discount store operation; and in Germany, the operations include the Kaufhof chain of department stores. From February 2012 to January 2014, Ms. Brooks served as President of Hudson’s Bay Company and from September 2008 to February 2012, she served as President and Chief Executive Officer of Hudson’s Bay Department Stores. Prior to her tenure with Hudson’s Bay Company, Ms. Brooks served from 2003 to 2008 as President of Lane Crawford Joyce Group Ltd., the owner and operator of more than 500 Asia-based chains of fashion department stores selling designer clothes for men and women. From 2000 to 2002, Ms. Brooks served as the Global Merchandise Director (handling the Harvey Nichols UK and ST Dupont France brands) for	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

	Dickson Concepts (International) Limited. From 1998 to 2000, she was Senior Vice President of Lane Crawford Joyce Group Ltd. and based in Hong Kong. Prior to joining Lane Crawford Joyce Group Ltd., Ms. Brooks was at Holt Renfrew & Company, a Canada-based fashion department store, as Senior Vice President from 1996 to 1998 and Executive Vice President/General Merchandise Manager from 1980 to 1991; and as Editor-in-Chief from 1994 to 1996 of Flare, a Canadian fashion magazine. Ms. Brooks has served as a director of Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development, since 2012; as a member of the board of trustees of RioCan Real Estate Investment Trust, a North American real estate owner and operator, since 2013; as a director of Rogers Communications Inc., a Canadian diversified communications and media company, since April 2015; as a director of Alignvest Acquisition Corporation, a Special Purpose Acquisition Corporation, since July 2015; as the Chair of the Board of Trustees of Royal Ontario Museum, since 2013; and as a member of the Board of camh Foundation (Canada), since 2012. From 2009 to 2011, she also served as a director of Indigo Books & Music, Inc., a Canadian retail bookstore chain.

	Ms. Brooks currently serves as a member of our Nominating and Board Governance Committee. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada, Europe and Asia. In addition, as a native and current resident of Canada having tenure with Canada-based, Asia-based and U.K.-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

Terry L. Burman (70)	From May 2013 to May 2014, Mr. Burman served as Chairman of the Board and as a director of Zale Corporation, a specialty retailer of fine jewelry in North America. Since December 2015, he has served as Chairman of the Board of Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States. Mr. Burman has served as a director of Tuesday Morning Corporation since February 2013; as a director of Learning Care Group, a privately-held company operating over 900 learning and daycare centers in the United States, since July 2014; and as a board member since July 2004 and as Chairman of the Board from July 2013 to June 2015 of the St. Jude Children’s Research Hospital Board of Governors and a board member of ALSAC, the fundraising organization of St. Jude, since July 2004. He also served on the Board of Directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 to October 2013,	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

and on the Board of Directors of ACCESS, an organization providing housing, food and counseling to homeless women and their children in Akron, Ohio, from 1996 to 2012. Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited (“Signet”), a specialty jewelry retailer, from 2000 to 2011. Mr. Burman joined Signet in 1995 as Chairman and Chief Executive Officer of Sterling Jewelers, Inc., a U.S. division of Signet. He served as a director of Signet from 1996 to 2011. Prior to joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry’s Jewelers, Inc., which now does business as Samuels Jewelers, from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel.

Mr. Burman currently serves as the Chair of our Nominating and Board Governance Committee and as a member of our Compensation and Organization Committee. Mr. Burman’s experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

Sarah M. Gallagher (64)	From August 2014 to August 2015, Ms. Gallagher served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. In this role, she was acting as interim chief executive officer with responsibility for the wholesale, stores and e-commerce businesses. Ms. Gallagher served as President of Ralph Lauren North America e-Commerce from April 2007 until April 2013 and as President of Ralph Lauren Media LLC, Polo.com from November 2001 to March 2007, where she led all aspects of Ralph Lauren’s e-Commerce business for 12 years. Ms. Gallagher joined Ralph Lauren Media in 2001, when e-Commerce was a joint venture with NBC and Ralph Lauren Corporation, a global designer, manufacturer, distributor and retailer of lifestyle products. Under Ms. Gallagher’s leadership, the Ralph Lauren e-Commerce business became an industry leader and consistently outpaced the industry growth rate. After establishing Ralph Lauren’s web presence, including RalphLauren.com and Rugby.com in the United States, Ms. Gallagher and the U.S. digital team collaborated with the European digital team to oversee Ralph Lauren’s expansion into the European markets, including successful launches of e-Commerce sites in the United Kingdom, Germany and France. Prior to her tenure with the Ralph Lauren organization, Ms. Gallagher served from 1997 to 2001, as Senior Vice President, Banana Republic Direct and Senior Vice President, Gap Direct, divisions of Gap, Inc., an international retailer offering clothing, accessories and personal care products under the Gap, Banana Republic and Old Navy brand names, where she was directly responsible for the launch of the Banana Republic catalog, website and all aspects of its e-Commerce	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

business. Prior to joining Gap, Inc., Ms. Gallagher served as Vice President, Apparel, Jewelry and Accessories, from 1996 to 1997 for Avon Products, Inc., a direct seller of beauty and related products; Vice President and General Merchandise Manager, Intimate Apparel from 1985 to 1995 and then Executive Vice President, Merchandising from 1995 to 1996, of Victoria’s Secret Catalogue, a direct sales channel for Victoria’s Secret Stores; and in various roles from 1971 to 1985 with Lord & Taylor, an upscale, specialty retail department store chain in the United States, including serving as Divisional Merchandise Manager, Intimate Apparel, from 1983 to 1985.

Ms. Gallagher currently serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand its focus on direct-to-customer business opportunities, both within the United States and internationally.

Michael E. Greenlees (69)

Mr. Greenlees currently serves as a member of the Board of Directors and as an Executive Director of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community and is listed on the London Stock Exchange’s AIM market. He previously served as Chief Executive Officer of Ebiquity plc from 2007 to December 2015. Mr. Greenlees was one of the original founding partners of Gold Greenlees Trott, or The GGT Group plc, an international advertising and marketing group. The GGT Group plc was listed on the London Stock Exchange in 1986 at which time Mr. Greenlees became Chairman and Chief Executive Officer, a role he occupied for over 10 years until the company’s sale to Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses, in 1998. At that time, Mr. Greenlees joined the Board of Directors of Omnicom Group Inc. and served as President and Chief Executive Officer of TBWA Worldwide Inc., a subsidiary with offices in nearly 70 countries. In 2001, Mr. Greenlees became Executive Vice President of Omnicom Group Inc. and served in that role until 2003. From 2004 to 2006, he served as Chief Executive Officer of FastChannel Network, Inc., a software solutions business targeting the advertising and media community. Mr. Greenlees has served on the boards of several public companies, including Omnicom Group Inc., Hewitt Associates Inc. and Ebiquity plc.

Mr. Greenlees currently serves as Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. Mr. Greenlees’ experience in the role of Chief Executive Officer of Ebiquity plc and service with several public companies, in addition to his significant experience within the global media and marketing community, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

2011

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Archie M. Griffin (61)

Since June 30, 2015, Mr. Griffin has served as Senior Advisor within the Office of Advancement at The Ohio State University. From July 2010 until June 30, 2015, Mr. Griffin served as the Senior Vice President of Alumni Relations at The Ohio State University. Mr. Griffin also served as President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. from January 2004 until June 30, 2015 and as an ex-officio member of the Board of Directors of The Ohio State University Foundation from January 2004 until June 30, 2015. Mr. Griffin served as the Associate Director of Athletics at The Ohio State University from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin has served as a director of Motorists Mutual Insurance Company since 1991 and the Ohio Auto Club since 1992. Mr. Griffin has also served as a member of the Board of the Columbus Youth Foundation (Vice Chair) since 1991 and as a member of the Board of the National Football Foundation since 2006.

Mr. Griffin currently serves as Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

2000

Charles R. Perrin (70)

Mr. Perrin served as the non-executive Chairman of The Warnaco Group, Inc., a company which designed, sourced, marketed, licensed and distributed a broad line of intimate apparel, sportswear and swimwear products worldwide, from March 2004 to February 2013. He has served as a director of Campbell Soup Company, which manufactures and markets soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products, since 1999. He also serves as a Trustee of Save the Children International.

Mr. Perrin currently serves as a member of our Audit and Finance Committee and our Compensation and Organization Committee. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. In January 1998, he joined Avon Products, Inc., a global manufacturer and marketer of beauty and related products, as Vice Chairman and Chief Operating Officer, and served as Chief Executive Officer of that company from June 1998 to November 1999. From 1994 to 1996, he was Chairman and Chief Executive Officer of Duracell International, Inc., a manufacturer and marketer of various battery types primarily under the DURACELL® brand. He joined Duracell as President of Duracell USA, and later held a number of other executive positions, including President and Chief Operating Officer of Duracell International, Inc. from 1992 to 1994. He previously worked at Chesebrough Pond’s, Inc., where he held a series of sales, marketing and general management positions and served as President of the Packaged Food Division. Mr. Perrin began his business career at General Foods Corporation. His extensive background in retail, sales and marketing are very valuable to the Company.

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

Stephanie M. Shern (68)

From 1995 to April 2001, Mrs. Shern was the Vice Chairman and a Partner with Ernst & Young LLP, a member of Ernst & Young’s board and management committee and the Global Director of Retail and Consumer Products. Also during that time and from 1981, she was a partner at Ernst & Young serving various clients in the retail and consumer sectors. Mrs. Shern was with Ernst & Young for over 30 years. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director and Chair of the Audit Committee and a member of the Remuneration Committee of Koninklijke Ahold N.V. (Royal Ahold), a Dutch-based international retailing group that operates supermarkets in the United States and Europe; and a director and Chair of the Audit Committee of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer, where she also served as the Lead Independent Director from 2005 to 2015. During the past five years, Mrs. Shern has served as a director of CenturyLink, Inc.; Embarq Corporation; The Scotts Miracle-Gro Company; Sprint Nextel Corporation; and Nextel Communications, Inc. Additionally, she is a founding member of the Lead Director Network, a peer group of lead directors sponsored by King & Spalding and convened by Tapestry Networks, and a founding member of the Southwest Region of the United States Audit Committee Network, a peer group of Audit Committee chairs sponsored by Ernst & Young and convened by Tapestry Networks.

Mrs. Shern currently serves as a member of our Audit and Finance Committee. Mrs. Shern spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad. As a result, she has very strong leadership, international, marketing/consumer industry and retail experience. As a CPA and Chair of the Audit Committee of each of GameStop Corp. and Koninklijke Ahold N.V. (Royal Ahold), and the former Chair of the Audit and Finance Committee of The Scotts Miracle-Gro Company, Mrs. Shern has extensive financial experience.

		2014

Craig R. Stapleton (71)	Since January 2009, Mr. Stapleton has served as Senior Advisor to Stone Point Capital, a private equity firm. Mr. Stapleton served as United States Ambassador to France from 2005 to 2009. He also served as United States Ambassador to the Czech Republic from 2001 until 2004. Mr. Stapleton served as President of Marsh and McLennan Real Estate Advisors of New York, a commercial real estate firm, from 1982 until 2001. He has been a co-owner of the St. Louis Cardinals baseball team since July 2009 and was a co-owner of the Texas Rangers baseball team from 1989 until 1998. Mr. Stapleton has served on the Board of Directors of Flamel Technologies, S.A. since July 2011 (becoming Chairman of the Board in July 2014). He also has served as a member of the Board of Directors of the George W. Bush Presidential Library and Foundation since January 2006, and as a member of the Board of Directors of the National September 11 Memorial & Museum at the World Trade Center (9/11 Memorial) since January 2009. Mr. Stapleton also currently serves as a director of two private companies: Carlile Bancshares, Inc. and C3/CustomerContactChannels.	2009

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
Mr. Stapleton currently serves as a member of our Audit and Finance Committee, our Compensation and Organization Committee, our Executive Committee and our Nominating and Board Governance Committee, and served as the Company’s Lead Independent Director from February 23, 2010 to January 27, 2014. During his service as the Company’s first Lead Independent Director, Mr. Stapleton exemplified strong, effective leadership as the complexity of the issues faced by the Company continued to increase as the Company expanded internationally. Mr. Stapleton’s experience as an United States Ambassador to several countries in Europe provides a valuable perspective while the Company continues its international expansion. His real estate and private equity backgrounds give him a broad perspective on real estate and capital strategies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF

THE NOMINEES IDENTIFIED ABOVE.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Policy”), which is administered by the Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Policy is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of our subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to the Policy, a “related person” is any person:

•

who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual, at any time since the beginning of the Company’s last fiscal year; or

•

who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock, or an immediate family member of a beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual had, has or may have, in a related person transaction. Each director, director nominee and executive officer also completes a questionnaire on an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by the Company or one of our subsidiaries must be reported by the Company’s management to the Company’s General Counsel. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with the Company’s management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring compliance with the Policy.

Pursuant to the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Nominating and Board Governance Committee for

approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Nominating and Board Governance Committee prior to the effective date or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable under the circumstances, the Nominating and Board Governance Committee will review and, in its discretion, may ratify the transaction at that Committee’s next meeting. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Nominating and Board Governance Committee will promptly review the transaction, including the relevant facts and circumstances, and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action that the Nominating and Board Governance Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Nominating and Board Governance Committee may only approve or ratify those transactions that the Committee determines to be in the Company’s best interests. In making this determination, the Nominating and Board Governance Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	the approximate dollar value of the related person’s interest in the transaction without considering the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of the business of the Company or the applicable subsidiary of the Company;

•	whether the terms of the transaction are no less favorable to the Company or the applicable subsidiary of the Company than terms that could be reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to the Company or the applicable subsidiary of the Company;

•	the impact of the transaction on the related person’s independence; and

•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

Any related person transaction previously approved or ratified by the Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Nominating and Board Governance Committee annually.

Pursuant to the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Nominating and Board Governance Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s Common Stock if all stockholders receive the same benefit on a pro rata basis;

•

compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation has been approved, or recommended to the Board for approval, by the Compensation and Organization Committee;

•	compensation to a director of the Company for services as a director if the compensation is required to be reported in the Company’s proxy statement;

•	interests deriving solely from a related person’s position as a director of another corporation or organization that is a party to the transaction;

•

interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, an officer or an associate has an interest in a transaction to which the Company or one of our subsidiaries is a party. If a potential conflict of interest arises concerning an officer or a director of the Company, all information regarding the issue is to be reported to the Company’s Chief Ethics and Compliance Officer and the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to the Nominating and Board Governance Committee for review and disposition.

Transactions with Related Persons in Fiscal 2015

In Schedule 13G/A filings made with the SEC, FMR LLC has reported beneficial ownership of more than 5% of the Company’s outstanding Common Stock. Fidelity Investments Institutional Operation, Inc. and Fidelity Workplace Services LLC, affiliates of FMR LLC, provide record-keeping and administration services for the Abercrombie & Fitch Co. Associate Stock Purchase Plan, the Abercrombie & Fitch Co. Director’s Deferred Compensation Plan, the Company’s long-term incentive plans, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan and the Abercrombie & Fitch Co. Savings and Retirement Plan. The agreements with Fidelity Investments Institutional Operation, Inc. and Fidelity Workplace Services LLC were negotiated in arm’s-length transactions and the beneficial ownership by FMR LLC of shares of the Company’s Common Stock plays no role in the business relationship between the Company and Fidelity Investments Institutional Operation, Inc. and Fidelity Workplace Services LLC. In addition, the Company believes the respective agreements represent standard terms and conditions for record-keeping and administration services. For providing these services, Fidelity Investments Institutional Operation, Inc. and Fidelity Workplace Services LLC received fees in Fiscal 2015 totaling approximately $256,200. These services were reviewed and approved in accordance with the Policy.

Based on information provided by the directors, the executive officers and the legal department of the Company, the Nominating and Board Governance Committee determined that there are no material related person transactions required to be disclosed in this Proxy Statement with respect to the directors or the executive officers of the Company or their respective immediate family members. The Company indemnifies the directors and the officers of the Company to the fullest extent permitted by the laws of Delaware against personal liability in connection with their service to the Company. This indemnification is required under the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.

Director Independence

The Board has reviewed, considered and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether such director meets the independence requirements of the applicable NYSE Rules. The Board has determined that all ten of the current directors qualify as independent under the applicable NYSE Rules. Specifically, the Board has determined that each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Arthur C. Martinez, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. In the course of reaching these determinations, the Board considered among other things:

•

Mr. Bachmann and Mrs. Shern are former partners with Ernst & Young LLP, retiring in 2003 and 2001, respectively. The Company and our subsidiaries from time to time engage Ernst & Young LLP for non-audit services, primarily in the nature of tax compliance services, information technology consulting, and consulting in respect of discrete nominal tax and accounting projects. In Fiscal 2015, the fiscal year ended January 31, 2015 (“Fiscal 2014”) and the fiscal year ended February 1, 2014 (“Fiscal 2013”), the Company and our subsidiaries paid Ernst & Young LLP approximately $202,000, $269,000 and $1,866,000, respectively, in fees. As retired partners with respect to Ernst & Young LLP, neither Mr. Bachmann nor Mrs. Shern has any direct or indirect interest in the business relationship or transactions between Ernst & Young LLP and the Company and our subsidiaries.

•

Mr. Martinez served as a director of American International Group, Inc. (“AIG”) from 2009 until his retirement on May 13, 2015. The Company and our subsidiaries have, from time to time, purchased insurance through subsidiaries of AIG, the premiums for which have not exceeded $1,200,000 in any year since the beginning of Fiscal 2013. Mr. Martinez’s only interest in the underlying business relationship arose from his service as a director of AIG.

•

Mr. Griffin is currently serving as Senior Advisor within the Office of Advancement at The Ohio State University, after having served as the Senior Vice President of Alumni Relations at The Ohio State University, President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. and an ex-officio member of the Board of Directors of The Ohio State University Foundation until June 30, 2015. The Company will, subject to certain conditions, facilitate gifts which could aggregate up to $10,000,000 over no more than ten years (2007 to 2016) to The Ohio State University Foundation, which gifts are contemplated to be allocated to The Ohio State University Wexner Medical Center. To date, the Company has donated approximately $9,658,000 pursuant to this arrangement. Mr. Griffin was not involved, directly or indirectly, in the solicitation of these gifts to The Ohio State University Foundation. Since the beginning of Fiscal 2013, the Company has paid The Ohio State University fees associated with several on-campus associate recruitment activities, the aggregate amount of which has not exceeded $53,000 over a three-year period. Mr. Griffin was not personally involved, directly or indirectly, in the determination as to whether to participate in these activities.

•

Since the beginning of Fiscal 2013, the Company has made other charitable contributions to certain charitable organizations with which one or more of the directors of the Company or their immediate family members are affiliated. None of these charitable contributions has exceeded $50,000 in any year within this period.

There are no family relationships among any of the current directors and executive officers of the Company. Please see the text under the caption “EXECUTIVE OFFICERS OF THE REGISTRANT” at the end of “ITEM 1. BUSINESS” in Part I of the Company’s Fiscal 2015 Form 10-K for information about the Company’s executive officers.

The Board previously reviewed, considered and discussed the relationships, both direct and indirect, between the Company and Diane L. Neal, who served as a director of the Company during Fiscal 2015 from February 1, 2015 to June 18, 2015, in order to determine whether she met the independence requirements of the NYSE Rules during her period of service as a director in Fiscal 2015. The Board determined that Ms. Neal had no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules.

Meetings of and Communications with the Board

The Board held ten meetings of the full Board and nine meetings of the non-management directors (in the form of executive sessions scheduled as agenda items at regularly scheduled in-person meetings of the Board) during Fiscal 2015. All of the incumbent directors attended at least 75% of the Board and Board committee meetings they were eligible to attend during Fiscal 2015.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All of the current directors attended the Company’s last annual meeting of stockholders held on June 18, 2015.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly scheduled in-person meeting of the Board. All meetings of non-management or independent directors are presided over by the Company Chairman (who is the Chairman of the Board of the Company, if the Chairman of the Board is not also the Chief Executive Officer of the Company). If the non-management directors include directors who are not independent, then at least once a year, the independent directors of the Company will meet in executive session and the Company Chairman will preside at each executive session.

The Board believes it is important for stockholders and other interested parties to have a process to send communications to the Board and its individual members. Accordingly, stockholders and other interested parties who wish to communicate with the Board, the non-management directors as a group, the independent directors as a group, the Company Chairman, or a particular director may do so by sending a letter to such individual or individuals, in care of the Company’s Corporate Secretary, to the Company’s offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication,” “Stockholder/Interested Party — Independent Director Communication,” “Stockholder/Interested Party — Company Chairman Communication” or “Stockholder/Interested Party — Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, all non-management directors, all independent directors or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Board Leadership Structure

Currently, the Company does not have a Chief Executive Officer or an Interim Chief Executive Officer. On December 8, 2014, our Board appointed Arthur C. Martinez, who was then serving as Non-Executive Chairman of the Board, to serve as Executive Chairman of the Board and Jonathan E. Ramsden, who serves as Chief Operating Officer of the Company, to also serve as Interim Principal Executive Officer of the Company. At that time, the Board also formed the Office of the Chairman, whose members included Arthur C. Martinez, Jonathan E. Ramsden, Christos E. Angelides and Fran Horowitz, to allow for effective management of the Company during a transition in leadership and move to a brand-based organizational model. The Office of the Chairman is responsible for overseeing and providing strategic direction to management. As a result of his appointment as Executive Chairman of the Board, Mr. Martinez is leading the Office of the Chairman in his capacity as the representative of the Board.

The Company’s Board is currently comprised of ten non-associate directors, all of whom are independent.

The Board has adopted a written description of the duties and responsibilities of a Company Chairman and of a Lead Independent Director (who is appointed if the Chairman of the Board is also the Chief Executive Officer). Mr. Martinez has served as Company Chairman since January 27, 2014. The role of the Company Chairman addresses responsibilities in the areas of Board leadership, management liaison and stockholder outreach. In particular, in his role as Company Chairman, Mr. Martinez has the following duties and responsibilities:

•	calling and presiding over all meetings of the Board, having set in advance the agenda which should take into account issues and concerns of all Board members;

•	presiding over executive sessions of the independent directors, without management present, and facilitating productive and focused discussions;

•	organizing Board discussion items and workflow;

•	establishing procedures to govern the Board’s work, including the annual schedule of the Board;

•	establishing agendas for all Board meetings, in collaboration with the Chief Executive Officer, if any;

•	consulting with all directors concerning Board agendas and information provided to the Board;

•	overseeing the distribution of information to directors to enable the Board’s monitoring of the Company’s performance and the performance of management of the Company;

•	promoting effective communications between the Board and management of the Company on developments occurring between Board meetings;

•	working with the Chair of the Nominating and Board Governance Committee with respect to the recruitment, selection and orientation of new Board members and Board committee composition;

•	leading the Board’s review of the succession plan for the Chief Executive Officer (if any) and other key senior executives;

•

discussing the Company’s executive compensation program with the Company’s large institutional stockholders, including input and advice from the Chair of the Compensation and Organization Committee and that Committee’s independent consultant, and reporting any feedback to the Compensation and Organization Committee;

•

coordinating the Board’s self-assessment and evaluation process and ensuring that Board members continually update their skills and knowledge required to fulfill their roles on the Board and on Board committees;

•	coordinating periodic Board input and review of management’s strategic plan for the Company;

•	facilitating the communication between and among the independent directors and management of the Company;

•	briefing the Chief Executive Officer (if any) on issues and concerns arising in the executive sessions of the independent directors;

•	coordinating and chairing the annual Board performance review of the Chief Executive Officer (if any) and communicating the results to the Chief Executive Officer;

•	providing strategic advice to the Chief Executive Officer (if any) on operational and financial matters, as necessary;

•	presiding over annual and special meetings of the Company’s stockholders;

•	facilitating communications with investors on Wall Street, in collaboration with the Chief Executive Officer (if any);

•	ensuring that views of major investors in the Company’s Common Stock are communicated to the Board, in collaboration with the Chief Executive Officer (if any);

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board may from time to time delegate.

The Board has five standing committees: Audit and Finance; Compensation and Organization; Corporate Social Responsibility; Executive; and Nominating and Board Governance. Each of these committees has a separate independent chair. Detailed information about each Board committee and such Board committee’s duties and responsibilities is contained in the section captioned “Committees of the Board” beginning on page 35 of this Proxy Statement.

As noted, the Company does not currently have a Chief Executive Officer or an Interim Chief Executive Officer. The Company believes that the appointment of Mr. Martinez as Executive Chairman of the Board, the

appointment of Jonathan E. Ramsden as Interim Principal Executive Officer, and the formation of the Office of the Chairman, together allow for effective management of the Company’s business. In addition, the Company believes that the independent Company Chairman, together with a Board whose members all qualify as independent including the chairs for each of our Board committees, regularly scheduled executive sessions of the independent directors and written duties and responsibilities for the Company Chairman as well as for each of our standing committees represents the most appropriate Board leadership structure for the Company at this time. This structure demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and the performance of its responsibilities. Experienced and independent Board members oversee the Company’s operations, risks, performance and business strategy. The Board believes that its strong corporate governance practices provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Committees of the Board

The Board has five standing committees — the Audit and Finance Committee, the Compensation and Organization Committee, the Corporate Social Responsibility Committee, the Executive Committee and the Nominating and Board Governance Committee. The current members of these committees are identified in the following table.

Committees of the Board
Director	Audit and Finance	Compensation and Organization	Corporate Social Responsibility	Executive	Nominating and Board Governance
James B. Bachmann	Chair		X	X
Bonnie R. Brooks					X
Terry L. Burman		X			Chair
Sarah M. Gallagher			X		X
Michael E. Greenlees	X	Chair
Archie M. Griffin			Chair		X
Arthur C. Martinez				Chair
Charles R. Perrin	X	X
Stephanie M. Shern	X
Craig R. Stapleton	X	X		X	X
Fiscal 2015 Meetings	15	8	4	2	7

Audit and Finance Committee

The Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). James B. Bachmann, Michael E. Greenlees, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton served as members of the Audit and Finance Committee throughout Fiscal 2015. The Board has determined that each member of the Audit and Finance Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board has also determined that all members of the Audit and Finance Committee are “financially literate” under the applicable NYSE Rules and that each of Messrs. Bachmann, Greenlees and Stapleton and Mrs. Shern qualifies as an “audit committee financial expert” under applicable SEC rules and regulations (“SEC Rules”) by virtue of their respective experience which is described in the section captioned “Nominees” beginning on page 22 of this Proxy Statement. The Board believes that each member of the Audit and Finance Committee is highly qualified to discharge his or her duties on behalf of the Company and our subsidiaries.

The Audit and Finance Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on December 15, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Audit and Finance Committee, in consultation with the Nominating and Board Governance

Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The duties and responsibilities of the Audit and Finance Committee are set forth in its charter. The primary functions of the Audit and Finance Committee are to assist the Board in the oversight of:

•	the integrity of the Company’s financial statements;

•	the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	the compliance by the Company and our subsidiaries with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•	compliance with the Company’s Code of Business Conduct and Ethics;

•	enterprise risk issues and enterprise risk management policies, guidelines and programs;

•	the annual independent audit of the Company’s financial statements; and

•	the review of the financial plans and policies of the Company.

At least annually, the Audit and Finance Committee authorizes the appointment, compensation and retention of the Company’s independent registered public accounting firm and then oversees that firm’s work, including the resolution of disagreements between management of the Company and the Company’s independent registered public accounting firm regarding financial reporting. The Audit and Finance Committee also reviews and discusses with management of the Company and the Company’s independent registered public accounting firm the Company’s financial statements and the related disclosures to be made in the Company’s periodic reports filed with the SEC, and discusses any other matters required to be communicated to the Audit and Finance Committee by the Company’s independent registered public accounting firm under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. At least annually, the Audit and Finance Committee also reviews and discusses with management of the Company, the Company’s General Counsel, the Company’s Chief Ethics and Compliance Officer, the Company’s Chief Audit Executive and the Company’s independent registered public accounting firm, the Company’s processes regarding compliance with legal and regulatory requirements and communication of and compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics.

The Audit and Finance Committee’s annual report relating to Fiscal 2015 begins on page 109 of this Proxy Statement.

Compensation and Organization Committee

The Compensation and Organization Committee provides overall guidance for the Company’s executive compensation policies and approves the amounts and elements of compensation for the Company’s executive officers. Terry L. Burman, Michael E. Greenlees, Charles R. Perrin and Craig R. Stapleton served as members of the Compensation and Organization Committee throughout Fiscal 2015. Diane L. Neal served as a member of the Compensation and Organization Committee during Fiscal 2015 from February 1, 2015 to June 18, 2015. The Board has determined that each current member of the Compensation and Organization Committee qualifies, and that during her period of service in Fiscal 2015 Diane L. Neal qualified, as an independent director under the applicable NYSE Rules, including those specifically applicable to members of the Compensation and Organization Committee.

The Compensation and Organization Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 20, 2014, a copy of which is posted on the

“Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Compensation and Organization Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation and Organization Committee’s charter sets forth the duties and responsibilities of the Compensation and Organization Committee. The primary functions of the Compensation and Organization Committee are to assist the Board in:

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overseeing the Company’s overall compensation structure, policies and programs, discharging the Board’s responsibilities relating to the Chief Executive Officer (if any) and other officers of the Company identified in Rule 16a-1(f) under the Exchange Act (the “Section 16 Officers”), including the Company’s executive officers, as well as other officers as determined by the Compensation and Organization Committee;

•	making recommendations to the Nominating and Board Governance Committee regarding compensation of the non-associate directors of the Company;

•	reviewing and monitoring the Company’s organizational development strategies and practices;

•	reviewing succession plans for the Chief Executive Officer (if any) and other Section 16 Officers, including the executive officers of the Company; and

•	overseeing any and all welfare and retirement benefit plans for associates of the Company.

At least annually, the Compensation and Organization Committee assesses the independence of consultants, outside counsel and other advisors (whether retained by the Compensation and Organization Committee or by management of the Company) that provide advice to the Compensation and Organization Committee and whether the work performed by compensation consultants or other advisors who are involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual proxy statement.

The Compensation and Organization Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in making recommendations relating to executive compensation, are described in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 56 of this Proxy Statement.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of the Company’s attention to issues of social responsibility, including diversity and inclusion, health and safety, human rights, environmental and philanthropy and the Company’s policies, practices and progress with respect to such issues. James B. Bachmann, Sarah M. Gallagher and Archie M. Griffin served as members of the Corporate Social Responsibility Committee throughout Fiscal 2015.

The Corporate Social Responsibility Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Corporate Social Responsibility Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

Executive Committee

Arthur C. Martinez and Craig R. Stapleton served as members of the Executive Committee throughout Fiscal 2015. James B. Bachmann became a member of the Executive Committee on April 20, 2015.

The Executive Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on April 20, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. Periodically, the Executive Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Executive Committee is to act on behalf of the Board in between Board meetings with respect to matters that, in the opinion of the Company Chairman or the Lead Independent Director, if applicable, should not be postponed until the next scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may impose. In addition, the Executive Committee has been appointed by the Board to take any action deemed necessary under exigent circumstances when a quorum of the Board cannot be satisfied, subject to any limitation imposed under applicable law.

Nominating and Board Governance Committee

Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Archie M. Griffin and Craig R. Stapleton served as members of the Nominating and Board Governance Committee throughout Fiscal 2015. The Board has determined that each member of the Nominating and Board Governance Committee qualifies as an independent director under the applicable NYSE Rules.

The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on February 18, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Nominating and Board Governance Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Board Governance Committee also has responsibility for making recommendations to the Board and the Chairman of the Board in the area of committee membership selection, including Board committee chairs, and overseeing the evaluation of the Board. The Nominating and Board Governance Committee is also to annually review, receive recommendations from the Compensation and Organization Committee and make recommendations to the Board regarding the compensation for the Company’s non-associate directors. The Nominating and Board Governance Committee also has responsibility for the implementation of the Company’s related person transaction policy.

Director Qualifications and Consideration of Director Candidates

Under the Company’s Corporate Governance Guidelines, no director may be nominated by the Board to stand for election or re-election after reaching age 75. However, the Board may nominate such a director for election or re-election if the Board believes that such director’s service on the Board is in the best interests of the Company and our stockholders. On April 4, 2016, based on a recommendation from the Nominating and Board Governance Committee, the Board unanimously approved the nomination of Arthur C. Martinez for re-election to the Board and believes his continued service is in the best interests of the Company and our stockholders.

As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and, other than the age guidelines mentioned above, does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. However, the Company’s Corporate Governance Guidelines provide that no member of the Board may simultaneously serve on the boards of directors of more than three public companies other than the Company unless the Board has determined, upon recommendation by the Nominating and Board Governance Committee, that the aggregate number of directorships held would not interfere with the individual’s ability to carry out his or her responsibilities as a director of the Company.

The Board determined, upon recommendation by the Nominating and Board Governance Committee, that the service of Bonnie R. Brooks on the board of directors of four public companies other than the Company would not interfere with her ability to carry out her responsibilities as a director.

In considering director candidates, the Nominating and Board Governance Committee considers those factors it deems appropriate, including (i) the nominee’s independence, judgment, strength of character, ethics and integrity; (ii) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (iii) the Company’s strong commitment to diversity and inclusion at all levels of the Company; and (iv) such other factors as the members of that Committee conclude are appropriate in light of the needs of the Board. The Company believes that the Board as a whole should have competency in the following areas: (a) audit, accounting and finance; (b) business judgment; (c) management; (d) industry knowledge; (e) leadership; and (f) strategy/vision. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

While the Board and the Nominating and Board Governance Committee do not have specific eligibility requirements, other than the age guidelines mentioned above, and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications, although this is an area of constant focus for the Board and the Nominating and Board Governance Committee.

The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In Fiscal 2015, the Nominating and Board Governance Committee did not use any consultant or search firm.

Information regarding each of our directors is set forth above under the caption “Nominees”. In addition to the specific information presented with respect to such individual, the Company believes that each of our directors has a reputation for the highest character and integrity and that our directors have worked cohesively and constructively with each other and with management of the Company. They have each demonstrated business acumen and an ability to exercise sound judgment.

Director Nominations

The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

In addition, stockholders wishing to formally nominate a candidate for election as a director may do so provided they comply with the notice procedures set forth in Section 2.04 of the Company’s Amended and Restated Bylaws. A nominating stockholder must be a stockholder of record on both the date of the giving of the required notice of proposed nomination and the record date for determining the stockholders entitled to notice of and to vote at the relevant meeting of the stockholders.

The notice of a nominating stockholder in respect of an annual meeting of stockholders must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which, for purposes of the Company’s 2017 Annual Meeting of Stockholders, means no earlier than the close of business on January 17, 2017 and no later than the close of business on February 16, 2017. The Corporate Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee.

The informational requirements for stockholder notices with respect to the nomination of director candidates are detailed and include the disclosure of all derivative and synthetic instruments and short interests held by the nominating stockholder and such stockholder’s affiliates or associates as well as by any proposed nominee.

A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders must update and supplement such notice, if necessary, so that the information provided is true and correct as of the record date for determining the stockholders entitled to receive notice for the annual meeting. Such update and supplement must be delivered either in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not later than five business days after the record date for the annual meeting at issue.

No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.

Directors Who Substantially Change Their Job Responsibility

A director must inform the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee as promptly as feasible, in advance, if the director is contemplating a change in employment, membership on another public company board of directors, or any other board membership or other change in status or circumstances that might cause the Board to conclude that the director is no longer independent, is no longer qualified to serve on the Board or might not be able to continue to serve effectively or that such service otherwise is no longer appropriate. Such prior notice is intended to permit management of the Company to conduct a preliminary analysis of the potential impact of the proposed change on the director’s independence and/or service, and for the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee to consider that analysis and, as appropriate, to consult with the director before the director commits to the proposed change. If the determination is made that the potential change constitutes a conflict of interest or interferes with the director’s ability to carry out his or her responsibilities as a director of the Company, the director must immediately submit a letter of resignation or not proceed with the potential change.

If sufficient prior notice cannot be given, the director must immediately submit a letter of resignation to the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee. Upon receipt of such a letter of resignation, the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee will duly consider the matter and make a timely recommendation to the full Board of the appropriate action, if any, to be taken with respect to the resignation.

It is not the sense of the Board that in every instance a director who is contemplating a change in the director’s job responsibility or other status should leave the Board. There should, however, be an opportunity for the Board, through the Company Chairman or the Lead Independent Director, if applicable, and the Chair of the Nominating and Board Governance Committee, to review the effect, if any, of the proposed change on the interests of the Company.

In February 2016, Mr. Greenlees provided notice to our Executive Chairman and our General Counsel that he had stepped down as Chief Executive Officer of Ebiquity plc and would remain on the Board of Directors of Ebiquity plc as an Executive Director. After review, it was determined that the change in Mr. Greenlees’ role and responsibilities at Ebiquity plc did not impact his status as an independent director of the Company or impact his qualifications to serve on our Board.

Board Role in Risk Oversight

The Board oversees the management of risks related to the operation of our Company. As part of its oversight, the Board receives periodic reports from members of our Enterprise Risk Management Committee, which is comprised of senior management of the Company, on various aspects of risk, including our enterprise risk management program. The committees of the Board also oversee the management of risks that fall within their respective areas of responsibility. In performing this function, each Board committee has full access to management, as well as the ability to engage advisors. The Chair of each Board committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.

The Audit and Finance Committee oversees our policies with respect to risk assessment and risk management, as required under its charter and by applicable NYSE Rules. As an extension of this role, the Audit and Finance Committee oversees the Company’s enterprise risk management framework, the risk tolerance of the Company, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit and Finance Committee also receives quarterly reports from the Enterprise Risk Management Committee and the Company’s General Counsel on various issues of risk and risk management programs. In addition, the Audit and Finance Committee meets privately on a regular basis with representatives of the Company’s independent registered public accounting firm to discuss the Company’s auditing and accounting processes and management.

The Compensation and Organization Committee assesses the incentives and risks arising from or related to the Company’s compensation programs and plans. The Compensation and Organization Committee receives a risk assessment from its independent compensation consultant that analyses the risks represented by each component of our executive compensation program, as well as mitigating factors, as discussed in further detail below.

The Nominating and Board Governance Committee reviews issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions.

The Corporate Social Responsibility Committee reviews issues related to diversity and inclusion, human rights and environmental and philanthropic matters.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management of the Company and the Compensation and Organization Committee have assessed the Company’s compensation programs. Based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management of the Company and the Compensation and Organization Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation and Organization Committee, in consultation with its independent counsel and independent compensation consultant.

We reviewed the compensation policies and practices in effect for our executive officers, our senior management and our associates and assessed the features we have built into the compensation programs to discourage excessive risk-taking. These features include, among other things, a balance between different elements of compensation and use of different time periods and performance metrics for different elements of compensation. The annual cash incentive plan for the leadership team reflects performance on adjusted EBIT goals and a basket of strategic and operational performance measures, as well as individual performance. The annual cash incentive plan for associates below the Leadership Team reflected corporate and brand-based performance measures for Fiscal 2015. The Company has also imposed stock ownership guidelines on senior management and included clawback provisions in its incentive plans which are applicable to all participating associates.

Base Salary

•	Each job held by an associate below the Leadership Team level is assessed against the competitive market, and a range of base pay (within an overall salary grade structure) is assigned.

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Individual merit pay decisions are constrained by a grid which relates the size of a pay increase to a given level of individual performance and/or competitive market position, subject to aggregate caps (i.e., the merit increase budget).

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At the Leadership Team level and for certain other designated officers, the Company matches job comparisons with market data, and all pay decisions are reviewed and approved by the Compensation and Organization Committee.

Incentive Compensation

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In Fiscal 2015, annual cash incentive payments to Leadership Team members were determined by overall Company performance on adjusted EBIT goals and a basket of strategic and operational performance measures, as well as individual performance.

•	Adjusted EBIT, the metric used to determine the annual cash incentive pool below the Leadership Team, is a critical measure of the overall operating results of the business.

•	The ability for a single individual to affect overall corporate EBIT is limited to a handful of individuals.

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Individual awards are capped for every associate, and are subject to Compensation and Organization Committee approval and, if necessary, the Compensation and Organization Committee’s negative discretion.

Long-Term Incentive Plans

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In Fiscal 2015, the Company granted a mix of stock-settled stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and performance share awards (“PSAs”) that varied by level. The weighting of performance-based awards was heaviest for the members of the Office of the Chairman, and also very significant for the other NEOs. Lower management levels received a mix of SARs and time-vested RSUs, and awards to other associates were composed primarily of time-vested RSUs.

•	These awards vest over three or four years subsequent to grant, and provide a significant “hold” on associates, who would forfeit considerable value should they leave the Company prior to vesting.

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In Fiscal 2015, the design of the PSAs granted to the NEOs was streamlined to provide for vesting based upon two performance metrics linked to the Company’s operating and stockholder return goals: Return on Invested Capital (“ROIC”) and Total Stockholder Return (“TSR”) versus the S&P Retail Select Industry Index (“Relative TSR”).

•	For PSAs, the time frame for measuring performance extends over three years, and three-year cliff vesting applies.

•	Use of different metrics for annual cash incentives and PSAs, as well as a variety of time frames, serves to mitigate risk.

Compensation of Directors

Any officer of the Company who is also a director receives no additional compensation for services rendered as a director. Beginning February 2, 2014, directors who are not associates of the Company or our subsidiaries (“non-associate directors”) have received and are entitled to receive:

•	an annual cash retainer of $65,000 for Board service (paid quarterly in arrears);

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an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee who are to receive $40,000 and $25,000, respectively; and (ii) the Chair of the Compensation and Organization Committee who is to receive $30,000, in each case for serving in the stated capacity. In each case, the retainers are paid quarterly in arrears; and

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an annual grant of RSUs, to be granted on the date of the annual meeting of stockholders of the Company and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

For Fiscal 2015, the annual RSU grant was to be 3,000 RSUs, subject to the following conditions the application of which resulted in the grant being for 5,391 RSUs since the market price of the Company’s Common Stock on the grant date (i.e., the date of the 2015 Annual Meeting of Stockholders) was $22.26 per share:

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the maximum market value of the underlying shares of Common Stock on the date of grant was to be $300,000 (i.e., should the market price of the Company’s Common Stock on the grant date exceed $100 per share, the number of RSUs granted was to be automatically reduced to provide a maximum grant date market value of $300,000); and

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the minimum market value of the underlying shares of Common Stock on the date of grant was to be $120,000 (i.e., should the market price of the Company’s Common Stock on the grant date be lower than $40 per share, the number of RSUs granted was to be automatically increased to provide a minimum grant date market value of $120,000).

Beginning in Fiscal 2016, non-associate directors will be eligible to receive an annual grant of RSUs on the date of the annual meeting of stockholders (if they continue to serve after the annual meeting of stockholders), with the market value of the underlying shares of Common Stock on the grant date to be $150,000. This grant, based on the market value of the shares of Common Stock underlying the RSUs to be granted, will be more aligned with market practice and will replace the historic practice of granting a pre-determined number of RSUs, subject to conditions which may adjust that number as described above, and will result in a more consistent market value for the RSUs granted each year. The RSUs will continue to vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon termination of service in connection with a change of control of the Company.

In connection with Mr. Martinez’s appointment to the position of Non-Executive Chairman of the Board on January 27, 2014, he has received and will continue to receive:

•	an additional annual cash retainer of $200,000 (the “Non-Executive Chairman Cash Retainer”) for serving in such capacity (paid quarterly in arrears); and

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an additional annual grant of RSUs for serving in such capacity, with the market value of the underlying shares of Common Stock on the grant date to be $100,000 (the “Non-Executive Chairman RSU Retainer”). The Non-Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Directors’ Deferred Compensation Plan in Fiscal 2015.

The annual Non-Executive Chairman RSU Retainer has been and will continue to be subject to the following provisions:

•	RSUs are to be granted annually on the date of the annual meeting of stockholders of the Company; and

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RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

On December 8, 2014, the Board appointed Mr. Martinez to serve as Executive Chairman of the Board and formed an Office of the Chairman. At that time, Mr. Martinez did not receive any additional compensation. As a result of this appointment, Mr. Martinez leads the Office of the Chairman in his capacity as the representative of the Board. In addition, certain officers of the Company, including certain members of the Office of the Chairman, report to Mr. Martinez as a representative of the Board. Currently, the Company does not have a Chief Executive Office or an Interim Chief Executive Officer. Mr. Martinez continues to provide experienced and independent leadership for the Board. On April 20, 2015, in connection with the expanded responsibilities and increased time commitment associated with his appointment as Executive Chairman of the Board, the Board determined to award additional compensation to Mr. Martinez to compensate him appropriately in his new role. Such compensation will end coincident with the appointment of a new Chief Executive Officer of the Company, unless the Board determines otherwise. Accordingly, in connection with Mr. Martinez’s appointment to the position of Executive Chairman of the Board, effective December 8, 2014, he has received and will continue to receive (in addition to the Non-Executive Chairman Cash Retainer and the Non-Executive Chairman RSU Retainer):

•	an additional annual cash retainer of $625,000 (the “Executive Chairman Cash Retainer”) for serving in such capacity (paid quarterly in arrears); and

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an additional annual grant of RSUs for serving in such capacity, with the market value of the underlying shares of Common Stock on the grant date to be $1,875,000 (the “Executive Chairman RSU Retainer”). The Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Directors’ Deferral Compensation Plan in Fiscal 2015.

The annual Executive Chairman RSU Retainer will be subject to the following provisions:

•	RSUs are to be granted on the date of the annual meeting of stockholders of the Company;

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RSUs will vest on the earliest of (i) the date on which the Board appoints a Chief Executive Officer of the Company, unless the Board determines otherwise, (ii) the first anniversary of the grant date or (iii) the date of the next regularly scheduled annual meeting of stockholders; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company;

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RSUs that vest due to the appointment of a Chief Executive Officer of the Company will be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board determines otherwise; and

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if Mr. Martinez’s service as Executive Chairman of the Board ends for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of unvested RSUs will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board ends.

If the proposed 2016 Directors LTIP is approved by the Company’s stockholders at the 2016 Annual Meeting, future grants of RSUs to the non-associate directors will be made under the 2016 Directors LTIP, including the annual RSU grant to be made to each of the non-associate directors as well as the annual Non-Executive Chairman RSU Retainer and the annual Executive Chairman RSU Retainer to be granted to Mr. Martinez. The terms of such grants are expected to be the same as those described in the preceding paragraphs of this section.

Non-associate directors are also reimbursed for their expenses for attending meetings of the Board of Directors and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was split into two plans (Plan I and Plan II) as of January 1, 2005 to comply with Internal Revenue Code Section 409A. The terms of Plan I govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005 and any earnings thereon. The terms of Plan II govern “amounts deferred” in taxable years beginning on or after January 1, 2005 and any earnings thereon. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives (including options, restricted shares of Common Stock and RSUs). The deferred compensation is credited to a bookkeeping account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s bookkeeping account. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Each non-associate director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) will be to receive distribution of the amount in the account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump-sum transfer of the whole shares of Common Stock represented by the share equivalents in the non-associate director’s bookkeeping account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”) in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005, under the 2003 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005 and under the 1998 Restatement of the 1996 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts prior to May 22, 2003. If the proposed 2016 Directors LTIP is approved by the Company’s stockholders at the 2016 Annual Meeting, shares of Common Stock will be distributed under the 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan on or after June 16, 2016.

The following table summarizes the compensation paid to, awarded to or earned by, each individual who served as a non-associate director at any time during Fiscal 2015 for service on the Board:

Director Compensation for Fiscal 2015

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)	All Other Compensation(2)	Total
James B. Bachmann	$127,321	$115,691	(3)	$—	$ N/A	$243,012
Bonnie R. Brooks	$77,500	$115,691	(3)	$—	$ N/A	$193,191
Terry L. Burman	$99,203	$115,691	(3)	$—	$ N/A	$214,894
Sarah M. Gallagher	$90,000	$115,691	(3)	$—	$ N/A	$205,691
Michael E. Greenlees	$120,000	$115,691	(3)	$—	$ N/A	$235,691
Archie M. Griffin	$102,500	$115,691	(3)	$—	$ N/A	$218,191
Arthur C. Martinez	$1,005,325	$3,006,011	(3)(4)	$—	$ N/A	$4,011,336
Diane L. Neal(5)	$29,382	$—	(5)	$—	$ N/A	$29,382
Charles R. Perrin	$102,500	$115,691	(3)	$—	$ N/A	$218,191
Stephanie M. Shern	$90,000	$115,691	(3)	$—	$ N/A	$205,691
Craig R. Stapleton	$136,700	$115,691	(3)	$—	$ N/A	$252,391

(1)	No individuals named in this table held outstanding options at January 30, 2016.

(2)	The aggregate value of the perquisites and other personal benefits received by each non-associate director for Fiscal 2015 was less than $10,000.

(3)

Each of the current non-associate directors was granted RSUs covering 5,391 shares of Common Stock on the date of the 2015 Annual Meeting of Stockholders. The amount of $115,691 included in the total amount shown in this column for the current non-associate directors is reported using the grant date fair value of the awards, as computed in accordance with U.S. generally accepted accounting principles (“GAAP”), of $21.46 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($22.26) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 13. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2015 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on the date of the 2015 Annual Meeting remained outstanding at January 30, 2016.

(4)

Mr. Martinez was granted RSUs covering 44,209 shares of Common Stock on April 20, 2015. The amount of $986,303 included in the total amount shown in this column for Mr. Martinez is reported using the grant date fair value of the award, as computed in accordance with GAAP, of $22.31 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($22.31) and adjusted for anticipated dividend payments during the three-month vesting period. See “Note 13. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2015 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. The award of RSUs granted to Mr. Martinez on April 20, 2015 vested on the date of the 2015 Annual Meeting of Stockholders.

Mr. Martinez was granted two additional awards of RSUs governing 4,492 and 84,232 shares of Common Stock, respectively, on the date of the 2015 Annual Meeting of Stockholders. The amount of $1,904,017 included in the total amount shown in this column for Mr. Martinez is reported using the grant date fair value of the two awards, as computed in accordance with GAAP, of $21.46 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($22.26) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 13. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2015 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each of the awards of RSUs granted to Mr. Martinez on the date of the 2015 Annual Meeting remained outstanding at January 30, 2016.

(5)	Ms. Neal served as a director during Fiscal 2015 from February 1, 2015 to June 18, 2015.

Corporate Governance Guidelines

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they reflect changes in legal or regulatory requirements, evolving corporate governance practices and the

Board’s policies and procedures. The Corporate Governance Guidelines, which were most recently amended by the Board on April 20, 2015, are available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics, which was most recently amended by the Board on December 15, 2015 and is available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Code of Business Conduct and Ethics, which is applicable to all associates, managers, officers and directors worldwide (including members of the Board), incorporates an additional Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer, Controllers, the Treasurer, all Vice Presidents in the Finance Department and other designated financial associates. The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to Fiscal 2015 and from January 31, 2016 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers serves or served on the Company’s Compensation and Organization Committee or the Board, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

The Compensation and Organization Committee is currently comprised of Michael E. Greenlees (Chair), Terry L. Burman, Charles R. Perrin and Craig R. Stapleton. Each of Messrs. Greenlees, Burman, Perrin and Stapleton served as a member of the Compensation and Organization Committee throughout Fiscal 2015. Diane L. Neal served as a member of the Compensation and Organization Committee during Fiscal 2015 from February 1, 2015 to June 18, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G or Schedule 13G/A filed with the SEC and the percentage such shares comprised of the outstanding shares of Common Stock of the Company as of April 18, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
FMR LLC	7,836,900	(2)	11.6%
Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street Boston, MA 02210
The Vanguard Group, Inc.	6,786,737	(3)	10.0%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	5,819,203	(4)	8.6%
55 East 52nd Street New York, NY 10055
State Street Corporation	3,778,374	(5)	5.6%
State Street Financial Center One Lincoln Street Boston, MA 02111

(1)	The percent of class is based upon 67,592,998 shares of Common Stock outstanding on April 18, 2016.

(2)

Based on information contained in a Schedule 13G/A filed by FMR LLC, Abigail P. Johnson and Fidelity Low-Priced Stock Fund with the SEC on February 12, 2016 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2015. Fidelity Low-Priced Stock Fund, a registered investment fund, 245 Summer Street, Boston, Massachusetts 02210, was reported to beneficially own 6,867,900 shares of Common Stock (10.2% of the shares outstanding on April 18, 2016) and to have sole voting power with respect to those shares.

Abigail P. Johnson, who is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and a registered investment advisor (“FMR Co”), and the various registered investment companies for which FMR Co serves as investment adviser (the “Fidelity Funds”), each was reported to have sole power to dispose of the 7,836,900 shares of Common Stock owned by the Fidelity Funds. Neither FMR LLC nor Abigail P. Johnson was reported to have the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power was reported to reside with the Fidelity Funds’ Boards of Trustees. FMR Co was reported to carry out the voting of the shares of Common Stock under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC was reported to have sole voting power as to 769,500 shares of Common Stock.

Members of the Johnson family, including Abigail P. Johnson, were reported to be the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders were reported to have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of the Series B voting common shares. Through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(3)

Based on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on March 10, 2016 to report beneficial ownership of shares of the Company’s Common Stock as of February 29, 2016. The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 6,786,737 shares of Common Stock. The Vanguard Group, Inc. reported sole voting power as to 87,434 shares, shared voting power as to 7,000 shares, sole dispositive power as to 6,696,603 shares and shared dispositive power as to 90,134 shares.

Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 83,134 shares of Common Stock (0.1% of the shares outstanding on April 18, 2016) as a result of VFTC serving as investment manager of collective trust accounts.

Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 11,300 shares of Common Stock (0.02% of the shares outstanding on April 18, 2016) as a result of VIA serving as investment manager of Australian investment offerings.

(4)

Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2016 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2015. BlackRock, Inc. reported that, through its subsidiaries (BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd.; BlackRock Investment Management, LLC; BlackRock Life Limited; and Xulu, Inc.), it is deemed to be the beneficial owner of 5,819,203 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 5,642,739 shares and sole dispositive power as to 5,819,203 shares.

(5)

Based on information contained in a Schedule 13G filed by State Street Corporation with the SEC on February 12, 2016 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2015. State Street Corporation reported that, through its subsidiaries (State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisors Limited; State Street Global Advisors, Ltd; State Street Global Advisors, Australia, Limited; State Street Global Advisors (Asia) Limited; and State Street Global Advisors Ireland Limited), it is deemed to be the beneficial owner of 3,778,374 shares of Common Stock. State Street Corporation reported shared voting power and shared dispositive power as to all 3,778,374 shares.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, by each of the Nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 18, 2016.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Christos E. Angelides	115,387	*
James B. Bachmann	30,236	*
Robert E. Bostrom	7,675	*
Bonnie R. Brooks	10,591	*
Terry L. Burman	19,891	*
Diane Chang	154,475	*
Joanne C. Crevoiserat	49,300	*
Sarah M. Gallagher(4)	8,191	*
Michael E. Greenlees(4)	1,500	*
Archie M. Griffin(4)	11,452	*
Fran Horowitz	46,593	*
Arthur C. Martinez(4)	20,000	*
Charles R. Perrin(4)	25,415	*
Jonathan E. Ramsden(5)	133,220	*
Stephanie M. Shern	8,391	*
Craig R. Stapleton(4)	47,398	*
Current directors and executive officers as a group (15 persons)	574,328	*

*	Less than 1%.

(1)

Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

Includes the following number of shares of Common Stock issuable by June 17, 2016 upon vesting of RSUs or the exercise of outstanding in-the-money options and SARs which are currently exercisable or will become exercisable by June 17, 2016: Mr. Bachmann — 5,391 shares; Mr. Bostrom — 4,504 shares; Ms. Brooks — 5,391 shares; Mr. Burman — 5,391 shares; Ms. Chang — 113,513 shares; Ms. Crevoiserat — 33,513 shares; Ms. Gallagher — 5,391 shares; Ms. Horowitz — 16,892 shares; Mr. Perrin — 5,391 shares; Mr. Ramsden — 76,892 shares; Ms. Shern — 5,391 shares; and all current directors and executive officers as a group — 277,660 shares. The Company has included for this purpose the gross number of shares of Common Stock deliverable upon vesting of RSUs or the exercise of outstanding in-the-money options and SARs, but the actual number of shares received will be less as a result of the payment of applicable withholding taxes. The numbers reported do not include any unvested RSUs or any unvested in-the-money options or SARS held by directors or executive officers (other than those specified in this footnote).

(2)

The actual number of shares of Common Stock that would be acquired upon exercise of the SARs will vary depending on the fair market value of the Company’s Common Stock at the time of exercise and the payment of applicable withholding taxes.

Not included in the table are shares underlying SARs which are currently exercisable or will become exercisable by June 17, 2016 but as to which the base price is greater than the $28.52 fair market value of a share of Common Stock at April 18, 2016:

(a)	for Mr. Bostrom, 7,500 gross shares subject to SARs with a base price of $32.59, which is greater than the $28.52 fair market value of a share of Common Stock at April 18, 2016.

(b)

for Ms. Chang, 105,000 gross shares subject to SARs with a base price of $44.86; 70,000 gross shares subject to SARs with a base price of $54.87; 67,500 gross shares subject to SARs with a base price of $52.89; 42,000 gross shares subject to SARs with a base price of $45.69; and 17,500 gross shares subject to SARs with a base price of $39.64, representing an aggregate of 302,000 gross shares subject to SARs with a base price which is greater than the $28.52 fair market value of a share of Common Stock at April 18, 2016.

(c)	for Ms. Crevoiserat, 45,000 gross shares subject to SARs with a base price of $37.14, which is greater than the $28.52 fair market value of a share of Common Stock at April 18, 2016.

(d)	for Ms. Horowitz, 6,120 gross shares subject to SARs with a base price of $28.81, which is greater than the $28.52 fair market value of a share of Common Stock at April 18, 2016.

(e)

for Mr. Ramsden, 140,000 gross shares subject to SARs with a base price of $44.86; 70,000 gross shares subject to SARs with a base price of $54.87; 67,500 gross shares subject to SARs with a base price of $52.89; 27,000 gross shares subject to SARs with a base price of $45.69; 15,000 gross shares subject to SARs with a base price of $52.48; and 20,000 gross shares subject to SARs with a base price of $39.64, representing an aggregate of 339,500 gross shares subject to SARs with a base price which is greater than the $28.52 fair market value of a share of Common Stock at April 18, 2016.

The numbers reported do not include any unvested SARs held by executive officers (other than those specified in this footnote).

(3)

The percent of class is based upon the sum of 67,592,998 shares of Common Stock outstanding on April 18, 2016 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 17, 2016, either (i) through the vesting of RSUs or upon the exercise of options which are currently exercisable or will become exercisable by June 17, 2016 or (ii) upon the exercise of SARs which are currently exercisable or will become exercisable by June 17, 2016, assuming the $28.52 fair market value of a share of Common Stock at April 18, 2016 and base prices of the SARs in excess of such fair market value (computed as net common shares to be received upon exercise of SARs in the same manner as in footnote (2) to this table).

(4)

The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan or that will be credited to such bookkeeping accounts by April 18, 2016 as a result of the deferral of RSUs which are to vest by June 17, 2016: Ms. Gallagher — 3,070 shares; Mr. Greenlees — 19,144 shares; Mr. Griffin — 44,027 shares; Mr. Martinez — 149,456 shares; Mr. Perrin — 4,605 shares; Mr. Stapleton — 23,055 shares; and all current directors as a group, 243,358 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his or her bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

(5)

The “Amount and Nature of Beneficial Ownership” does not include 46,404 shares of Common Stock underlying Special Award RSUs granted to Mr. Ramsden, 23,202 of which vested on September 30, 2015 and 23,202 of which will vest on May 31, 2016 but, in each case, as to which settlement was deferred so that such shares will not be issued to Mr. Ramsden until (i) the date that is six months following his termination of employment for any reason other than his death or (ii) if sooner, the date of his death.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during Fiscal 2015, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act; except that Craig R. Stapleton, a director of the Company, filed late one Form 4 covering one transaction.

PROPOSAL 2 — AMENDMENT OF THE COMPANY’S

AMENDED AND RESTATED BYLAWS TO IMPLEMENT “PROXY ACCESS”

Under this Proposal 2, the Board is recommending that our stockholders approve amendments to our Amended and Restated Bylaws to implement “proxy access.” The proposed amendments are contained in Section 2.04 of our Amended and Restated Bylaws, a copy of which is attached to this Proxy Statement as Appendix A (the “Amendments”).

Proxy access allows eligible stockholders to include their own nominees for director in the Company’s proxy materials for an annual meeting of stockholders, along with the candidates nominated by the Board. A non-binding stockholder proposal submitted by the Comptroller of the City of New York (the “New York City Comptroller”), in the capacity as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System and the New York City Police Pension Fund and the custodian of the New York City Board of Education Retirement System (collectively, the “New York City Pension Funds”), along with the Connecticut Retirement Plans and Trust Funds and The City of Philadelphia Public Employees Retirement System, which requested that we adopt and present a proxy access bylaw for stockholder approval, received the support of a majority constituting 52% of the votes cast by our stockholders at the 2014 Annual Meeting of Stockholders. After considering the views expressed by our stockholders, the Board proceeded to move forward with the consideration of proposed amendments to our Amended and Restated Bylaws to implement a proxy access right consistent with the stockholder proposal approved at our 2014 Annual Meeting of Stockholders.

On March 11, 2015, the Company, the New York City Comptroller and the New York City Pension Funds, along with the Connecticut Retirement Plans and Trust Funds, The City of Philadelphia Public Employees Retirement System and the UAW Retiree Medical Benefits Trust, collectively, announced an agreement that the Company would submit a proxy access bylaw amendment to be voted upon by stockholders at the 2015 Annual Meeting of Stockholders. As part of this agreement, the New York City Pension Funds, the Connecticut Retirement Plans and Trust Funds, The City of Philadelphia Public Employees Retirement System and the UAW Retiree Medical Benefits Trust withdrew the stockholder proposal they had submitted for the 2015 Annual Meeting of Stockholders and announced that they plan to support the Company’s proposal in the form of the Amendments.

Pursuant to the Company’s organizational documents, the Amendments do not become effective unless they are approved by the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon. The Amendments did not receive the required affirmative vote for approval at the 2015 Annual Meeting of Stockholders, receiving the affirmative vote of approximately 63.4% of the outstanding shares of Common Stock entitled to vote thereon.

In the spirit of the March 11, 2015 agreement and in recognition of good governance principles, the Board has determined to propose the Amendments for approval by our stockholders at the 2016 Annual Meeting. The Amendments would become effective upon the required approval by our stockholders. The Board believes that the Amendments include requirements and provisions designed to provide meaningful rights of proxy access while reducing some risks of abuse.

Description of Proposed Amendments

The following description of the proposed Amendments is only a summary and is qualified in its entirety by reference to the complete text of the Amendments which is attached to this Proxy Statement as Appendix A. You are urged to read the Amendments in their entirety.

Eligibility of Stockholders to Nominate Directors

Any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of the Company’s outstanding Common Stock for at least the previous three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for its annual meeting of stockholders. If the market capitalization (calculated in the manner provided in the Amendments) of the Company is at least $2.5 billion, the maximum number of stockholders that may form a group constituting an eligible stockholder will be increased from 20 to 25.

Calculation of Qualifying Ownership

In order to ensure that the interests of stockholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other stockholders, a nominating stockholder would be deemed to own only those shares of outstanding Common Stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of the Amendments:

•	shares sold by the stockholder or any of the stockholder’s affiliates or associates in any transaction that has not been settled or closed;

•

shares borrowed by the stockholder or any of the stockholder’s affiliates or associates for any purposes or purchased by the stockholder or any of the stockholder’s affiliates or associates pursuant to an agreement to resell; or

•

shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by the stockholder or any of the stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock, which agreement or instrument has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, the stockholder’s or the stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares and/or (b) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by the stockholder or the stockholder’s affiliate or associate.

A stockholder will be deemed to “own” shares of outstanding Common Stock that have been loaned by or on behalf of the stockholder to another person if and only if the stockholder has the right to recall such loaned shares, undertakes to recall and does recall such loaned shares upon being notified that any of the stockholder’s nominees will be included in the Company’s proxy materials for the applicable annual meeting. A stockholder will also be deemed to own shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted in the election of directors and possesses the full economic interest in the shares.

Number of Stockholder-Nominated Candidates

The maximum number of candidates nominated by all eligible stockholders that the Company would be required to include in the Company’s proxy materials is 25% of the number of directors in office as of the last day on which a notice of nomination may be delivered to the Company under the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws described in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” beginning on page 40 of this Proxy Statement. If the 25% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%. If one or more vacancies occur on the Board, or the Board decides to reduce the size of the Board in connection with the annual meeting, after the advance notice of nomination deadline, the nominee limit would be calculated based on the reduced number of directors. Any stockholder-nominated candidate who is either subsequently withdrawn or disqualified or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit.

Procedure for Electing Candidates if Nominee Limit Exceeded

If the number of stockholder-nominated candidates exceeds the nominee limit, each nominating stockholder will select one proposed nominee for inclusion in the Company’s proxy materials, beginning with the nominating stockholder with the largest qualifying ownership and proceeding through the list of nominating stockholders in descending order of qualifying ownership, until the nominee limit is reached.

Nominating Procedures

In order to provide adequate time to assess stockholder-nominated candidates, requests to include stockholder-nominated candidates in the Company’s proxy materials must be delivered or mailed and received at the Company’s principal executive offices no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.

Information Required of All Nominating Stockholders

Each stockholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information to the Company, including:

•

verification of, and information regarding, the stockholder’s ownership of shares of the Company’s Common Stock as of the date of the submission of the nomination and continuous qualifying ownership through the record date for the annual meeting;

•	the information required by the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•	a copy of the stockholder’s notice on Schedule 14N that has been filed with the SEC;

•	the written consent of the stockholder nominee to being named in the Company’s proxy materials and serving as a director, if elected; and

•	the written consent of the stockholder to the public disclosure of the information provided to the Company.

Nominating stockholders would also be required to make certain representations to and agreements with the Company, including:

•	lack of intent to change or influence control of the Company;

•	intent to maintain qualifying ownership through the annual meeting date;

•	intentions with respect to maintaining qualifying ownership for at least one additional year after the annual meeting date;

•	refraining from nominating any person for election to the Board other than the stockholder’s nominee(s) submitted through the proxy access process;

•	intent to be present in person or by proxy to submit the stockholder’s nomination at the annual meeting;

•	engaging and/or participating only in the solicitation of the stockholder’s nominee(s) or Board nominees;

•	not distributing any form of proxy for the annual meeting other than the form distributed by the Company;

•	complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination;

•	the accuracy and completeness of all facts, statements and other information provided to the Company; and

•

recalling any outstanding shares that have been loaned by or on behalf of the stockholder to another person that are to be counted for purposes of determining the stockholder’s qualifying ownership and eligibility to nominate directors, upon being notified that any of the stockholder’s nominees will be included in the Company’s proxy materials for the applicable annual meeting.

Information Required of All Stockholder Nominees

Each stockholder nominee would be required to make certain written representations to and agreements with the Company, including:

•	refraining from voting agreements or commitments to act or vote as a director on any issue or question that has not been disclosed to the Company;

•

not becoming a party to any compensatory, reimbursement or indemnification arrangements with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director;

•	complying with applicable laws and stock exchange requirements and the Company’s policies and guidelines applicable to directors; and

•	the accuracy and completeness of all facts, statements and other information provided to the Company.

Stockholder nominees would also be required to submit completed and signed questionnaires required of the Company’s directors and officers, and provide any additional information required for the Board’s independence evaluation and determination.

Exclusion of Stockholder Nominees

The Company would not be required to include a stockholder nominee in the Company’s proxy materials if:

•	he or she has been nominated on an opposing slate under the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•

the stockholder who nominated him or her is soliciting for one or more candidates nominated on an opposing slate under the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•

the nominee becomes party to a compensatory, reimbursement or indemnification arrangement with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director;

•	the nominee is not independent under any applicable independence standards;

•

the election of the nominee would cause the Company to violate its Amended and Restated Bylaws or Amended and Restated Certificate of Incorporation, any stock exchange requirements or any other applicable state or federal laws, rules or regulations;

•	the nominee has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years;

•	the nominee is the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; or

•	the nominee or the nominating stockholder has provided false or misleading information to the Company or breached any of such person’s respective obligations under the Amendments.

The Board or the chairman of the annual meeting of stockholders would declare a director nomination by a stockholder to be defective, and such nomination would be disregarded, if (i) the director nominee or the stockholder breaches any of their respective obligations under the Amendments or (ii) the stockholder does not appear at the annual meeting of stockholders in person or by proxy to present the nomination.

Future Disqualification of Stockholder Nominees

Any stockholder nominee who is included in the Company’s proxy materials but subsequently withdraws from or becomes ineligible for election at the annual meeting of stockholders would be ineligible for nomination for the next two succeeding annual meetings.

Supporting Statement

Nominating stockholders would be permitted to include in the Company’s proxy statement for the applicable annual meeting of stockholders a 500-word statement in support of their nominee(s). The Company may omit any information or statement that the Company, in good faith, believes would violate any applicable law or regulation, including by being materially false or misleading, or otherwise cause harm to the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE PROPOSAL TO APPROVE THE AMENDMENTS TO OUR AMENDED

AND RESTATED BYLAWS TO IMPLEMENT “PROXY ACCESS.”

Required Vote

Pursuant to Article FIFTH, Section 2 of the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 56, the Company implemented significant changes to its compensation programs for its NEOs for the fiscal year ended January 31, 2015 (“Fiscal 2014”). Because of the high level of stockholder support that we obtained at the 2015 Annual Meeting, changes for Fiscal 2015 were limited. In particular, the changes made in Fiscal 2015 were intended to either streamline the program or provide greater flexibility to differentiate high performance during a difficult retail environment.

Stockholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 56 of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures achieve the Company’s compensation objectives, as well as the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement and related compensation tables, notes and narrative, which provide detailed information on the compensation of the NEOs.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2015 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation and Organization Committee will carefully review and consider the voting results when evaluating our executive compensation programs for Fiscal 2017 and future years. Taking into account the advisory vote of stockholders regarding the frequency of future advisory votes to approve executive compensation at our 2011 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2017 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Required Vote

The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides important information on our executive compensation programs and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” (sometimes referred to as “NEOs”) means the individual executive officers named in the executive compensation tables that follow (and who are listed below). The compensation programs are governed by the Compensation and Organization Committee of the Board (the “Compensation and Organization Committee” or the “Committee”), which is comprised solely of independent directors of the Company.

The Company’s NEOs include the following individuals:

NEO	Position
Jonathan E. Ramsden	Chief Operating Officer and Interim Principal Executive Officer
Joanne C. Crevoiserat	Executive Vice President and Chief Financial Officer
Fran Horowitz	President and Chief Merchandising Officer
Diane Chang	Executive Vice President — Sourcing
Robert E. Bostrom	Senior Vice President, General Counsel and Corporate Secretary
Christos E. Angelides(1)	Former Brand President of Abercrombie & Fitch and abercrombie kids

(1)	On December 18, 2015, the employment of Mr. Angelides was terminated by the Company without cause.

Executive Summary

Year of Leadership Transition

We continued to make organizational changes during Fiscal 2015, continuing the evolution that we began at the end of Fiscal 2013 and that included the retirement of Michael S. Jeffries, our former Chief Executive Officer, at the end of Fiscal 2014. Among other factors, these were designed to support a transition in leadership and a move to a brand-based organizational model. They also reflect our commitment to best practices in corporate governance.

•

On January 27, 2014, the Board separated the positions of Chief Executive Officer and Chairman of the Board, elected Arthur C. Martinez, Terry L. Burman and Charles R. Perrin to three newly-created directorships on the Board, and appointed Arthur C. Martinez as Non-Executive Chairman of the Board. Subsequently, the Board nominated four new independent directors — Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern — for election, and accepted the decision of four incumbent directors not to stand for re-election, at the 2014 Annual Meeting of Stockholders.

•

On January 27, 2014, the Board created the new position of Chief Operating Officer (“COO”) and promoted Jonathan E. Ramsden, the Company’s Executive Vice President and Chief Financial Officer, to that role.

•	On May 5, 2014, Joanne C. Crevoiserat commenced employment as our new Executive Vice President and Chief Financial Officer.

•

We created two new Brand President positions to lead the execution of our brand-based business strategy. On October 20, 2014, Christos E. Angelides and Fran Horowitz each commenced employment as our new Brand Presidents of Abercrombie & Fitch and abercrombie kids and of Hollister, respectively.

•

On December 8, 2014, Mr. Jeffries retired from the position of Chief Executive Officer of the Company and resigned as a director of the Company. At that time, Mr. Martinez was appointed Executive Chairman of the Board, Mr. Ramsden was appointed as Interim Principal Executive Officer. The Board also formed an Office of the Chairman to allow for effective management of our business during a transition in leadership and our move to a brand-based organizational model.

•

As a result of his appointment as Executive Chairman of the Board, Mr. Martinez is leading the Office of the Chairman in his capacity as the representative of the Board. In addition, certain officers of the Company, including certain members of the Office of the Chairman, report to Mr. Martinez in his capacity as the representative of the Board. Mr. Martinez continues to provide experienced and independent leadership for the Company.

•	The initial members of the Office of the Chairman were Mr. Martinez, Mr. Ramsden, Ms. Horowitz and Mr. Angelides.

•	On October 11, 2015, Ms. Crevoiserat took on additional responsibilities and was appointed as a member of the Office of the Chairman.

•

On December 16, 2015, Ms. Horowitz, who was then serving as President of the Hollister brand, was promoted to the newly-created position of President and Chief Merchandising Officer. In her new position, Ms. Horowitz has responsibility for all customer-facing activities for all of our brands and continues to report to Mr. Martinez in his capacity as the representative of the Board. We expect to name a new president for each of our brands, who will report to Ms. Horowitz.

•	On December 18, 2015, the employment of Mr. Angelides, Brand President of Abercrombie & Fitch and abercrombie kids, was terminated without cause by the Company.

•	On January 27, 2016, John M. Gabrielli, Senior Vice President, Human Resources, joined the Office of the Chairman.

•

The current members of the Office of the Chairman are Mr. Martinez, Mr. Ramsden, Ms. Horowitz, Ms. Crevoiserat and Mr. Gabrielli. The Office of the Chairman is responsible for overseeing and providing strategic direction to management.

•

The working group established by the Board in 2014 to conduct a search and selection process for a new Chief Executive Officer has suspended its search to allow the reconstituted Office of the Chairman time to exercise leadership of the Company.

Fiscal 2015 Business Results

The Company capped a year of sequential comparable sales improvements with a return to positive comparable sales in the fourth quarter of Fiscal 2015. This result, achieved against the backdrop of a challenging retail environment, underscores the significant progress we made across all of our strategic initiatives throughout the year and continues to validate that we are on the right course. Fiscal 2015 was a year of tremendous change as the Company completed our move to a branded structure, strengthened our teams and improved core processes. Importantly, we evolved our assortment and we refocused our attention on our customer through greater accountability and empowerment at the store level, and through changes in our in-store experience. In addition, we continued to invest in direct-to-consumer and omni-channel and execute our aggressive store closure program. We accomplished many of our priorities in Fiscal 2015 and we are confident that we will continue to make progress in fulfilling the potential of our brands.

Priorities for Fiscal 2015	Results
• Improve comparable sales trends in both U.S. and international stores driven by both improved assortment and customer experience.

•  Comparable sales for full year Fiscal 2015 decreased 3%, but comparable sales for the fourth quarter of Fiscal 2015 increased 1%.

•  On a sequential basis, comparable sales trends improved across all brands and geographies.

• Make further strategic investments in successful direct-to-consumer and omni-channel businesses.	• Direct-to-consumer and omni-channel sales grew to approximately 24% of total Company net sales for full year Fiscal 2015, compared to approximately 22% of total Company net sales for Fiscal 2014.
• Continue to seek ways to reduce expenses and be more efficient.	• The Company achieved significant cost savings during 2015.
• Expand our international footprint selectively in high growth markets.	• During Fiscal 2015, the Company opened 30 new stores, including 15 international full-price stores. • The Company also closed 59 stores, primarily in the U.S.

Pay for Performance Culture

During Fiscal 2015, the Company continued to evolve our business and respond to challenges in the macroeconomic and consumer environment. The Company remains committed to creating long-term value for stockholders by increasing accountability for the performance of the Company’s brands. The Company refined our brand-based organization model with the promotion of Ms. Horowitz to the role of President and Chief Merchandising Officer to oversee the repositioning of the Company’s brands. The Company is focused on executing our long-term strategic plan, with an emphasis on improving the comparable store sales trend, continuing to invest in direct-to-consumer operations and omni-channel capabilities, ongoing process improvement and cost management, pursuing additional opportunities to expand the brand reach, and ensuring we are properly organized for the next phase of growth and increased accountability to the bottom line.

The Company’s compensation programs are closely aligned with the Company’s performance. Evidence of this strong link between pay and performance is the fact that the NEOs’ overall Company performance score under the annual incentive compensation program (the “IC Program”) under the Company’s Incentive

Compensation Performance Plan (the “Incentive Plan”) for Fiscal 2015 was below target. Awards to individual NEOs were highly differentiated to recognize and reward (or not reward) individual performance, as well as brand performance for individuals with brand responsibilities. In addition, most of the outstanding performance share awards (“PSAs”) are trending below target. Finally, the threshold goal with respect to improvement in EBIT margin (“EBIT Margin Improvement”) for the second tranche of PSAs granted to NEOs in Fiscal 2014 was not achieved and that portion of those PSA awards was forfeited.

Short-Term Incentives Earned for NEOs	PSAs Earned by NEOs
Fiscal 2015

•  Company Performance Factor — 85% of target based on performance against adjusted EBIT goals and strategic and operational performance measures

•  Individual awards ranging from 0% to 131% of target, depending on individual performance

•  Average individual award of 91% of target

	Fiscal 2015 - Fiscal 2017	• PSAs tied to Relative TSR trending at target • PSAs tied to ROIC trending below target
	Fiscal 2014 - Fiscal 2016	• PSAs tied to Relative TSR trending below target • PSAs tied to Return on Equity (“ROE”) trending below threshold • 2nd tranche of PSAs tied to EBIT Margin Improvement forfeited

Stockholder Outreach on “Say on Pay” Vote

As a result of the Company’s extensive stockholder outreach efforts and responsiveness to stockholder concerns, stockholders representing over 90% of the votes cast voted in favor of the Company’s executive compensation program at the 2015 Annual Meeting of Stockholders. The Company continued in Fiscal 2015 to have extensive dialogue with our stockholders. Over the past twelve months, we estimate that we held discussions with stockholders who, in the aggregate, represented at least 50% of the shares eligible to be voted at the Annual Meeting. The Company expects to continue such discussions and, as a matter of policy and practice, fosters and encourages ongoing engagement with our stockholders on compensation and other matters.

Changes to the Compensation Program for Fiscal 2013 through Fiscal 2015

The Company implemented significant changes in our compensation programs for the NEOs for Fiscal 2014. Because of the high level of stockholder support that we obtained at the 2014 and 2015 Annual Meetings of Stockholders, changes for Fiscal 2015 were limited. In particular, the changes made in Fiscal 2015 were intended to either streamline the program or provide greater flexibility to differentiate high performance during a difficult retail environment. An overview of the changes we have made to the compensation program since Fiscal 2013 includes:

Annual Cash Incentive (IC)

➢      For Fiscal 2015, the Compensation and Organization Committee changed the structure of the IC Program for NEOs and other members of the Leadership Team to provide flexibility during a year of leadership transition and a difficult retail climate.

➢      Under the new approach, IC depends on three factors: (1) Company financial performance against pre-established adjusted EBIT goals; (2) the Committee’s holistic evaluation of performance against a basket of strategic and operational performance measures; and (3) individual performance.

➢      Individual performance assessments for NEOs with brand responsibilities reflect the performance of the brands, and financial targets applicable to associates at lower levels in the organization are also aligned with brand performance in addition to overall corporate results.

➢      IC payments are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code and are subject to a minimum performance hurdle of $100 million of adjusted EBIT, below which no payments would be made.

Long-Term Incentives

➢      For Fiscal 2015, the Compensation and Organization Committee changed the mix of the annual long-term incentive awards granted to the NEOs to maintain an emphasis on performance-based awards while recognizing the importance of retention during the Company’s turnaround, as follows:

•        For members of the Office of the Chairman (on the date of the grant in March of 2015): The annual equity award consisted of 50% PSAs, 25% SARs and 25% RSUs; and

•        For remaining members of the Leadership Team: The annual equity award consisted of 33 1/3% PSAs, 33 1/3% SARs and 33 1/3% RSUs.

PSAs

➢      For Fiscal 2014, and thereafter, the time frame for measuring performance for PSAs was extended to three years (from one year), and three-year cliff vesting was implemented, subject to achievement of challenging and rigorous performance targets.

➢      For Fiscal 2015, streamlined the design of the PSAs granted to the NEOs, to provide for vesting based upon two performance metrics linked to the Company’s stockholder return and return on invested capital (Relative TSR and ROIC) rather than three metrics (Relative TSR, ROE and EBIT Margin Improvement).

➢      Weighted the two new PSA metrics for Fiscal 2015 as follows: one-half based on Relative TSR; and one-half based on ROIC.

➢      Incorporated a high degree of difficulty in the Relative TSR goals by requiring performance at the 60th percentile of the companies in the S&P Retail Select Industry Index before the target PSA payout is earned and performance at or above the 90th percentile of such companies before the maximum PSA payout is earned.

➢      Refined our metrics for PSAs granted in Fiscal 2015 to incorporate metrics that are more highly correlated with long-term value creation by replacing ROE with ROIC and setting the performance level for threshold payout at 12.5%, with the performance level for maximum payout set at 14.9%, to reward superior performance.

➢      Capped the percentage which may be earned by the NEOs at 100% of the target PSA payout in the event of negative TSR over the three-year performance period.

SARs and RSUs

➢      Continued four-year installment vesting to support objectives for talent retention.

A summary of the financial targets approved by the Committee for PSAs granted in Fiscal 2015 is presented below:

Payout Level Under Performance Metric	Total Stockholder Return vs. the S&P Retail Select Industry Index for Fiscal 2015 through Fiscal 2017*	Return on Invested Capital for Fiscal 2015 through Fiscal 2017*
Maximum	At or Above 90th Percentile	14.9% or More
Target	60th Percentile	13.7%
Threshold	At or Above 30th Percentile	12.5%

*	If the performance level falls between “Threshold” and “Target” or between “Target” and “Maximum,” the level of payout is determined through interpolation. Return On Invested Capital (ROIC) is a non-GAAP measure calculated as adjusted EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization, and Rent) divided by Total Average Invested Capital (comprising Gross Property and Equipment, Capitalized Value of Operating Leases, Receivables, Merch Inventory, and Prepaid and Other Current Assets; less Accounts Payable and Accrued Liabilities).

Compensation Program for Fiscal 2016

For Fiscal 2016, additional modifications have been made to the annual cash incentive program for the Leadership Team, including the NEOs. The modifications include refinements to include consideration of forward-looking strategic drivers that contribute to the Compensation and Organization Committee’s assessment of Company performance.

In Fiscal 2016, Company performance will continue to be based on a retrospective assessment of EBIT performance, as reflected in the weighted average overall annual Company IC achievement for associates below the Leadership Team level, considering a Spring Season IC weighting of 30% and a Fall Season IC weighting of 70%. The resulting IC payout factor will be adjusted up or down by up to 20% based on the Compensation and Organization Committee’s assessment of performance on a set of strategic drivers that are directly linked to the Company’s strategic priorities. This will allow the Company to focus on measures which support future brand health and improved financial performance.

The long-term incentive program for NEOs will remain the same, except that the Compensation and Organization Committee adopted a consistent long-term incentive mix for the entire Leadership Team for 2016 consisting of 50% PSAs and 50% time-vested RSUs, to balance long-term performance with retention considerations.

Best Practices

In addition to the changes to the compensation programs described above, the following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

➢       Emphasis on At-Risk Pay — For NEOs, the majority of their total compensation opportunity is contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.

➢       Rigorous Performance Metrics — Both the annual cash incentive payments and the PSA awards depend on corporate financial results. Starting in Fiscal 2015, annual cash incentive payments are earned for meeting challenging financial and strategic and operational performance measures, as well as recognizing and rewarding individual performance. The earning of PSAs depends on two critical metrics: Relative TSR and ROIC.

➢       Challenging Performance Targets — Company performance was rated at 85% of target under the IC Program for Fiscal 2015 performance because financial and strategic and operational goals were only achieved in part. In addition, the PSAs granted to NEOs in Fiscal 2014 and Fiscal 2015 are generally trending below target or below threshold, except that the PSAs granted in Fiscal 2015 tied to Relative TSR are trending at target. Additionally, the threshold EBIT Margin Improvement goal for the second tranche of PSAs granted to NEOs in Fiscal 2014 was not achieved, and that portion of those PSA awards was forfeited.

➢       No Excise Tax Gross-Up Payments — None of the NEOs are entitled to gross-up payments in the event that any payments or benefits provided to him or her by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

➢       Stock Ownership Guidelines — Executive officers and directors are subject to stock ownership guidelines that align their long-term financial interests with those of the Company’s stockholders.

➢       Clawback Policy — Each of the plans pursuant to which annual and long-term incentive compensation may be paid to the Company’s executive officers includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

➢       Derivatives and Hedging Policy — The Company prohibits associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

➢       Policy Against Pledging — The Company prohibits associates (including the NEOs) and directors from pledging any equity securities of the Company held by them.

➢       Policy Against Re-Pricing — The Company prohibits “re-pricing” of stock options or SARs without stockholder approval.

Compensation Process and Objectives

The Compensation and Organization Committee, in consultation with management of the Company and the Compensation and Organization Committee’s independent advisors, oversees the executive compensation and benefits program for the Company’s NEOs. The compensation program is comprised of a combination of base salary, annual incentive compensation, long-term incentives and associate benefits. The objective of the executive compensation program is to attract, motivate and retain key creative and management talent who thrive in the highly-competitive specialty retail industry. The executive compensation program is designed to encourage a high degree of teamwork and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation and sustaining of long-term stockholder value.

The Company operates in the fast-paced and highly-competitive arena of specialty retail. To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture. As such, the Company’s executive compensation and benefit programs are designed to:

•	Drive high performance to achieve financial goals and create long-term stockholder value;

•	Reflect the strong team-based culture of the Company;

•	Support the transition to a brand-based organizational model; and

•

Provide compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent.

Fiscal 2015 Compensation Actions

Base Salary

The base salaries of the NEOs reflect the Company’s operating philosophy, culture and business direction, with each base salary determined based upon an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, internal equity considerations, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers, and base salaries paid for comparable positions within an identified compensation peer group. No specific goals or weightings are applied to the factors considered in setting the level of base salary and, thus, the process relies on the subjective exercise of the Compensation and Organization Committee’s judgment.

The base salaries of the NEOs were reviewed by the Compensation and Organization Committee in March 2015. At that time, none of the NEOs received a salary increase. Effective on October 11, 2015, coincident with her appointment as a member of the Office of the Chairman, Ms. Crevoiserat’s base salary was increased to $800,000. Effective on December 21, 2015, coincident with her promotion to President and Chief Merchandising Officer, Ms. Horowitz’s base salary was increased to $1,100,000. The new base salaries for Ms. Crevoiserat and Ms. Horowitz were established with reference to market data on base salaries published by numerous sources including the peer group described below and surveys published by Hay Group and Equilar.

Annual Cash Incentive Plan

In Fiscal 2015, the annual cash incentive for NEOs and selected members of the Company’s Leadership Team was modified to provide more flexibility during a year of leadership transition and a challenging retail climate. The approach for Fiscal 2015 was designed to provide the Compensation and Organization Committee with flexibility in an uncertain year to reward (or decline to reward) NEOs and selected other senior executives as appropriate based on performance, in alignment with stockholder interests.

The Compensation and Organization Committee intends that any payments under this approach qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and under the

Company’s stockholder-approved Incentive Plan. Accordingly, annual cash incentive payments were subject to a minimum performance hurdle of $100 million in adjusted EBIT, below which no payments would be made.

The following is an overview of how the Incentive Plan worked in Fiscal 2015. Once the minimum performance hurdle was achieved, the IC Program enabled the Compensation and Organization Committee to evaluate Company financial performance as measured by adjusted EBIT, with upward or downward adjustments for holistic achievement on a basket of strategic and operational performance measures and individual performance:

Actual results for adjusted EBIT compared to goals set for the Spring and Fall seasons for total Company performance are shown below. Based on actual performance against these pre-established goals, the Committee determined that the preliminary payout percentage for Leadership Team members (including NEOs) based on total Company performance in Fiscal 2015 was 90% of target. By comparison, performance of the Hollister brand, as reflected in the weighted average of Spring and Fall incentives for Hollister associates below the Leadership Team level (whose seasonal incentives are based on an equal blend of Hollister results and overall Company results), was 133%; and performance of the Abercrombie & Fitch and abercrombie kids brands, as reflected in the weighted average of Spring and Fall incentives for Abercrombie & Fitch and abercrombie kids associates below the Leadership Team level (whose seasonal incentives are based on an equal blend of those brands’ results and overall Company results), was 61%.

	Total Company Financial Performance: Adjusted EBIT Goals ($000)
Performance Period	Threshold(1)	Target	Maximum	Actual Result(2)	Payout Percentage
Spring Season (30% weighting)	($80,600)	($22,800)	$13,400	($32,833)	83%
Fall Season (70% weighting)	$125,000	$194,800	$227,700	$190,716	93%
Preliminary Payout Percentage for Weighted-Average Company Financial Performance					90%

(1)	Payout of 25% of target would be achieved for performance at the threshold adjusted EBIT goals of ($80,600,000) and $125,000,000, with zero payout for lower performance.
(2)

Reported EBIT for Fiscal 2015 (determined in accordance with GAAP) was $72.8 million, which reconciles to the annualized adjusted EBIT results shown above (combined Spring Season and Fall Season) based on the following exclusions: (a) $19.6 million reflecting variances in foreign currency exchange rates versus budget, the cost of total IC payments for all associates, and certain accounting adjustments; (b) $31.8 million in restructuring, business transformation and store closure costs approved by the Board; (c) $12.8 million in legal settlements (each in excess of $5 million), to the extent that each such settlement exceeded budgeted estimates; (d) $2.5 million in consulting fees and other costs in connection with implementation of the Company’s profit improvement initiative; (e) non-budgeted executive severance costs of $4.8 million; and (f) $13.6 million of impairment charges.

The preliminary payout percentage was adjusted downward to 85% of target based on the Committee’s holistic evaluation of performance against a basket of strategic and operational performance measures, as shown below. The strategic and operational measures were not weighted or scored precisely, but rather the totality of Company performance informed the Committee’s judgment of how well accomplishments in Fiscal 2015 positioned the Company going forward.

Performance Measure	Status	Compensation and Organization Committee Evaluation of Company Performance
Company Financial Performance
Adjusted EBIT versus goals for Spring and Fall Seasons	Weighted full-year payout for Corporate is 90% of target.	90% of Target (Preliminary result for purposes of Leadership Team IC including NEOs)
Strategic and Operational Performance Measures
Customer Experience	Conversion gains across most brands, channels and geographies	Exceeds Expectation
Associate/Workplace Satisfaction	First Associate Engagement survey conducted in Fiscal 2015	Meets Expectation
Retention	Lower overall retention, especially in Store Management	Below Expectation
Diversity	Increased overall diversity, largely driven by Stores	Meets Expectation
Talent Development & Succession	Continued solid Home Office development, with new talent review process also implemented	Meets Expectation
	Final Company Performance Score for Leadership Team Members Including NEOs: (Range is 0% — 200% of Target)	85% of Target

Potential award opportunities, as well as actual annual incentive awards reflecting the Company Performance Score and Individual Performance scores, are detailed below. Individual target award opportunities did not change in Fiscal 2015, and award opportunities continued to be capped at twice target levels. The annual IC awards made to the NEOs who participated in the IC Program in Fiscal 2015 are listed in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement in the column captioned “Non-Equity Incentive Plan Compensation”.

NEO	Payment at Threshold Performance Level as a % of Base Salary(1)	Payment at Target Performance Level as a % of Base Salary	Payment at Maximum Performance Level as a % of Base Salary	Actual Payment as a % of Target Award
Jonathan E. Ramsden	0%	95%	190%	106%
Joanne C. Crevoiserat(2)	0%	75%	150%	117%
Fran Horowitz(2)	0%	125%	250%	131%
Diane Chang	0%	95%	190%	90%
Robert E. Bostrom	0%	45%	90%	102%
Christos E. Angelides	0%	125%	250%	0%

(1)	Leadership Team members (including NEOs) were only eligible for IC payment if the minimum performance hurdle of $100 million in adjusted EBIT was achieved.
(2)

For Fiscal 2016, Ms. Crevoiserat’s target annual incentive will increase from 75% to 85% and Ms. Horowitz’ target annual incentive will increase from 125% to 135%, in each case in connection with the executive officer taking on expanded responsibilities.

Individual Performance scores were recommended by management to the Compensation and Organization Committee with input from the Company Chairman in his capacity as a director, and reflected an assessment of each executive’s contribution to Company results. Fiscal 2015 incentive payments ranged from 0% of the target incentive opportunity to 131% of the target incentive opportunity, with an average of 91% for the NEOs. Mr. Angelides received 0% due to underperformance of the Abercrombie & Fitch and abercrombie kids brands, while Ms. Horowitz received 131% to recognize strong individual performance and excellent performance of the Hollister brand. The Compensation and Organization Committee believes that a high degree of differentiation in awards to individuals appropriately reinforces the Company’s pay for performance philosophy.

Long-Term Equity Incentives

Long-term equity incentives are used to balance the annual focus of the Incentive Plan by tying a significant portion of total compensation to performance achieved over multi-year periods. Under the 2005 LTIP and the Company’s Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”), the Compensation and Organization Committee may grant a variety of long-term incentive vehicles, including stock options, SARs, RSUs and PSAs. As noted above, in Fiscal 2015, the Company granted a combination of performance-based RSUs, SARs and PSAs.

The aggregate grant date fair value of the long-term incentives granted to the NEOs as part of the annual grant in Fiscal 2015 and the target mix of such awards is shown below. The aggregate grant date fair values represent each NEO’s annual equity grant, determined based on his or her performance, market pay data, and consideration of the competitiveness of his or her overall compensation package. Long-term incentives for the members of the Office of the Chairman (at the time of the annual grant of awards in March of 2015) were granted 50% in the form of PSAs, 25% in the form of SARs and 25% in the form of time-based RSUs. Other members of the Leadership Team were granted long-term incentives which were 33 1/3% in the form of PSAs, 33 1/3% in the form of SARs and 33 1/3% in the form of time-based RSUs. This change established more consistency in grant practices for the Leadership Team compared to Fiscal 2014. The Compensation and Organization Committee determined that this mix of awards effectively balances critical performance metrics and objectives for retention.

Aggregate Grant Date Fair Value and Target Mix of Annual Long-Term Incentives

Named Executive Officer	Aggregate Grant Date Fair Value	PSAs	RSUs	SARs
Jonathan E. Ramsden	$2,106,544	50%	25%	25%
Joanne C. Crevoiserat(1)	$1,293,832	33 1/3%	33 1/3%	33 1/3%
Fran Horowitz	$2,106,544	50%	25%	25%
Diane Chang	$1,293,832	33 1/3%	33 1/3%	33 1/3%
Robert E. Bostrom	$431,291	33 1/3%	33 1/3%	33 1/3%
Christos E. Angelides	$2,106,544	50%	25%	25%

(1)	Ms. Crevoiserat was appointed to the Office of the Chairman in October of 2015, after the annual grant in March of 2015.

Performance Share Awards. The number of PSAs earned will vary from 0% to 200% of target, depending on the level of achievement with respect to the rigorous performance criteria associated with the grants. A summary of the financial targets approved by the Committee for PSAs granted in Fiscal 2015 is presented below:

Payout Level Under Performance Metric	Total Stockholder Return vs. the S&P Retail Select Industry Index for Fiscal 2015 through Fiscal 2017*	Return on Invested Capital for Fiscal 2015 through Fiscal 2017*
Maximum	At or Above 90th Percentile	14.9% or More
Target	60th Percentile	13.7%
Threshold	At or Above 30th Percentile	12.5%

*	If the performance level falls between “Threshold” and “Target” or between “Target” and “Maximum,” the level of payout is determined through interpolation. Return On Invested Capital (ROIC) is a non-GAAP measure calculated as adjusted EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization, and Rent) divided by Total Average Invested Capital (comprising Gross Property and Equipment, Capitalized Value of Operating Leases, Receivables, Merch Inventory, and Prepaid and Other Current Assets; less Accounts Payable and Accrued Liabilities).

Restricted Stock Units (Annual Grant). The Company typically includes a performance component to the vesting schedule for RSUs for the NEOs. Subject to continued employment with the Company, performance-based RSUs granted in Fiscal 2015 to the NEOs will vest 25% a year over a four-year period beginning on March 15 of the immediately following calendar year, provided the Company’s adjusted non-GAAP net income is positive for the fiscal year ended immediately preceding the date the installment is to vest. If this performance hurdle is not met, the RSUs will not vest in accordance with the vesting schedule for that year. The NEOs would have the opportunity to earn back this unvested portion of the RSU award if the cumulative performance criteria are met in a subsequent year, subject to their continued employment with the Company. The use of positive adjusted non-GAAP net income as a performance hurdle complies with the IRS’ requirement for performance-based compensation, allowing the Company to treat the RSUs as tax-deductible compensation. This performance hurdle is not intended to have the same degree of rigor and difficulty as the performance goals used for annual cash IC awards and PSAs, since one of the Company’s main objectives in granting RSUs is to retain executives. The Compensation and Organization Committee retains the right to adjust equity vesting schedules for specific circumstances.

Stock Appreciation Rights. The SARs granted in Fiscal 2015 to the NEOs vest 25% a year over four years beginning on March 15 of the year following the grant date, subject to continued employment with the Company.

Special Award RSUs

Mr. Ramsden was granted 92,807 RSUs with an approximate total value of $2 million as of July 7, 2015. The value of the grant was approximately equal to a regular annual equity grant. This grant is intended to support the Company’s retention strategy and compensate Mr. Ramsden for the additional responsibilities he assumed as a member of the Office of the Chairman of the Company and Interim Principal Executive Officer since December 2014. Twenty-five percent of the Special Award RSUs granted to Mr. Ramsden vested on September 30, 2015, twenty-five percent of the Special Award RSUs will vest on May 31, 2016, and the remaining fifty percent of the Special Award RSUs will vest on November 30, 2016, subject to Mr. Ramsden’s continued employment on each applicable vesting date. Settlement of the Special Award RSUs granted to Mr. Ramsden will be deferred, and the shares of Common Stock subject to each vested portion of the Special Award RSUs will not be issued to Mr. Ramsden, until (i) the date that is six months following the date of Mr. Ramsden’s termination of employment for any reason other than his death or (ii) if sooner, the date of his death.

Equity Grant Policy

The Compensation and Organization Committee follows an Equity Grant Policy pursuant to which the Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by PSAs, RSUs and SARs granted to all associates. The annual equity grants typically are reviewed and approved at the Compensation and Organization Committee’s regular March meeting, although sign-on equity awards are generally approved at the time an executive officer commences employment with the Company. The grant date for the annual equity grants is the date of the Compensation and Organization Committee meeting at which they are approved. Administration of PSA, RSU and SAR awards is managed by the Company’s human resources department with specific instructions related to the timing of grants given by the Compensation and Organization Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows members of senior management to defer a portion of their compensation over and above the Internal Revenue Service (“IRS”) limits imposed on the Company’s 401(k) Plan. The Company also makes matching contributions to the Nonqualified Savings and Supplemental Retirement Plan and, prior to January 1, 2016 made retirement contributions for certain participants who began participation prior to January 1, 2014. Company contributions have a five-year vesting schedule from the date of employment by the Company. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on a similar basis (as a percentage of their compensation) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive with members of the Company’s identified compensation peer group and other companies with whom the Company competes for talent, and the Company’s contribution element provides retention value. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described and Company contributions and the individual account balances for the NEOs are disclosed under the section captioned “EXECUTIVE OFFICER COMPENSATION — Nonqualified Deferred Compensation” beginning on page 79 of this Proxy Statement.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary, up to a maximum of $2,000,000.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 15% of base salary and 75% of target annual cash incentive compensation for the disability period.

The Company does not offer perquisites to our executive officers that are not widely available to all full-time associates.

Role of the Compensation and Organization Committee

In Fiscal 2015, Compensation Advisory Partners LLC (“CAP”) served as the Compensation and Organization Committee’s independent compensation consultant and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) served as the Committee’s independent outside counsel. The only services that CAP and Gibson Dunn perform for the Company are at the direction of the Compensation and Organization Committee. Neither CAP

nor Gibson Dunn provided any services to the Company in Fiscal 2015 other than executive and director compensation consulting and advisory services. In this regard, the Compensation and Organization Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.

The Compensation and Organization Committee has the right to terminate the services of the outside counsel and the compensation consultant at any time. While the Compensation and Organization Committee retains Gibson Dunn and CAP directly, Gibson Dunn and CAP interact with the Company’s Executive Chairman of the Board, the Company’s Senior Vice President of Human Resources, the Company’s General Counsel and the Company’s COO and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Compensation and Organization Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding their work product prior to presentation to the Compensation and Organization Committee in order to confirm information is accurate or address other similar issues. A representative from CAP is generally present at all Compensation and Organization Committee meetings, and generally attends executive sessions of the Committee. Both Gibson Dunn and CAP provide independent perspectives on any management proposals. In Fiscal 2015, the Compensation and Organization Committee reviewed the factors specified in the NYSE corporate governance standards and determined that each of CAP and Gibson Dunn was independent and their respective work did not raise any conflict of interest.

Following our 2014 Annual Meeting of Stockholders, our Board and Board committees were substantially reconstituted. After assessing its needs, the new Compensation and Organization Committee elected to engage a new independent compensation consultant. In January 2016, following an extensive search process, the Compensation and Organization Committee selected and engaged Semler Brossy Consulting Group, LLC (“SBCG”) as the Compensation and Organization Committee’s independent compensation consultant. In selecting SBCG, the Compensation and Organization Committee considered the independence standards prescribed by the SEC and NYSE, and concluded that SBCG was independent and that its work would not raise any conflict of interest. The services SBCG provides are at the discretion of the Compensation and Organization Committee. As the Compensation and Organization Committee’s new independent compensation consultant, SBCG will review the design and operation of the Company’s executive compensation programs and make recommendations regarding the Company’s compensation practices for Fiscal 2016. SBCG will not provide any services to the Company in Fiscal 2016 other than executive and director compensation consulting and advisory services.

Decisions regarding the compensation of the NEOs are made solely by the Compensation and Organization Committee, although it does receive input from its independent advisors and management of the Company. The Company Chairman also provides input (in his capacity as a director ) with respect to the recommended compensation of the NEOs. The Compensation and Organization Committee often requests certain Company executive officers to be present at Compensation and Organization Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but do not have a vote in any decision-making.

Compensation and Benefits Structure

Pay Level — Determination of the appropriate pay opportunity

Pay levels for all associates of the Company, including the NEOs listed in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement, are based on a number of factors,

including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships including those among the executive officers and the performance of the individual, his/her area of responsibility and the Company as a whole. The Compensation and Organization Committee approves the pay levels for all the executive officers. In determining the pay levels, the Compensation and Organization Committee considers all elements of compensation and benefits.

The primary data source used in setting competitive market levels for the NEOs is information publicly disclosed by the peer retail companies listed below, based on a comparison prepared annually by the independent compensation consultant for the Compensation and Organization Committee. Published survey data from The Hay Group and Equilar is also used as a data source for select positions. The Compensation and Organization Committee does not precisely benchmark each NEO’s compensation to a defined market level, but the Committee does review market information as a general reference. Actual total compensation in a given year will vary above or below the individual’s target compensation levels based primarily on the attainment of overall Company financial goals and the creation of stockholder value.

The peer retail companies used by the Compensation and Organization Committee in determining the “competitive market” with respect to Fiscal 2015 compensation decisions are included in the table below. The peer group has changed relative to the peer group that was used in Fiscal 2014. Five companies were added to the peer group: Ascena Retail Group, Inc.; Carter’s Inc.; Chico’s FAS, Inc.; DSW Inc.; and Signet Jewelers Limited. Seven companies were removed: Dick’s Sporting Goods, Inc.; Nine West Holdings, Inc.; Nordstrom, Inc.; Quiksilver, Inc.; Ross Stores, Inc.; Tiffany & Co.; and V.F. Corporation. We believe that the updated peer group represents a better combination of companies in terms of size, business structure and competition. At the time the peer group was determined, the Company’s revenues approximated the peer group median and the Company’s market capitalization was positioned between median and the 75th percentile. At the end of Fiscal 2015, the Company was positioned at the 50th percentile in terms of revenues and the 27th percentile in terms of market capitalization.

• Aéropostale, Inc.	• Coach, Inc.	• L Brands, Inc.

• American Eagle Outfitters, Inc.	• DSW Inc.	• PVH Corp.

• ANN INC.	• Express, Inc.	• Ralph Lauren Corporation

• Ascena Retail Group, Inc.	• Foot Locker, Inc.	• Signet Jewelers Limited

• Carter’s, Inc.	• Guess?, Inc.	• Urban Outfitters, Inc.

• Chico’s FAS, Inc.	• Kate Spade & Company	• Williams-Sonoma, Inc.

Executive Agreements and Change-in-Control Benefits

The Compensation and Organization Committee carefully considers the use and conditions of employment agreements. The Compensation and Organization Committee recognizes that, in certain circumstances, formal written employment contracts are necessary in order to successfully recruit and retain senior executive officers. Consistent with this approach, in connection with their commencement of employment with the Company, each of Ms. Crevoiserat, Ms. Horowitz, Mr. Bostrom and Mr. Angelides entered into an offer letter with the Company that provided for certain benefits upon termination of employment and/or upon a change in control of the Company. The Compensation and Organization Committee believed that it was in the best interest of the Company to enter into these offer letters as a means of securing the employment of each of these executives and to provide the executives with a degree of security given the transition occurring at the Company.

On July 7, 2015, the Company entered into executive agreements (the “July 2015 Agreements”) with members of the Company’s Leadership Team, including each of Mr. Ramsden, Ms. Crevoiserat, Ms. Horowitz, Mr. Bostrom and Mr. Angelides. The Compensation and Organization Committee had previously approved the form of the July 2015 Agreements on April 20, 2015. The July 2015 Agreements are intended to support the Company’s retention strategy, protect the Company with restrictive covenants and align the Company’s practices with current practice in the Company’s industry and peer group.

In the case of a termination of employment of any of the NEOs within three months prior to or 18 months after a change of control, including resignation, retirement and termination due to death or disability, the vesting of all outstanding SARs, stock options and RSUs held by the NEO would accelerate. In addition, outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

In addition, all associates who participate in the Company’s stock-based compensation plans, including the NEOs, are entitled to certain benefits in the event of termination of employment due to death or disability or a change in control as set forth in the plan documents for the Company’s stock-based compensation plans. The terms and conditions of these arrangements are discussed in further detail in the section captioned “EXECUTIVE OFFICER COMPENSATION — Potential Payments Upon Termination or Change of Control” beginning on page 81 of this Proxy Statement.

Termination of Employment of Christos E. Angelides

On December 18, 2015, the employment of Christos E. Angelides, who had served as President of the Abercrombie & Fitch and abercrombie kids brands, was terminated effective on December 21, 2015 due to poor business performance in these brands. Under the terms of the agreement entered into by the Company and Mr. Angelides, fully executed on July 7, 2015 (the “Angelides Agreement”), the termination of Mr. Angelides’ employment was treated as a termination by the Company without cause.

Pursuant to the terms of the Angelides Agreement, the Company paid Mr. Angelides all accrued but unpaid compensation earned by him through the effective date of the termination of his employment (the “Angelides Termination Date”). In addition, since Mr. Angelides executed a release of claims acceptable to the Company, Mr. Angelides received and will receive amounts specified in the offer letter accepted by Mr. Angelides on June 10, 2014 (the “Angelides Offer Letter”):

•	The Company will continue to pay Mr. Angelides’ base salary in bi-weekly installments for 18 months following the Angelides Termination Date, with such payments totaling $1,492,500.

•

Mr. Angelides was eligible for a pro-rated portion of his annual cash incentive opportunity under the Incentive Plan but the Compensation and Organization Committee determined to pay zero, based on the Committee’s assessment of performance;

•

The Company will reimburse Mr. Angelides during the 18 months following the Angelides Termination Date for 100% of the monthly premium costs of continuation coverage for health insurance, with such payments totaling $12,912.

•

The Company paid Mr. Angelides an additional cash amount of $4,000,000 related to the forfeiture of his “Equity Replacement Grant” to which he is entitled under the Angelides Offer Letter, which amount represented payment for the 50% of the portion of Equity Replacement Grant that would have vested after year 1 of Mr. Angelides’ employment with the Company.

•	The total of these payments is shown in the “All Other Compensation” column in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement.

The Angelides Agreement imposes various restrictive covenants on Mr. Angelides including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their terms. The non-competition covenant prohibits Mr. Angelides from engaging in certain activities with identified competitors of the Company for a period of 12 months after the termination of his employment. The non-solicitation covenant prohibits Mr. Angelides from engaging in certain solicitation activities for a period of 24 months after the termination of his employment.

Clawback Policy

Each of the plans pursuant to which annual and long-term incentive compensation is or will be paid to the Company’s executive officers (i.e., the IC Program, the 2005 LTIP and the 2007 LTIP and the proposed 2016 Long-Term Incentive Plan for Associates) includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to the Company, without any requirement of misconduct on the part of the participant.

Stock Ownership Guidelines

As disclosed above under the caption “Executive Summary — Best Practices” on page 62 of this Proxy Statement, the Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009, which were further amended effective as of December 15, 2015. The Company’s stock ownership guidelines are posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Stock ownership guidelines for the Company’s executive officers are determined as a multiple of the executive officer’s base salary. The guideline for the Company’s Chief Executive Officer (if any) is set at five times annual base salary. The guideline for other executive officers is set at two times annual base salary. The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) or the date the person was first designated as an executive officer by the Board. The guidelines may be re-calculated, in the discretion of the Nominating and Board Governance Committee, when an individual changes pay grade (e.g., from senior vice president to executive vice president) and otherwise from time to time.

Until the amount contemplated by the guidelines is achieved, the executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise of stock options or stock-settled SARs or the vesting of restricted stock or RSUs. “Net shares” for purposes of the guidelines are those shares that remain after shares are sold or netted to pay (1) the exercise price of stock options or SARs (if applicable) and any withholding taxes associated with such exercise or (2) withholding or other taxes payable upon vesting of restricted stock or RSUs.

Failure to meet or, in unique circumstances, to show sustained progress toward meeting the stock ownership guidelines may be a factor considered by the Compensation and Organization Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

Executive officers who are subject to the stock ownership guidelines are to be notified each fiscal year as to the status of their compliance with the guidelines based on information available to the Company’s benefits department. Executive officers may provide supplemental information regarding shares held in street name, individual brokerage accounts or owned by a spouse or other immediate family member, if such information would be relevant to the calculation of such executive officer’s compliance with the stock ownership guidelines.

Directors are required to hold shares of the Company’s Common Stock with an initial value equal to five times the amount of the annual cash retainer paid to directors for Board service, calculated using the annual retainer as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) and the date the director is elected to the Board. It is anticipated that directors should be able to achieve the guideline within three years of joining the Board.

For purposes of calculating compliance with the stock ownership guidelines, the following shares count toward satisfaction of the requisite thresholds:

•	shares owned directly by the executive officer or director or his/her immediate family members in the same household;

•	shares held in trust for the benefit of the executive officer or director or his/her immediate family members;

•	shares of restricted stock or time-vested RSUs, vested or unvested;

•	shares of stock-settled SARs which are vested and in-the-money; and

•	shares credited to bookkeeping accounts pursuant to one of the Company’s deferred compensation plans.

Compensation Considerations Related to Tax Deductibility under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer and to each of the other three most highly compensated executive officers (excluding the Chief Financial Officer) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K. Section 162(m) exempts qualified performance-based compensation, among other things, from this deductibility limitation. However, the Compensation and Organization Committee’s policy is to maximize the deductibility of executive compensation, to the extent compatible with the needs of the business, as the Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation and Organization Committee may make pay decisions that result in compensation expense that is not fully deductible under Section 162(m). Further, the application of Section 162(m) is complex and may change with time (with potentially retroactive effect). For Fiscal 2015, the annual cash incentive awards to NEOs were subject to a minimum operating income goal of $100.0 million, calculated on a foreign exchange neutral basis and before total incentive compensation payments.

Compensation Considerations Related to Accounting

When determining amounts of long-term incentive grants to executive officers and other associates, the Compensation and Organization Committee examines the accounting cost associated with the grants. Under GAAP, grants of options, SARs, RSUs, PSAs and other share-based payments result in an accounting charge taken by the Company. The Compensation and Organization Committee considers the accounting implications of the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

REPORT OF THE COMPENSATION AND ORGANIZATION

COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Organization Committee reviewed the “COMPENSATION DISCUSSION AND ANALYSIS” and discussed it with management of the Company. Based on such review and discussion, the Compensation and Organization Committee recommended to the Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement.

Submitted by the Compensation and Organization Committee:

Michael E. Greenlees (Chair)	Terry L. Burman	Charles R. Perrin	Craig R. Stapleton

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by, the NEOs for Fiscal 2015, Fiscal 2014 and Fiscal 2013 in accordance with the rules promulgated by the SEC effective as of February 28, 2010.

Fiscal 2015 Summary Compensation Table

Name and Principal Position During Fiscal 2015	Fiscal Year	Salary(1)		Bonus(2)	Stock Awards(3)		Option Awards and SARs(4)		Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)		All Other Compensation(7)		Total
Jonathan E. Ramsden	2015		$995,000	—		$3,412,105		$615,544	$1,000,000		$13,725		$119,895		$6,156,269
Chief Operating Officer(8)	2014		$962,693	—		$1,425,644		$576,000	—		$12,103		$116,155		$3,092,595
	2013		$782,693	—		$1,574,179		$1,176,360	—		$4,937		$132,582		$3,670,751
Joanne C. Crevoiserat	2015		$767,019	—		$801,400		$492,432	$650,000		$1,300		$56,064		$2,768,215
Executive Vice President and Chief Financial Officer(9)	2014		$522,500	$450,000		$2,783,208		$1,229,400	—		$159		$32,958		$5,018,225
Fran Horowitz	2015		$1,005,096	—		$1,491,000		$615,544	$1,650,000		$348		$47,704		$4,809,692
President and Chief Merchandising Officer(10)	2014		$267,885	$712,500		$3,214,040		$248,659	—		$7		$6,187		$4,449,278
Diane Chang	2015		$995,000	—		$801,400		$492,432	$850,000		$37,917		$120,931		$3,297,680
Executive Vice President— Sourcing	2014 2013	$ $	995,000 995,000	— —	$ $	1,340,180 1,492,709	$ $	504,000 1,117,760	— —	$ $	34,446 14,461	$ $	97,562 158,155	$ $	2,971,188 3,778,085
Robert E. Bostrom	2015		$540,000	—		$267,146		$164,144	$250,000		$1		$28,725		$1,250,016
Senior Vice President, General Counsel and Corporate Secretary(11)
Christos E. Angelides	2015		$903,154	$—		$1,491,000		$615,544	—		$709		$5,550,145		$8,560,552
Former Brand President— Abercrombie & Fitch and abercrombie kids(12)	2014		$267,885	$912,000		$7,626,592		$595,500	—		$9		$36,993		$9,438,979

(1)	The amounts included in the “Salary” column for each year reflect a 52-week fiscal year.

(2)

The amounts included in the “Bonus” column for Fiscal 2014 reflect sign-on bonus payments as follows: (a) Joanne C. Crevoiserat —$125,000; (b) Fran Horowitz — $450,000; and (c) Christos E. Angelides — $612,000 (includes supplemental sign-on bonus of $512,000). In addition, the amounts reflect relocation bonus payments as follows: (a) Joanne C. Crevoiserat — $25,000; and (b) Christos E. Angelides — $50,000. Additionally, although no annual cash incentive payments were earned under the Incentive Plan for Fiscal 2014, Ms. Crevoiserat, Ms. Horowitz and Mr. Angelides had been guaranteed the following minimum annual cash incentive payments for Fiscal 2014 as an additional inducement to accepting employment with the Company: (a) Ms. Crevoiserat — $300,000; (b) Ms. Horowitz — $262,500; and (c) Mr. Angelides — $250,000. These amounts are reflected in the “Bonus” column for Fiscal 2014.

(3)

The amounts included in the “Stock Awards” column represent the grant date fair value related to PSAs and RSUs granted to the NEOs, computed in accordance with GAAP. The actual number of PSAs and RSUs granted in Fiscal 2015 is shown in the “Fiscal 2015 Grants of Plan-Based Awards” table beginning on page 76 of this Proxy Statement. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The maximum grant date fair value related to the PSAs (the NEOs can earn from 0% to 200% of target) was as follows: (a) Jonathan E. Ramsden — $1,957,000; (b) Joanne C. Crevoiserat — $782,800; (c) Fran Horowitz — $1,957,000; (d) Diane Chang — $782,800; (e) Robert E. Bostrom — $260,945; and (f) Christos E. Angelides — $1,957,000. The PSAs and RSUs that were granted to the NEOs will only deliver monetary value if the performance-based criteria to which they are subject are achieved. For a discussion of valuation assumptions, see “Note 13. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2015 Form 10-K. The PSAs granted to Mr. Angelides were subsequently forfeited upon termination of his employment with the Company.

(4)

The amounts included in the “Option Awards and SARs” column represent the grant date fair value related to SARs granted to the NEOs, computed in accordance with GAAP. The SARs that were granted to the NEOs will only deliver monetary value if the price of the Company’s Common Stock increases beyond the grant price after the awards vest. For a discussion of valuation assumptions, see “Note 13. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2015 Form 10-K. The actual number of SARs granted in Fiscal 2015 is shown in the “Fiscal 2015 Grants of Plan-Based Awards” table beginning on page 76 of this Proxy Statement. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown do not necessarily reflect the actual value received or to be received by the NEOs. The SARs granted to Mr. Angelides were subsequently forfeited upon termination of his employment with the Company.

(5)

For Fiscal 2015, all NEOs who are active as of the payout date will earn performance-based incentive cash compensation. For Fiscal 2014 and Fiscal 2013, none of the NEOs earned performance-based incentive cash compensation. Although no annual cash incentive payments were earned under the Incentive Plan for Fiscal 2014 performance, each of Ms. Crevoiserat, Ms. Horowitz and Mr. Angelides had been guaranteed the minimum annual cash incentive payment noted above, in footnote (2) to this table, for Fiscal 2014 as an additional inducement to accepting employment with the Company. For Fiscal 2015 and beyond, none of the current executive officers will be entitled to any guaranteed minimum annual non-equity cash incentive payment.

(6)

The amounts shown in this column for Fiscal 2015, Fiscal 2014 and Fiscal 2013 represent the above-market earnings on the NEOs’ respective Nonqualified Savings and Supplemental Retirement Plan balances. Above market-earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (AFR). The AFR for January 2016 was 3.14%.

(7)	The amounts shown in this column reflect All Other Compensation which included the following for Fiscal 2015:

All Other Compensation Table

Name	Company Contributions to 401(k) Plan(a)	Company Contributions to Nonqualified Savings and Supplemental Retirement Plan(b)	Life and Long-Term Disability Insurance Premiums Paid(c)	Relocation Expenses(d)	Severance	Total ($)
Jonathan E. Ramsden	$14,087	$98,263	$7,545	$—	$—	$119,895
Joanne C. Crevoiserat	$6,323	$41,686	$8,055	$—	$—	$56,064
Fran Horowitz	$10,117	$30,153	$7,434	$—	$—	$47,704
Diane Chang	$14,107	$93,763	$13,061	$—	$—	$120,931
Robert E. Bostrom	$12,002	$1,246	$15,477	$—	$—	$28,725
Christos E. Angelides	$2,706	$27,095	$4,980	$9,952	$5,505,412	$5,550,145

(a)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions to his or her accounts under the Company’s 401(k) Plan during Fiscal 2015.

(b)

For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions and, where applicable, supplemental retirement contributions to his or her accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2015.

(c)	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2015.

(d)	For Mr. Angelides, the amount shown in this column represents the total amount of relocation expenses incurred by the Company on behalf of the Mr. Angelides for Fiscal 2015.

(8)

Mr. Ramsden was promoted to the Chief Operating Officer of the Company on January 27, 2014 and was appointed Interim Principal Executive Officer of the Company on December 8, 2014. Until May 5, 2014, he also held the positions of Executive Vice President and Chief Financial Officer of the Company, positions he held throughout Fiscal 2013.

(9)

On May 5, 2014, Ms. Crevoiserat commenced employment with the Company as Executive Vice President and Chief Financial Officer. As a result, the table shows information for Ms. Crevoiserat only for Fiscal 2015 and Fiscal 2014.

(10)

On October 20, 2014, Ms. Horowitz commenced employment with the Company as Brand President — Hollister and was promoted to President and Chief Merchandising Officer of the Company on December 16, 2015. As a result, the table shows information for Ms. Horowitz only for Fiscal 2015 and Fiscal 2014.

(11)	For Mr. Bostrom, the table includes information for Fiscal 2015 only, as that is the only year during the applicable three-year period that he qualified as an NEO.

(12)

On October 20, 2014, Mr. Angelides commenced employment with the Company as Brand President — Abercrombie & Fitch and abercrombie kids and on December 18, 2015, his employment was terminated by the Company without cause. As a result, the table shows information for Mr. Angelides only for Fiscal 2015 and Fiscal 2014.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2015.

Fiscal 2015 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units		All Other Option/ SAR Awards: Number of Securities Underlying Options/ SARs(3)		Exercise or Base Price of Option/ SAR Awards	Grant Date Fair Value per Share of Stock Awards and Option/ SAR Awards	Grant Date Fair Value of Stock Awards and Option/ SAR Awards(4)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Jonathan E. Ramsden	Fiscal 2015	$0	$945,250	$1,890,500
	3/24/2015						25,000	(5)								$20.50	$512,500
	3/24/2015				0	(6)	50,000	(6)	100,000	(6)						$19.57	$978,500
	3/24/2015												67,568	(8)	$22.4600	$9.11	$615,544
	7/7/2015										92,807	(7)				$20.70	$1,921,105
Joanne C. Crevoiserat	Fiscal 2015	$0	$600,000	$1,200,000
	3/24/2015						20,000	(5)								$20.50	$410,000
	3/24/2015				0	(6)	20,000	(6)	40,000	(6)						$19.57	$391,400
	3/24/2015												54,054	(8)	$22.4600	$9.11	$492,432
Fran Horowitz	Fiscal 2015	$0	$1,375,000	$2,750,000
	3/24/2015						25,000	(5)								$20.50	$512,500
	3/24/2015				0	(6)	50,000	(6)	100,000	(6)						$19.57	$978,500
	3/24/2015												67,568	(8)	$22.4600	$9.11	$615,544
Diane Chang	Fiscal 2015	$0	$945,250	$1,890,500
	3/24/2015						20,000	(5)								$20.50	$410,000
	3/24/2015				0	(6)	20,000	(6)	40,000	(6)						$19.57	$391,400
	3/24/2015												54,054	(8)	$22.4600	$9.11	$492,432
Robert E. Bostrom	Fiscal 2015	$0	$243,000	$486,000
	3/24/2015						6,667	(5)								$20.50	$136,674
	3/24/2015				0	(6)	6,667	(6)	13,334	(6)						$19.57	$130,473
	3/24/2015												18,018	(8)	$22.4600	$9.11	$164,144
Christos E. Angelides	Fiscal 2015	$0	$1,243,750	$2,487,500
	3/24/2015						25,000	(5)								$20.50	$512,500
	3/24/2015				0	(6)	50,000	(6)	100,000	(6)						$19.57	$978,500
	3/24/2015												67,568	(8)	$22.4600	$9.11	$615,544

(1)

These columns show the potential cash payouts under the Company’s Incentive Plan for Fiscal 2015. These estimated future payments reflect the full annualized amounts. Refer to page 64 of this Proxy Statement for the performance metrics related to the Fiscal 2015 IC Program. If threshold performance criteria are not satisfied, then the payouts for all associates, including the NEOs, would be zero. The amounts paid to the NEOs under the Incentive Plan for Fiscal 2015 are shown in the “Non-Equity Incentive Plan Compensation” column in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement.

(2)	This column shows the number of performance-based RSUs and PSAs granted in Fiscal 2015 under the Company’s 2007 LTIP.

(3)	This column shows the number of SARs granted in Fiscal 2015 under the Company’s 2007 LTIP.

(4)

Represents the grant date fair value of the RSU, SAR or PSA award, as appropriate, determined in accordance with GAAP. The grant date fair values for RSU and performance-based PSA awards are calculated using the closing price of Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair values for market-based PSA awards are calculated using a Monte Carlo simulation. The grant date fair values for SARs are calculated using the Black-Scholes value on the grant date.

(5)

Represents RSUs granted in Fiscal 2015 under the Company’s 2007 LTIP that will vest in four equal annual installments, beginning on March 15, 2016, contingent upon the Company reporting a positive net income at the end of the fiscal year immediately preceding the date the tranche vests. The NEO has the opportunity to earn back one or more installments of the award if the cumulative performance hurdles are met in a subsequent year.

(6)

Represents the threshold, target and maximum number of PSAs granted under the 2007 LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Relative TSR vs. the S&P Retail Select Industry Index and ROIC.

(7)

Represents the Special Award RSUs granted to Mr. Ramsden under the Company’s 2007 LTIP, as described in “COMPENSATION DISCUSSION AND ANALYSIS — Fiscal 2015 Compensation Actions — Special Award RSUs” on page 67 of this Proxy Statement. Twenty-five percent of the Special Award RSUs granted to Mr. Ramsden vested on September 30, 2015, twenty-five percent of the Special Award RSUs will vest on May 31, 2016, and the remaining fifty percent of the Special Award RSUs will vest on November 30, 2016, subject to Mr. Ramsden’s continued employment on each applicable vesting date.

(8)	The SARs vest in four equal installments beginning on March 15, 2016, subject to the NEO’s continued employment with the Company.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2015.

Outstanding Equity Awards at Fiscal 2015 Year-End

	Option/SAR Awards						Stock Awards
Name	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable		Option/ SAR Exercise Price	Option/ SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(12)
Jonathan E. Ramsden	12/8/2008	10,000	0		$20.440	12/8/2018
	12/8/2008	50,000	0		$20.440	12/8/2018
	3/23/2010	140,000	0		$44.860	3/23/2020
	3/22/2011	70,000	0		$54.870	3/22/2021
	3/20/2012	50,625	16,875	(1)	$52.890	3/20/2022
							3/20/2012				5,375	(7)	$141,040
	3/26/2013	18,000	18,000	(2)	$45.690	3/26/2023
							3/26/2013				5,500	(8)	$144,320
	5/8/2013	10,000	10,000	(2)	$52.480	5/8/2023
							5/8/2013				3,000	(8)	$78,720
	3/31/2014	10,000	30,000	(3)	$39.636	3/31/2024
							3/31/2014				45,000	(9)	$1,180,800
	3/24/2015	0	67,568	(4)	$22.460	3/24/2025
							3/24/2015				50,000	(10)	$1,312,000
							3/24/2015				25,000	(10)	$656,000
							7/7/2015	69,605	(5)	$1,826,435
Joanne C. Crevoiserat	5/29/2014	18,750	56,250	(1)	$37.140	5/29/2024
	5/29/2014	3,750	11,250	(1)	$37.140	5/29/2024
							5/29/2014	48,750	(6)	$1,279,200
							5/29/2014	11,250	(6)	$295,200
	3/24/2015	0	54,054	(4)	$22.460	3/24/2025
							3/24/2015				20,000	(10)	$524,800
							3/24/2015				20,000	(10)	$524,800
Fran Horowitz	12/3/2014	6,120	18,363	(1)	$28.810	12/3/2024
							12/3/2014	78,099	(6)	$2,049,318
							12/3/2014				27,126	(9)	$711,786
	3/24/2015	0	67,568	(4)	$22.460	3/24/2025
							3/24/2015				50,000	(10)	$1,312,000
							3/24/2015				25,000	(10)	$656,000
Diane Chang	3/5/2007	50,000	0		$73.420	3/5/2017
	3/4/2008	50,000	0		$78.650	3/4/2018
	3/23/2010	105,000	0		$44.860	3/23/2020
	3/22/2011	70,000	0		$54.870	3/22/2021
	3/20/2012	50,625	16,875	(1)	$52.890	3/20/2022
							3/20/2012				5,375	(7)	$141,040
	3/26/2013	28,000	28,000	(2)	$45.690	3/26/2023
							3/26/2013				8,500	(8)	$223,040
	3/31/2014	8,750	26,250	(3)	$39.636	3/31/2024
							3/31/2014				11,250	(11)	$295,200
							3/31/2014				25,000	(9)	$656,000
	3/24/2015	0	54,054	(4)	$22.460	3/24/2025
							3/24/2015				20,000	(10)	$524,800
							3/24/2015				20,000	(10)	$524,800
Robert E. Bostrom	1/6/2014	7,500	7,500	(1)	$32.590	1/6/2024
							1/6/2014	8,400	(6)	$220,416
							3/31/2014				5,000	(9)	$131,200
	3/24/2015	0	18,018	(4)	$22.460	3/24/2025
							3/24/2015				6,667	(10)	$174,942
							3/24/2015				6,667	(10)	$174,942
Christos E. Angelides	12/3/2014	14,658	0		$28.810	12/3/2024

(1)	Each of these SAR awards vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(2)	Each of these SAR awards vests in four equal annual installments beginning on March 15, 2014, subject to the NEO’s continued employment with the Company.

(3)	Each of these SAR awards vests in four equal annual installments beginning on April 1, 2015, subject to the NEO’s continued employment with the Company.

(4)	Each of these SAR awards vests in four equal annual installments beginning on March 15, 2016, subject to the NEO’s continued employment with the Company.

(5)

Special Award RSUs granted to Mr. Ramsden as described in “COMPENSATION DISCUSSION AND ANALYSIS — Fiscal 2015 Compensation Actions — Special Award RSUs” on page 67 of this Proxy Statement. Twenty-five percent of the Special Award RSUs granted to Mr. Ramsden vested on September 30, 2015, twenty-five percent of the Special Award RSUs will vest on May 31, 2016, and the remaining fifty percent of the Special Award RSUs will vest on November 30, 2016, subject to Mr. Ramsden’s continued employment on each applicable vesting date.

(6)	Each of these RSU awards vests in four equal installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(7)

Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, contingent upon the Company’s achievement of positive adjusted non-GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(8)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2014, contingent upon the Company’s achievement of positive adjusted non-GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(9)

The number shown assumes that the PSAs granted for the Fiscal 2014 to Fiscal 2016 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR, ROE, and EBIT Margin Improvement.

(10)

The number shown assumes that the PSAs granted for the Fiscal 2015 to Fiscal 2017 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR, and ROIC. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2015 Grants of Plan-Based Awards” table on page 76 of this Proxy Statement for the threshold, target and maximum number of PSAs that can be earned.

(11)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2015, contingent upon the Company’s achievement of positive adjusted non-GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(12)	Market value represents the product of the closing price of Common Stock as of January 30, 2016, which was $26.24, multiplied by the number of RSUs or PSAs.

Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the vesting of RSUs during Fiscal 2015. No stock options or SARs were exercised by any of the NEOs during Fiscal 2015.

Fiscal 2015 Restricted Stock Units Vested

	Stock Awards (RSUs)
Name	Number of Shares Acquired on Vesting(1)	Value Realized Upon Vesting(2)
Jonathan E. Ramsden	18,709	$406,721
Joanne C. Crevoiserat	20,000	$409,400
Fran Horowitz	26,032	$664,076
Diane Chang	22,459	$489,783
Robert E. Bostrom	2,400	$64,752
Christos E. Angelides	138,841	$3,541,834

(1)

Settlement of Special Award RSUs granted to Mr. Ramsden will be deferred as described in “COMPENSATION DISCUSSION AND ANALYSIS — Fiscal 2015 Compensation Actions — Special Award RSUs” on page 67 of this Proxy Statement.

(2)

Value realized upon the vesting of RSU awards is calculated by multiplying the number of shares of Common Stock underlying the vested portion of each RSU award by the closing price of a share of Common Stock on the vesting date.

Nonqualified Deferred Compensation

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 75% of cash payouts to be received by the participant under the Company’s Incentive Plan. The Company will match the first 3% that the participant defers on a dollar-for-dollar basis. In addition, for eligible associates who most recently began participation prior to January 1, 2014, if the participant has made the maximum pre-tax deferrals permitted under the Company’s 401(k) Plan, which was $18,000 in calendar 2015, the Company will make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and cash payouts to be received under the Company’s Incentive Plan (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the Company’s 401(k) Plan (the “IRS Compensation Limit”), which was $265,000 in calendar 2015. This additional matching contribution is not available for associates who most recently commenced participation on or after January 1, 2014.

In calendar year 2015, the Company also made discretionary retirement contributions for participants who most recently began participation prior to January 1, 2014, in an amount equal to (a) the retirement contribution the participant would have received under the Company’s 401(k) Plan based on the participant’s gross compensation for purposes of the Company’s 401(k) Plan (before reduction for deferrals) reduced by (b) the participant’s actual retirement contribution under the Company’s 401(k) Plan for any calendar year. The discretionary retirement contribution was eliminated effective January 1, 2014 for associates who most recently commenced participation on or after January 1, 2014, and was eliminated effective January 1, 2016 for all other associates.

The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 4% per annum for Fiscal 2015. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times. Participants who most recently began participation prior to January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from the date of hire. Participants who most recently began participation on or after January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions after five years of service (i.e., there is a five-year cliff vesting period).

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions, for Fiscal 2015.

Nonqualified Deferred Compensation for Fiscal 2015 — Executive Contributions and

Company Matching Contributions

Name	Executive Contributions in Fiscal 2015(1)	Company Contributions in Fiscal 2015(2)	Aggregate Earnings in Fiscal 2015(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance as of January 30, 2016(4)
Jonathan E. Ramsden	$29,850	$82,898	$57,083	$—	$1,497,342
Joanne C. Crevoiserat	$147,904	$41,686	$6,047	$—	$245,917
Fran Horowitz	$30,153	$30,153	$1,623	$—	$73,444
Diane Chang	$29,850	$78,398	$116,791	$—	$3,023,659
Robert E. Bostrom	$4,154	$1,246	$4	$—	$5,404
Christos E. Angelides	$90,315	$27,095	$3,299	$—	$140,652

(1)

The amounts shown in this column reflect the base salary payments for Fiscal 2015 which were deferred by each NEO. No Incentive Plan cash payouts were made to any of the NEOs for Fiscal 2015 and, thus, none could be subject to deferral. All amounts in this column are included in the “Salary” column totals for Fiscal 2015 reported in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement.

(2)

The amounts shown in this column reflect the aggregate Company contributions which accrued during Fiscal 2015 and were credited to the NEOs’ respective accounts in Fiscal 2015 and Fiscal 2016. The total is comprised of the following: (a) matching contributions with respect to each NEO’s deferrals of base salary compensation for Fiscal 2015; (b) a make-up match that was equal to the match that would have been made to the Company’s 401(k) Plan had the dollars deferred to the Nonqualified Savings and Supplemental Retirement Plan not directly reduced the NEO’s eligible 401(k) compensation; and (c) if the NEO maximized the deferral to the Company’s 401(k) Plan and deferred at least 3% of base salary to the Nonqualified Savings and Supplemental Retirement Plan, at the end of the year, the Company made an additional Company contribution equal to 3% on any eligible compensation above the IRS Compensation Limit. These amounts are included in the “All Other Compensation” column totals for 2015 reported in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement.

(3)

Nonqualified deferred compensation balances earn fixed rates of interest. The rate for all account balances was fixed at 4% per annum for Fiscal 2015. The portion of the Fiscal 2015 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of their deferral contributions and Company matching contributions (which were made in Fiscal 2015 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2015 reported in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement. These amounts are included as part of the aggregate earnings reported in this “Aggregate Earnings in Fiscal 2015” column for: (a) Mr. Ramsden — $12,273; (b) Ms. Horowitz — $349; (c) Ms. Chang — $25,110; (d) Mr. Bostrom — $1; and (e) Mr. Angelides — $709.

(4)

These amounts are as of January 30, 2016 and do not take into account the amounts in the “Company Contributions in Fiscal 2015” column in the table above that were accrued during Fiscal 2015 but were credited to the NEOs’ respective accounts in Fiscal 2016. The following amounts are included in the balance as of January 30, 2016 and previously were reported as compensation to the listed NEOs in the Summary Compensation Tables for Fiscal 2006 through Fiscal 2015 (except for Mr. Ramsden, who was not a listed officer until Fiscal 2008; Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz, who were not listed officers until Fiscal 2014, and Mr. Bostrom, who was not a listed officer until Fiscal 2015): (a) Mr. Ramsden — $424,765; (b) Ms. Crevoiserat — $37,669; (c) Ms. Horowitz — $36,249; (d) Ms. Chang — $907,031; (e) Mr. Bostrom — $1,247; and (f) Mr. Angelides — $32,405.

Under the Nonqualified Savings and Supplemental Retirement Plan, the Company also made an annual retirement contribution, for participants who most recently began participation prior to January 1, 2014, in respect of Fiscal 2015 equal to 2% of the amount by which the associate’s base salary and cash payouts to be received under the Company’s Incentive Plan exceed the IRS Compensation Limit, which was $265,000 for calendar 2015. Participants become vested in Company retirement contributions and earnings on those retirement contributions ratably over a five-year period.

The following table provides information concerning the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for Company retirement contributions, for Fiscal 2015.

Nonqualified Deferred Compensation for Fiscal 2015 — Company Supplemental

Annual Retirement Contributions

Name	Executive Contributions in Fiscal 2015 ($)	Company Contributions in Fiscal 2015 ($)(1)	Aggregate Earnings in Fiscal 2015 ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of January 30, 2016 ($)(3)
Jonathan E. Ramsden	$—	$15,365	$6,944	$—	$182,323
Joanne C. Crevoiserat(4)	$—	$—	$—	$—	$—
Fran Horowitz(4)	$—	$—	$—	$—	$—
Diane Chang	$—	$15,365	$59,520	$—	$1,526,206
Robert E. Bostrom	$—	$—	$—	$—	$—
Christos E. Angelides(4)	$—	$—	$—	$—	$—

(1)

The amounts shown in this column reflect the Company’s retirement contributions which accrued during Fiscal 2015 and were credited to the NEOs’ respective accounts in Fiscal 2015 and Fiscal 2016. These retirement contributions are included in the “All Other Compensation” column totals for 2015 reported in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement.

(2)

The amounts included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2015 reported in the “Fiscal 2015 Summary Compensation Table” beginning on page 74 of this Proxy Statement represent earnings in Fiscal 2015 with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of retirement contributions (which were made in Fiscal 2015 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2015” column for: (a) Mr. Ramsden — $1,493; and (b) Ms. Chang — $12,797.

(3)

These amounts are as of January 30, 2016 and do not take into account the amounts in the “Company Contributions in Fiscal 2015” column in the table above that were accrued in Fiscal 2015 but were credited to the NEOs’ respective accounts in Fiscal 2016. The following amounts are included in the balance as of January 30, 2016 and previously were reported as compensation to the listed NEOs in the Summary Compensation Tables for Fiscal 2006 through Fiscal 2015 (except for Mr. Ramsden, who was not a listed officer until Fiscal 2008): (a) Mr. Ramsden — $127,309; and (b) Ms. Chang — $769,601.

(4)

Mr. Bostrom and Mr. Angelides were not eligible to receive Company retirement contributions for Fiscal 2015 since Mr. Bostrom has chosen not to participate in the program and Mr. Angelides was terminated from employment with the Company prior to the end of Fiscal 2015.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates employment with the Company before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines including the IRS definition of an unforeseeable emergency.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the Supplemental Executive Retirement Plan for the Company’s former Chief Executive Officer Michael S. Jeffries.

In the event of a change in control of the Company, the Company’s Board has the authority to terminate the Nonqualified Savings and Supplemental Retirement Plan and accelerate the payment of the aggregate balance of each participant’s account.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Potential Payments Upon Termination or Change of Control

The following tables describe: (i) the approximate payments that would have been made to the NEOs (other than Mr. Angelides) pursuant to agreements, plans or individual award agreements in effect on January 30, 2016, the last day of Fiscal 2015, in the event of the termination of employment of these NEOs under the circumstances described below, assuming such termination took place on January 30, 2016; and (ii) the approximate payments that have been and will be made to Christos E. Angelides as a result of his termination as an associate of the Company effective December 18, 2015. The table captioned “Outstanding Equity Awards at Fiscal 2015 Year-End” beginning on page 77 of this Proxy Statement contains more information regarding the vested options and SARs held by the NEOs as of the end of Fiscal 2015.

Executive Agreements

On July 7, 2015, Abercrombie & Fitch Management Co., a subsidiary of the Company (“A&F Management”), executed and entered into agreements with each of Jonathan E. Ramsden, Joanne C. Crevoiserat, Fran Horowitz, Robert E. Bostrom and Christos E. Angelides. The July 2015 Agreements are intended to support the Company’s retention strategy, protect the Company with restrictive covenants and align the Company’s practices with current practices in the Company’s industry and peer group.

Following Ms. Crevoiserat’s assumption of leadership responsibility for store operations and asset protection and sustainability, in addition to her ongoing responsibilities as Executive Vice President and Chief Financial Officer, and in order to align the benefits Ms. Crevoiserat would receive under her agreement with

A&F Management with those to be received by other executive officers of the Company, Ms. Crevoiserat entered into a new agreement with A&F Management as of October 15, 2015 (the “October 2015 Agreement” and, collectively with the July 2015 Agreements, the “2015 Agreements”). The terms of Ms. Crevoiserat’s October 2015 Agreement superseded the terms of her July 2015 Agreement in their entirety.

The term of the 2015 Agreements will end on July 7, 2017, with no evergreen renewal. However, if a change of control (as defined in the 2015 Agreements) occurs during the original term, the term of the 2015 Agreements will extend until the later of the expiration of the original term and the expiration of the one-year period following the date of the change of control.

If the employment of an NEO is terminated by the Company without “cause” (other than as a result of his or her death or disability) or by the NEO for “good reason” (each as defined in the 2015 Agreements) during the term (other than during the one-year period following a change of control of the Company) and the NEO executes a release of claims (a “Release”) acceptable to the Company:

•

the Company is to continue to pay the NEO’s base salary in bi-weekly installments for 12 months (in the case of Mr. Bostrom) or 18 months (in the case of Mr. Ramsden, Ms. Crevoiserat and Ms. Horowitz) following the termination date;

•

the Company will pay the NEO a pro-rata annual cash incentive based on actual performance during the applicable bonus period (as defined in the 2015 Agreement) and the number of days elapsed in the applicable bonus period prior to the termination date, which payment will be at the full discretion of the Compensation and Organization Committee;

•

the Company will reimburse the NEO during the 12 months (in the case of Mr. Bostrom) or 18 months (in the case of Mr. Ramsden, Ms. Crevoiserat and Ms. Horowitz) following the termination date for 100% of the monthly premium costs of COBRA subject to the NEO’s election of such coverage and the additional eligibility requirements set forth in the 2015 Agreement;

•

in the case of Ms. Crevoiserat and Ms. Horowitz, the Company will pay the NEO the additional cash amounts to which they are entitled under their respective offer letters executed when they joined the Company;

•

the outstanding equity awards (other than the Special Award RSUs granted to Mr. Ramsden) held by the NEO will vest (if at all) in accordance with the terms of the applicable award agreements and, in the case of Ms. Crevoiserat and Ms. Horowitz, their respective offer letters; and

•

in the case of Mr. Ramsden, a pro-rated portion of the Special Award RSUs (less any previously vested portion) will vest based on the number of days within the period from July 7, 2015 to November 30, 2016.

On December 18, 2015, Mr. Angelides’ employment was terminated by the Company without cause. As a result, he became entitled to receive the same payments and benefits that Ms. Crevoiserat and Ms. Horowitz would have received in such an event as described above.

If the employment of an NEO is terminated by the Company without cause or by the NEO for good reason during the one-year period following a change of control of the Company and the NEO executes a Release acceptable to the Company:

•

the Company will (i) pay Mr. Ramsden a lump-sum payment in an amount equal to 18 months of his base salary, (ii) continue to pay Ms. Crevoiserat’s and Ms. Horowitz’s base salary in bi-weekly installments for 18 months following the termination date and (iii) pay Mr. Bostrom a lump-sum payment in an amount equal to 12 months of his base salary;

•

the Company will pay the NEO a lump-sum payment in an amount equal to the NEO’s target bonus opportunity under the Company’s short-term cash bonus plan in which the NEO is then eligible to participate;

•

the Company will reimburse the NEO during the 18 months (in the case of Mr. Ramsden, Ms. Crevoiserat and Ms. Horowitz) or 12 months (in the case of Mr. Bostrom) following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and the additional eligibility requirements set forth in the 2015 Agreement;

•	the outstanding equity awards (other than the Special Award RSUs granted to Mr. Ramsden) held by the NEO will vest (if at all) in accordance with the terms of the applicable award agreements; and

•

the Special Award RSUs will vest in accordance with the terms of the 2007 LTIP, provided, that if the change of control occurs within three months of the termination of Mr. Ramsden’s employment by the Company without cause and a portion of the Special Award RSUs had vested in connection with such prior termination of employment, Mr. Ramsden would be entitled to the vesting of an additional number of Special Award RSUs equal to the excess of (i) the Special Award RSUs that would have vested pursuant to the change of control provisions of the 2007 LTIP if he had remained employed through the date of the change of control over (ii) the number of Special Award RSUs that had vested upon the termination of his employment.

In the case of Ms. Crevoiserat and Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable with respect to a “Change of Control” under their respective offer letters executed when they joined the Company.

If the employment of an NEO is terminated by reason of his or her disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason or by reason of the NEO’s death or disability, the outstanding equity awards (other than the Special Award RSUs granted to Mr. Ramsden) held by the NEO will vest (if at all) in accordance with the terms of the applicable award agreements. If the employment of Mr. Ramsden is terminated by the Company for cause or by Mr. Ramsden without good reason, Mr. Ramsden will forfeit all unvested Special Award RSUs. If his employment is terminated by reason of his death or disability, all unvested Special Award RSUs will vest upon his death or, if termination is due to his disability, upon the date of his termination.

The 2015 Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits the NEOs from engaging in certain activities with identified competitors of the Company during his or her employment and for a period of 12 months after the termination of his or her employment. The non-solicitation covenant prohibits the NEOs from engaging in certain solicitation activities during his or her employment and for a period of 24 months after the termination of his or her employment. The non-disparagement covenant is in effect during the NEOs’ employment and at all times thereafter.

Each NEO will receive the value of his or her accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause or voluntary termination by the NEO).

In the case of a termination of employment within three months prior to or 18 months after a change of control, including resignation, retirement and termination due to death or disability, in addition to the benefits under the plans mentioned in the preceding paragraph, the vesting of all outstanding SARs, stock options and RSUs held by the NEOs would accelerate. In addition, outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

Jonathan E. Ramsden

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value		Retirement Plan Value(6)	Total
Voluntary Termination	$—		$—		$—		$1,908,783	$1,908,783
Death(6)	$—		$—		$5,594,722	(4)	$1,908,783	$7,503,505
Not for Cause	$2,492,500	(1)	$34,559	(3)	$375,746	(5)	$1,908,783	$4,811,588
Good Reason	$2,492,500	(1)	$34,559	(3)	$375,746	(5)	$1,908,783	$4,811,588
Disability	$—		$—		$5,594,722	(4)	$1,908,783	$7,503,505

Change of Control	Cash Severance		Benefits Continuation		Equity Value(4)		Retirement Plan Value(6)	Total
	$2,437,750	(2)	$34,559	(3)	$5,594,722		$1,908,783	$9,975,814

(1)

Under his 2015 Agreement, if the employment of Mr. Ramsden is terminated by the Company without cause or by Mr. Ramsden for good reason, the Company would be required to continue his base salary for a period of eighteen months. The Company would also be required to pay Mr. Ramsden a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(2)

Under his 2015 Agreement, if the employment of Mr. Ramsden is terminated by the Company without cause or by Mr. Ramsden for good reason, during the one-year period following a change of control, subject to Mr. Ramsden executing a Release, the Company would be required to pay Mr. Ramsden a lump-sum payment in an amount equal to 18 months of base salary. The Company would also be required to pay Mr. Ramsden a lump-sum payment equal to Mr. Ramsden’s target bonus opportunity under the Company’s short-term cash bonus plan.

(3)

Under his 2015 Agreement, the Company would be required to continue Mr. Ramsden’s medical, dental, and other associate welfare benefits for a time period of 18 months, subject to his election of such coverage and the additional requirements set forth in his 2015 Agreement.

(4)

The value of Mr. Ramsden’s equity holdings is calculated as $5,594,722 and relates to unvested RSUs, unearned target PSAs and unvested SARs as of January 30, 2016. This $5,594,722 is the sum of: (a) the number of unvested RSUs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (b) the number of unearned target PSAs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (c) the in-the-money value of the unvested SARs on the same date.

(5)

Under his 2015 Agreement, if the employment of Mr. Ramsden is terminated by the Company without cause or by Mr. Ramsden for good reason, the Company would accelerate vesting on a pro-rated portion of the Special Award RSUs, less any previously vested portion.

(6)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(7)

Although not shown in the above table, Mr. Ramsden also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Ramsden passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Ramsden’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

Joanne C. Crevoiserat

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
Voluntary Termination	$—		$—		$—	$247,525	$247,525
Death(6)	$—		$—		$2,828,324	$284,903	$3,113,227
Not for Cause	$4,850,000	(1)	$35,177	(3)	$—	$247,525	$5,132,702
Good Reason	$4,850,000	(1)	$35,177	(3)	$—	$247,525	$5,132,702
Disability	$—		$—		$2,828,324	$284,903	$3,113,227

Change of Control	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
	$1,800,000	(2)	$35,177	(3)	$2,828,324	$284,903	$4,948,404

(1)

Under her 2015 Agreement, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Crevoiserat a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee. In addition, the Company would be required to pay Ms. Crevoiserat an additional cash amount of $3,000,000 in lieu of all outstanding unvested equity replacement grants as provided for under the offer letter executed when she joined the Company, which right to payment continues in effect under her 2015 Agreement.

(2)

Under her 2015 Agreement, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason, during the one-year period following a change of control, subject to Ms. Crevoiserat executing a Release, the Company would be required to continue Ms. Crevoiserat’s base salary for a period of 18 months. The Company would also be required to pay Ms. Crevoiserat a lump-sum payment equal to Ms. Crevoiserat’s target bonus opportunity under the Company’s short-term cash bonus plan.

(3)

Under her 2015 Agreement, the Company would be required to continue Ms. Crevoiserat’s medical, dental, and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2015 Agreement.

(4)

The value of Ms. Crevoiserat’s equity holdings is calculated as $2,828,324 and relates to unvested RSUs, unearned target PSAs and unvested SARs as January 30, 2016. This $2,828,324 is the sum of: (a) the number of unvested RSUs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (b) the number of unearned target PSAs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (c) the in-the-money value of the unvested SARs on the same date.

(5)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(6)

Although not shown in the above table, Ms. Crevoiserat also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Crevoiserat passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Crevoiserat’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Fran Horowitz

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
Voluntary Termination	$—		$—		$—	$57,532	$57,532
Death(6)	$—		$—		$4,984,511	$94,254	$5,078,765
Not for Cause	$5,525,000	(1)	$35,311	(3)		$57,532	$5,617,843
Good Reason	$5,525,000	(1)	$35,311	(3)		$57,532	$5,617,843
Disability	$—		$—		$4,984,511	$94,254	$5,078,765

Change of Control	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
	$3,025,000	(2)	$35,311	(3)	$4,984,511	$94,254	$8,139,076

(1)

Under her 2015 Agreement, if the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Horowitz a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee. In addition, the Company would be required to pay Ms. Horowitz an additional cash amount of $2,225,000 in lieu of all outstanding unvested equity replacement grants as provided for under the terms of the offer letter executed when she joined the Company, which right to payment continues in effect under her 2015 Agreement.

(2)

Under her 2015 Agreement, if the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason, during the one-year period following a change of control, subject to Ms. Horowitz executing a Release, the Company would be required to continue Ms. Horowitz’s base salary for a period of 18 months. The Company would also be required to pay Ms. Horowitz a lump-sum payment equal to Ms. Horowitz’s target bonus opportunity under the Company’s short-term cash bonus plan.

(3)

Under her 2015 Agreement, the Company would be required to continue Ms. Horowitz’s medical, dental, and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional eligibility requirements set forth in her 2015 Agreement.

(4)

The value of Ms. Horowitz’s equity holdings is calculated as $4,984,511 and relates to unvested RSUs, unearned target PSAs and unvested SARs as January 30, 2016. This $4,984,511 is the sum of: (a) the number of unvested RSUs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (b) the number of unearned target PSAs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (c) the in-the-money value of the unvested SARs on the same date.

(5)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(6)

Although not shown in the above table, Ms. Horowitz also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Horowitz passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Horowitz’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Diane Chang

Normal Course of Business	Cash Severance	Benefits Continuation	Equity Value(1)	Retirement Plan Value(2)	Total
Voluntary Termination	$—	$—	$—	$5,192,188	$5,192,188
Death(3)	$—	$—	$2,569,204	$5,192,188	$7,761,392
Disability	$—	$—	$2,569,204	$5,192,188	$7,761,392

Change of Control	Cash Severance	Benefits Continuation	Equity Value(1)	Retirement Plan Value(2)	Total
	$—	$—	$2,569,204	$5,192,188	$7,761,392

(1)

The value of Ms. Chang’s equity holdings is calculated as $2,569,204 and relates to unvested RSUs, unearned target PSAs and unvested SARs at January 30, 2016. This $2,569,204 is the sum of: (a) the number of unvested RSUs multiplied by $26.24 market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (b) the number of unearned target PSAs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (c) the in-the-money value of the unvested SARs on the same date. None of the vested equity awards at year-end were in the money.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)

Although not shown in the above table, Ms. Chang also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Chang passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Chang’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Robert E. Bostrom

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
Voluntary Termination	$—		$—		$—	$38,780	$38,780
Death(7)	$—		$—		$769,608	$40,027	$809,635
Not for Cause	$790,000	(1)	$16,284	(3)		$38,780	$845,064
Good Reason	$790,000	(1)	$16,284	(3)		$38,780	$845,064
Disability	$—		$—		$769,608	$40,027	$809,635

Change of Control	Cash Severance		Benefits Continuation		Equity Value(4)	Retirement Plan Value(5)	Total
	$783,000	(2)	$16,284	(3)	$769,608	$40,027	$1,608,919

(1)

Under his 2015 Agreement, if the employment of Mr. Bostrom is terminated by the Company without cause or by Mr. Bostrom for good reason, the Company would be required to continue his base salary for a period of 12 months. The Company would also be required to pay Mr. Bostrom a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(2)

Under his 2015 Agreement, if the employment of Mr. Bostrom is terminated by the Company without cause or by Mr. Bostrom for good reason, during the one-year period following a change of control, subject to Mr. Bostrom executing a Release, the Company would be required to pay Mr. Bostrom a lump-sum payment in an amount equal to 12 months of base salary. The Company would also be required to pay Mr. Bostrom a lump-sum payment equal to Mr. Bostrom’s target bonus opportunity under the Company’s short-term cash bonus plan.

(3)

Under his 2015 Agreement, the Company would be required to continue Mr. Bostrom’s medical, dental, and other associate welfare benefits for a time period of 12 months, subject to his election of such coverage and the additional eligibility requirements set forth in his 2015 Agreement.

(4)

The value of Mr. Bostrom’s equity holdings is calculated as $769,608 and relates to unvested RSUs, unearned target PSAs and unvested SARs as January 30, 2016. This $769,608 is the sum of: (a) the number of unvested RSUs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (b) the number of unearned target PSAs multiplied by $26.24 (the market price of the Company’s Common Stock as of January 29, 2016 (the last business day of Fiscal 2015)) plus (c) the in-the-money value of the unvested SARs on the same date.

(5)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(6)

Although not shown in the above table, Mr. Bostrom also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Bostrom passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Bostrom’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

Christos E. Angelides

	Cash Payments		Benefits Continuation		Equity Value(3)	Retirement Plan Value(4)	Total
Severance	$5,492,500	(1)	$12,912	(2)	$—	$108,194	$5,613,606

(1)

Under the Angelides Agreement, the Company is required to continue Mr. Angelides’ base salary for a period of 18 months. In addition, the Company will be required to pay Mr. Angelides an additional cash amount of $4,000,000 in lieu of all outstanding unvested equity replacement grants as provided for under the terms of the Angelides Offer Letter, which right to payment continued in effect under the Angelides Agreement.

(2)

Under the Angelides Agreement, the Company is required to continue Mr. Angelides’ medical, dental, and other associate welfare benefits for a time period of 18 months, subject to his election of such coverage and the additional eligibility requirements set forth in the Angelides Agreement.

(3)	As of January 29, 2016, Mr. Angelides’ outstanding equity awards had no value.

(4)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(K) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

EQUITY COMPENSATION PLANS

The Company has five equity compensation plans under which shares of Common Stock are authorized for issuance to eligible directors, officers and associates: (i) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (ii) the 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”); (iii) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (iv) the 2005 LTIP; and (v) the 2007 LTIP. Since June 13, 2007, the Company has issued awards under two of the five equity compensation plans under which shares of Common Stock are authorized for issuance: the 2005 LTIP and the 2007 LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005; (ii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iii) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Director Stock Plan, the 2005 LTIP and the 2007 LTIP, all stockholder-approved plans, as a group and for the 2002 Associates Stock Plan and the 2003 Director Stock Plan, both non-stockholder-approved plans, as a group, in each case as of January 30, 2016:

	Equity Compensation Plan Information
Plan category	Number of shares underlying outstanding options, restricted stock units and rights(a)		Weighted-average exercise price of shares underlying outstanding options and rights(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(c))
Equity compensation plans approved by stockholders(1)	7,488,694	(3)	$33.61	(4)	256,051	(5)
Equity compensation plans not approved by stockholders(2)	58,229	(6)	$72.45	(7)	—	(8)
Total	7,546,923		$33.89		256,051

(1)

The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of May 21, 2003.

(2)

The 2002 Associates Stock Plan and the 2003 Director Stock Plan were terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of restricted shares granted under the 2002 Associates Stock Plan; (b) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (c) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of July 31, 2005.

(3)

Represents the number of underlying shares of Common Stock associated with outstanding options, SARs, RSUs, PSAs and share equivalents under stockholder-approved plans and includes 2,076 share equivalents attributable to compensation deferred by associates and also non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 170,000 options granted under the 2005 LTIP, 319,733 RSUs granted under the 2005 LTIP, 97,126 PSAs granted under the 2005 LTIP, 851,141 SARs granted under the 2005 LTIP, 134,117 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2005 LTIP, 45,200 options granted under the 2007 LTIP, 1,351,564 RSUs granted under the 2007 LTIP, 206,085 PSAs granted under the 2007 LTIP, 4,449,974 SARs granted under the 2007 LTIP and 23,378 share equivalents attributable to compensation deferred by an associate (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2007 LTIP. Outstanding PSAs granted under the 2005 LTIP and the 2007 LTIP reflect known or targeted award amounts as of January 30, 2016. Subsequent to January 30, 2016, it was determined that the threshold 2015 EBIT Margin Improvement goal for PSAs granted in Fiscal 2014 was not achieved and, as such, those portions of the respective PSA awards were forfeited. Of the PSAs that were outstanding as of January 30, 2016, a maximum of 151,084 and 367,759 PSAs could be earned under the 2005 LTIP and the 2007 LTIP, respectively.

(4)

Represents the weighted-average exercise price of options and SARs outstanding under the 2005 LTIP and the 2007 LTIP and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan or the 2005 LTIP. See note (3) above with respect to RSUs and PSAs granted under the 2005 LTIP and the 2007 LTIP. The weighted-average exercise price does not take these awards into account.

(5)

Represents the number of securities remaining available for future issuance under stockholder-approved equity compensation plans and is comprised of a notional deficit of (314,997) shares under the 2005 LTIP and 571,048 shares remaining available under the 2007 LTIP.

Based on the net share counting methodology adopted by the Company in accordance with the terms of the 2005 LTIP and the 2007 LTIP, SARs are measured on an intrinsic value basis, which means that an SAR does not have any value and does not reduce the number of shares available on a net basis unless the Common Stock price increases above the initial grant price and then only reduces the number of shares available on a net basis to the extent of the intrinsic value above the initial grant price. Under the 2005 LTIP and the 2007 LTIP, shares available for future issuance are reduced by the number of PSAs that are expected to be earned. In addition, under the 2005 LTIP and the 2007 LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise, which have been calculated using an estimated tax rate of 32%.

On a net basis, as of January 30, 2016, there were 562,600 shares available for future issuance under the 2005 LTIP and 5,445,357 shares available for future issuance under the 2007 LTIP.

(6)

Represents the gross number of underlying shares of Common Stock associated with outstanding options, restricted shares and share equivalents under plans not approved by stockholders and includes 55,800 options granted under the 2002 Associates Stock Plan, 300 restricted shares granted under the 2002 Associates Stock Plan and 2,129 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to pervious deferrals) and distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)

Represents the weighted-average exercise price of options outstanding under the 2002 Associates Stock Plan and the 2003 Director Stock Plan and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2002 Associates Stock Plan or the 2003 Director Stock Plan.

PROPOSAL 4 — APPROVAL OF THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (the “2016 Directors LTIP”). In this Proposal 4, we are asking our stockholders to approve the 2016 Directors LTIP, as proposed, including approval of a reserve of 350,000 shares of Common Stock available for the grant of awards under the 2016 Directors LTIP.

The Company currently maintains one stock incentive plan — the 2005 LTIP — under which non-associate directors are eligible to receive equity awards. Effective June 15, 2015, the authority of the Compensation and Organization Committee to make grants under the 2005 Plan terminated. The RSUs that were granted to the non-associate directors on June 18, 2015 had been authorized prior to June 15, 2015.

As of April 1, 2016 (the last business day of the Company’s fiscal month ended April 2, 2016), shares which may be delivered under all five of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2002 Associates Stock Plan; (iii) the 2003 Director Stock Plan; (iv) the 2015 LTIP; and (v) the 2017 LTIP, are shown below:

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of April 1, 2016
• Total outstanding stock options and SARs, with a weighted-average exercise price of $46.03 per share and a weighted-average remaining term of 3.3 years — stock options and SARs are held solely by associates	5,501,761
• Total outstanding full value awards, including restricted shares, time-vested RSUs and PSAs	2,392,801
• Total shares available for grant	0

For information on the Company’s three-year average burn rate, see page 98 of this Proxy Statement in the section captioned “PROPOSAL 5 — APPROVAL OF THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES.”

Purpose

The purpose of the 2016 Directors LTIP is to promote our long-term financial success and increase stockholder value by allowing the Company to (1) recruit, retain and motivate its non-associate directors; (2) provide such non-associate directors with equitable and competitive compensation packages; (3) provide a mechanism for non-associate directors to increase their ownership position in the Company and (4) increase the alignment between the compensation program for non-associate directors and stockholder interests. The 2016 Directors LTIP serves these purposes by making equity-based awards available for grant to non-associate directors in the form of:

•	nonqualified stock options to purchase shares of Common Stock (“NQSOs”);

•	SARs;

•	restricted shares of Common Stock (“Restricted Stock”);

•	RSUs; and

•	deferred stock awards,

together with related rights and interests therein.

Corporate Governance Practices

The 2016 Directors LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

No Discounted NQSOs or SARs

NQSOs and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant. On April 18, 2016, the closing price per share of our Common Stock on NYSE was $28.52.

No Repricing Without Stockholder Approval

At any time when the exercise price of a NQSO or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such NQSO or SAR by reducing the exercise price or exchanging such NQSO or SAR for cash or other awards (including a new NQSO or SAR) at a reduced exercise price.

Minimum Vesting Requirements

All Restricted Stock and RSUs must meet minimum vesting requirements. Restricted Stock or RSUs that are not performance-based may vest no sooner than the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders held after the grant date. In each case, however, vesting may occur earlier in the event of a non-associate director’s death or total disability or termination of a non-associate director’s service in connection with a change of control of the Company.

No Annual “Evergreen” Provision

The 2016 Directors LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

Annual Limit on Awards to Participants

Subject to the approval of this proposal, participants under the 2016 Directors LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Summary of the 2016 Directors LTIP, as Proposed

The material features of the 2016 Directors LTIP, as it is proposed, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Directors LTIP, as it is proposed, which is attached to this Proxy Statement as Appendix B.

Administration

The Compensation and Organization Committee will administer the 2016 Directors LTIP. The full Board may also participate in the administration of the 2016 Directors LTIP except to the extent limited under Section 303A.05 of the NYSE Listed Company Manual. References in this Proposal 4 to the Compensation and Organization Committee also include the Board, where appropriate.

In its capacity as plan administrator, the Compensation and Organization Committee will determine which participants will be granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee will also have full power and authority to: (1) establish, amend and rescind rules and regulations relating to the 2016 Directors LTIP; (2) interpret the 2016 Directors LTIP and all related award agreements; and (3) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Directors LTIP. Any action taken by the Compensation and Organization Committee will be final, binding and conclusive on all persons interested in the 2016 Directors LTIP.

With respect to each award granted under the 2016 Directors LTIP, we will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (1) the type of award and when and how it may be exercised or earned; (2) any exercise price associated with the award; (3) how the award will or may be settled; and (4) any other applicable terms and conditions affecting the award.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Directors LTIP will be 350,000. Shares of Common Stock issued under the 2016 Directors LTIP may consist of: (1) treasury shares; (2) authorized but unissued shares of Common Stock not reserved for any other purpose; or (3) shares of Common Stock purchased by us in the open market for such purpose.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Directors LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to a non-associate director, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Directors LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Directors LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by a non-associate director (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the non-associate director and will be available for future grants under the 2016 Directors LTIP. Shares that are withheld, or that are tendered by a non-associate director (either by delivery or attestation) in connection with, an award of NQSOs or SARs granted under the 2016 Directors LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the non-associate director and will not be available for future grants under the 2016 Directors LTIP. For purposes of clarity, upon the exercise of an NQSO or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the 2016 Directors LTIP and the shares subject to the exercised NQSO or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Directors LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Directors LTIP.

During any calendar year during any part of which the 2016 Directors LTIP is in effect, awards to non-associate directors, the non-associate director occupying the role of Non-Executive Chairman of the Board (if any) and the non-associate director occupying the role of Executive Chairman of the Board (if any) will be subject to the following limits:

•	For non-associate directors: awards with an aggregate fair market value on the date of grant of no more than $300,000;

•

For the non-associate director occupying the role of Non-Executive Chairman of the Board (if any): additional awards with an aggregate fair market value on the date of grant of no more than $500,000; and

•	For the non-associate director occupying the role of Executive Chairman of the Board (if any): additional awards with an aggregate fair market value on the date of grant of no more than $2,500,000.

In each case, the limits will not include any deferred stock awards granted in lieu of other forms of compensation.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Directors LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Directors LTIP without regard to such minimum vesting or minimum exercisability requirements.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (1) the number of shares of Common Stock that may be issued under the 2016 Directors LTIP; (2) any Common Stock-based limits imposed under the 2016 Directors LTIP; and (3) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee will be authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The Compensation and Organization Committee may select any of our non-associate directors and those of our subsidiaries or affiliates to receive awards under the 2016 Directors LTIP. As of the Record Date, there were ten non-associate directors of the Company.

Types of Awards

NQSOs. The Compensation and Organization Committee may grant NQSOs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any NQSO will be at least equal to the fair market value of the Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the NQSO is granted, and may be paid: (1) in cash; (2) by tendering previously-acquired shares of Common Stock;

(3) by a cashless exercise; (4) by tendering other awards previously granted under the 2016 Directors LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (5) through any other method approved by the Compensation and Organization Committee. The Compensation and Organization Committee will also determine the term of the NQSO (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), and any other terms and conditions of the NQSO, all of which will be reflected in the related award agreement. All options granted under the 2016 Directors LTIP will be NQSOs. No incentive stock options may be granted under the 2016 Directors LTIP.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Directors LTIP or in tandem with or as a component of another award under the 2016 Directors LTIP. The exercise price of any SAR will be at least equal to the fair market value of the Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (1) the fair market value of a share of Common Stock on the exercise date; and (2) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as provided in the applicable award agreement.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (1) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (2) restrictions based on the achievement of specific performance goals; (3) time-based restrictions; or (4) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), all of which will be reflected in the related award agreement.

During the period that shares of Restricted Stock remain subject to forfeiture: (1) we may retain the certificates representing such shares; (2) a participant may not sell or otherwise transfer such shares; and (3) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., the right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (1) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (2) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Deferred Stock Awards. Pursuant to the terms of the Directors’ Deferred Compensation Plan, non-associate directors may voluntarily defer all or a part of their retainers, meeting fees (if any) and Common Stock-based awards to a bookkeeping account maintained on their behalf under the Directors’ Deferred Compensation Plan. To the extent that a non-associate director elects to make deferrals to the Directors’ Deferred Compensation Plan, the dollar value of such deferrals is credited to the non-associate director’s bookkeeping account in the form of deferred stock awards. At the time that a non-associate director is eligible for a distribution of his or her bookkeeping account from the Directors’ Deferred Compensation Plan, the non-associate director will receive shares of Common Stock issued under the 2016 Directors LTIP equal to the number of deferred stock awards credited to his or her bookkeeping account in respect of deferrals allocated to such bookkeeping account on or after the date of the 2016 Annual Meeting.

Termination of Service as a Director

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Directors LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of service as a director. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of a non-associate director or termination of service of a non-associate director in connection with a change of control.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Directors LTIP), in the event of a Change of Control, with respect to a NQSO, an SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued service as a director or passage of time, which (1) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination of service as a director without cause of a participant within three months prior to or 18 months following the Change of Control or (2) is not assumed by the acquiring or surviving company upon the Change of Control:

•

In the case of a NQSO or an SAR, the participant will have the ability to exercise such NQSO or SAR, including any portion of the NQSO or SAR not previously exercisable, until the earlier of (1) the expiration of the NQSO or SAR under its original term, and (2) the date that is two years (or such longer post-termination exercisability term as may be specified in the NQSO or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Transferability

Except as otherwise provided in a related award agreement: (1) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (2) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award and other right may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Directors LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Directors LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted NQSOs or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of NQSOs or SARs in exchange for other NQSOs or SARs with a lower exercise price, cancellation of NQSOs or SARs for cash, or cancellation of NQSOs or SARs for another grant if the exercise price of the cancelled NQSOs or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled NQSOs or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Directors LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Directors LTIP will become effective upon its approval by our stockholders. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Directors LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Directors LTIP.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Directors LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (1) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (2) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Directors LTIP; (3) the amendment would alter the provisions of the 2016 Directors LTIP restricting the Company’s ability to grant NQSOs or SARs with an exercise price that is less than the fair market value of the Common Stock; or (4) in connection with any action to amend or replace previously granted NQSOs or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Directors LTIP

Although the non-associate directors to be granted awards and the amount and nature of awards to be granted to a particular director under the 2016 Directors LTIP are within the discretion of the Compensation and Organization Committee, if the proposed 2016 Directors LTIP is approved by the Company’s stockholders at the 2016 Annual Meeting, the annual RSU grant to be made to each of the non-associate directors as well as the annual Non-Executive Chairman RSU Retainer and the annual Executive Chairman RSU Retainer to be made to Mr. Martinez as described in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Compensation of Directors” beginning on page 43 of this Proxy Statement will be made, beginning with the grants made in Fiscal 2016, under the 2016 Directors LTIP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 Directors LTIP. This summary is based on U.S. federal tax laws and Treasury

Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Directors LTIP.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of the RSU is greater than the fair market value of the shares when the RSU vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the RSU vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the RSU vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the RSU vested.

Deferred Stock Awards

A participant will not recognize taxable income when a deferred stock award is credited to his or her bookkeeping account under the Directors’ Deferred Compensation Plan, and we will not receive a deduction at that time. When a participant receives a distribution of shares of Common Stock from the Directors’ Deferred Compensation Plan, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock the participant receives at the time of such distribution, and we will be entitled to a corresponding deduction.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Directors LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2016 DIRECTORS LTIP, AS PROPOSED.

Required Vote

The 2016 Directors LTIP requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 5 — APPROVAL OF THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES

On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”). In this Proposal 5, we are asking our stockholders to approve the 2016 Associates LTIP, as proposed, including approval of a reserve of 3,500,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP.

The Company currently maintains two stock incentive plans under which associates are eligible to receive equity awards — the 2005 LTIP and the 2007 LTIP (together, the “Existing LTIPs”). Effective June 15, 2015, the authority of the Compensation and Organization Committee to make grants under the 2005 Plan terminated.

As of April 1, 2016 (the last business day of the Company’s fiscal month ended April 2, 2016), shares which may be delivered under all five of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2002 Associates Stock Plan; (iii) the 2003 Director Stock Plan; (iv) the 2005 LTIP; and (v) the 2007 LTIP, are shown below.

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of April 1, 2016

• Total outstanding stock options and SARs, with a weighted-average exercise price of $46.03 per share and a weighted-average remaining term of 3.3 years — stock options and SARs are held solely by associates	5,501,761

• Total outstanding full value awards, including restricted shares, time-vested RSUs and PSAs	2,392,801

• Total shares available for grant	0

As of the end of Fiscal 2015, the Company’s three-year average burn rate was as follows:

Fiscal Year	Time-Vested RSUs Granted	Options / SARs Granted	PSAs Earned	Weighted Avg. # Shares Outstanding	Burn Rate	Burn Rate (ISS methodology)(1)

2015	1,117,321	715,858	106,500	68,880,463	2.82%	4.59%

2014	1,019,363	512,216	0	71,785,288	2.13%	3.55%

2013	551,550	310,200	30,000	77,157,126	1.16%	1.91%
				3-Year Average:	2.04%	3.35%

(1)	Multiplies the number of time-vested RSUs and PSAs by a factor of 2.0 when calculating burn rate.

Section 162(m) of the Internal Revenue Code

The Board believes that it is in the best interests of the Company and our stockholders to continue to provide for an equity-based incentive plan under which compensation awards can be made to the Company’s executive officers that are intended to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2016 Associates LTIP has been structured in a manner such that awards granted under the 2016 Associates LTIP can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. However, there can be no guarantee that amounts payable under the 2016 Associates LTIP will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2016 Associates LTIP, each of these aspects is discussed below, and, approval of the 2016 Associates LTIP itself will constitute approval of each of these aspects of the 2016 Associates LTIP for purposes of the approval requirements of Section 162(m).

Purpose

The purpose of the 2016 Associates LTIP is to promote our long-term financial success and increase stockholder value by continuing to motivate performance by our employees, or, as we call them, “associates” through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and are essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan. The 2016 Associates LTIP serves these purposes by making equity-based awards available for grant to eligible participants in the form of:

•	NQSOs;

•	incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”);

•	SARs;

•	Restricted Stock; and

•	RSUs,

together with related rights and interest therein.

Corporate Governance Practices

The 2016 Associates LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

No Discounted Options or SARs

Options and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant. On April 18, 2016, the closing price per share of our Common Stock on NYSE was $28.52.

No Repricing Without Stockholder Approval

At any time when the exercise price of an Option or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such Option or SAR by reducing the exercise price or exchanging such Option or SAR for cash or other awards (including a new Option or SAR) at a reduced exercise price.

Independent Committee Administration

The 2016 Associates LTIP is administered by our Compensation and Organization Committee, whose members satisfy the NYSE Rules for independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m) of the Internal Revenue Code.

Minimum Vesting Requirements

All Restricted Stock must meet minimum vesting requirements, subject to certain limited exceptions. For Restricted Stock that is performance-based, performance must be measured over a period of at least one year and Restricted Stock that is not performance-based must vest over a period of at least three years, in each case with certain limited exceptions.

Section 162(m) Eligibility

The Compensation and Organization Committee has the flexibility to approve awards eligible for treatment as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

No Annual “Evergreen” Provision

The 2016 Associates LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

Annual Limit on Awards to Participants

Subject to the approval of this proposal, participants under the 2016 Associates LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Summary of the 2016 Associates LTIP, as Proposed

The material features of the 2016 Associates LTIP, as it is proposed, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Associates LTIP, as it is proposed, which is attached to this Proxy Statement as Appendix C.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP will be 3,500,000. Shares of Common Stock issued under the 2016 Associates LTIP may consist of: (1) treasury shares; (2) authorized but unissued shares of Common Stock not reserved for any other purpose; or (3) shares of Common Stock purchased by us in the open market for such purpose.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Associates LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to an associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Associates LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the associate and will be available for future grants under the 2016 Associates LTIP. Shares that are withheld, or that are tendered by an associate (either by delivery or attestation) in connection with, an award of Options or SARs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Associates LTIP.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.

During any calendar year during any part of which the 2016 Associates LTIP is in effect, the Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (1) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (2) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (3) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee will be authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent the existence of the authority to make the same would cause an award intended to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) to fail to do so.

Administration

The Compensation and Organization Committee will administer the 2016 Associates LTIP. The Compensation and Organization Committee is comprised of at least two directors, each of whom must be independent under the applicable NYSE Rules, an “outside director” (within the meaning of Internal Revenue Code Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).

In its capacity as plan administrator, the Compensation and Organization Committee will determine which participants will be granted awards, the type of each award granted and the terms and conditions of each award.

The Compensation and Organization Committee will also have full power and authority to: (1) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (2) interpret the 2016 Associates LTIP and all related award agreements; and (3) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP. Any action taken by the Compensation and Organization Committee will be final, binding and conclusive on all persons interested in the 2016 Associates LTIP.

With respect to each award granted under the 2016 Associates LTIP, we will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (1) the type of award and when and how it may be exercised or earned; (2) any exercise price associated with the award; (3) how the award will or may be settled; and (4) any other applicable terms and conditions affecting the award.

Eligibility

The Compensation and Organization Committee may select any of our associates and those of our subsidiaries or affiliates to receive awards under the 2016 Associates LTIP. As of the Record Date, there were approximately 49,000 associates of the Company and our subsidiaries or affiliates.

Types of Awards

Options. The Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any Option will be at least equal to the fair market value of the Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the Option is granted, and may be paid: (1) in cash; (2) by tendering previously-acquired shares of Common Stock; (3) by a cashless exercise; (4) by tendering other awards previously granted under the 2016 Associates LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (5) through any other method approved by the Compensation and Organization Committee. The Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (1) the fair market value of a share of Common Stock on the exercise date; and (2) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (1) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (2) restrictions based on the achievement of specific performance goals; (3) time-based restrictions; or (4) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (1) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.

During the period that shares of Restricted Stock remain subject to forfeiture: (1) we may retain the certificates representing such shares; (2) a participant may not sell or otherwise transfer such shares; and (3) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., the right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (1) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (2) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Performance-Based Awards. Under the terms of the 2016 Associates LTIP, the Compensation and Organization Committee may grant Restricted Stock and RSUs in a manner that constitutes qualified “performance-based” compensation and is deductible by us under Internal Revenue Code Section 162(m). Specifically, the Compensation and Organization Committee will condition the grant, vesting, exercisability and/or settlement of such performance-based awards on the attainment of performance goals during a specified performance period. The Compensation and Organization Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2016 Associates LTIP:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•

market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates; or joint ventures.

As determined by the Compensation and Organization Committee, the selected performance criteria (1) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (2) may be measured either annually or cumulatively over a period of years, and (3) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each performance-based award granted to a “covered employee” (as that term is defined under Section 162(m) of the Internal Revenue Code), the Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (1) 90 days after the beginning of the applicable performance period; or (2) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a performance-based award actually paid to a participant.

Termination of Employment

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.

Additional Forfeiture Provisions

Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include (1) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers and associates of the Company or any subsidiary or affiliate of the Company; (2) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; and (3) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

•	The unexercised portion of each Option held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

•

The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (1) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within three months prior to or 18 months following the Change of Control or (2) is not assumed by the acquiring or surviving company upon the Change of Control:

•

In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier (1) of the expiration of the Option or SAR under its original term, and (2) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

•

In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

•

In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

Transferability

Except as otherwise provided in a related award agreement: (1) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (2) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common

Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Associates LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Associates LTIP will become effective upon its approval by our stockholders. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Associates LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (1) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (2) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (3) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the Common Stock; or (4) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Associates LTIP

The associates to be granted awards and the amount and nature of awards to be granted to a particular associate under the 2016 Associates LTIP are within the discretion of the Compensation and Organization Committee. Therefore, the associates who will become participants in the 2016 Associates LTIP and the amount and nature of awards to be granted to any participant cannot be determined at this time.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 Associates LTIP. This summary is based on U.S. federal tax laws and Treasury

Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Associates LTIP.

Incentive Stock Options

The Company intends for ISOs to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an associate of the Company or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If the participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of: (1) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes a Section 83(b) Election, the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of the RSU is greater than the fair market value of the shares when the RSU vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the RSU vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the RSU vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the RSU vested.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Associates LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE 2016 ASSOCIATES LTIP, AS PROPOSED.

Required Vote

The 2016 Associates LTIP requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

AUDIT AND FINANCE COMMITTEE MATTERS

Report of the Audit and Finance Committee for the Fiscal Year Ended January 30, 2016

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing and reporting on the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Quarterly Reports on Form 10-Q. The Audit and Finance Committee’s responsibility is to provide independent, objective oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit and Finance Committee met with management of the Company, the Company’s Chief Audit Executive and PwC throughout the year. Since the beginning of Fiscal

2015, the Audit and Finance Committee met with the Company’s Chief Audit Executive and PwC, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit and Finance Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit and Finance Committee reviewed and discussed with PwC all matters required by the standards of the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit and Finance Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit and Finance Committee has concluded that PwC’s provision of permitted non-audit services to the Company and its subsidiaries is compatible with maintaining PwC’s independence.

Management of the Company and PwC have represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended January 30, 2016 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Finance Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and PwC.

Based on the Audit and Finance Committee’s discussions with management of the Company and PwC and the Audit and Finance Committee’s review of the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC on March 28, 2016.

Submitted by the Audit and Finance Committee:

James B. Bachmann (Chair)	Michael E. Greenlees	Charles R. Perrin	Stephanie M. Shern	Craig R. Stapleton

Pre-Approval Policy

Under applicable SEC rules, the Audit and Finance Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm (also referred to as the “Company’s independent audit firm”) in order to ensure that the provision of these services does not impair the independence of the Company’s independent audit firm from the Company and its subsidiaries. The SEC rules specify the types of non-audit services that an independent audit firm may not provide to its audit client and establish the Audit and Finance Committee’s responsibility for administration of the engagement of the Company’s independent audit firm.

Annually, the Company’s management and the Company’s independent audit firm are to jointly submit to the Audit and Finance Committee a Non-Audit Services Matrix (the “Matrix”) of the types of audit and non-audit services that are permitted under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the PCAOB and of which the Company may wish to avail itself. The Audit and Finance Committee will review the Matrix and either approve or reject the specific categories of services. The approval of the Matrix is merely an approval of the types of services permitted by the Audit and Finance Committee, subject to pre-approval of specific services. The Matrix will then be revised to include only those categories of services approved by the Audit and Finance Committee and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners serving the Company.

Annually, the Company’s management and the Company’s independent audit firm must jointly submit to the Audit and Finance Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and non-audit services for the upcoming fiscal year. The Pre-Approval Request is to list the services by category in accordance with the Matrix, describe the services in reasonable detail and include an estimated budget (or budgeted range) of fees.

The Audit and Finance Committee will review each Pre-Approval Request with both the Company’s management and the Company’s independent audit firm. A final list of Annual Pre-Approved Non-Audit Services and budgeted fees will then be prepared and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners who provide services to the Company. The pre-approval of audit and non-audit services contained in the Pre-Approval Request is merely an authorization for the Company’s management to potentially utilize the Company’s independent audit firm for the approved services and allowable services. Once the Audit and Finance Committee has pre-approved the audit and non-audit services, the Company’s management has the discretion to either engage the Company’s independent audit firm or another provider for each listed service. Additionally, the Audit and Finance Committee, in concert with the Company’s management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letters of engagement.

During the course of the year, there may be additional audit or non-audit services that are identified by the Company’s management and are desired but were not contained in the Annual Pre-Approval Request. The Audit and Finance Committee will designate one or more of its members to have the authority to pre-approve interim requests for additional non-audit services. Prior to engaging the Company’s independent audit firm for services, the Company’s management is to submit a request for approval of the audit or non-audit services to the designated Audit and Finance Committee member(s). The designated Audit and Finance Committee member(s) are to act upon the request as expeditiously as possible by either approving or rejecting the request and notifying the Company’s management. These interim pre-approval procedures are to be used only for audit or non-audit services that are less than $100,000. Requests for audit or non-audit services greater than $100,000 must be approved by the full Audit and Finance Committee.

At each subsequent Audit and Finance Committee meeting, the designated Audit and Finance Committee member(s) are to report any interim audit or non-audit service pre-approvals since the last Audit and Finance Committee meeting. At each Audit and Finance Committee meeting, the Company’s management and the Company’s independent audit firm are to provide the Audit and Finance Committee with a summary description of ongoing projects and a year-to-date report of the actual expenditures as compared to the pre-approved budget for audit or non-audit services and an updated estimate of expenditures for the full year.

Fees of Independent Registered Public Accounting Firm

Fees billed for services rendered by PwC for each of Fiscal 2015 and Fiscal 2014 were as follows:

	2015	2014(1)
Audit Fees	$3,455,661	$3,258,679
Audit-Related Fees	3,000	18,000
Tax Fees	14,953	15,295
All Other Fees	19,871	8,058

Total	$3,493,485	$3,300,032

(1)	The previously presented Fiscal 2014 Audit Fees were revised to reflect the actual fees associated with the Company’s Fiscal 2014 audit filings.

Audit Fees represent fees for professional services rendered by PwC in connection with the integrated audit of the Company’s annual consolidated financial statements, statutory audits, reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees for Fiscal 2015 and Fiscal 2014 represent fees for financial audit and attest services that are not required by statute or regulation.

Tax Fees for Fiscal 2015 and Fiscal 2014 represent fees relating to customs and tax compliance matters.

All Other Fees for Fiscal 2015 and Fiscal 2014 represents fees for products other than those included above, including non-financial attestation services and payments made to PwC related to the use of an accounting regulatory database.

All of the services rendered by PwC to the Company and its subsidiaries during Fiscal 2015 and Fiscal 2014 were pre-approved by the Audit Committee.

PROPOSAL 6 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2015 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended January 30, 2016 and internal control over financial reporting as of January 30, 2016. Subject to ratification by the stockholders, the Audit and Finance Committee has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending January 28, 2017. Although the Company’s governing documents do not require the submission of PwC’s appointment to stockholders for ratification, the Company believes it is desirable to do so. If the appointment of PwC is not ratified, the Audit and Finance Committee will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT

YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.

Required Vote

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

PROPOSAL 7 — STOCKHOLDER PROPOSAL ON A POLICY

REGARDING ACCELERATED VESTING OF EQUITY AWARDS OF

SENIOR EXECUTIVE OFFICERS UPON A CHANGE IN CONTROL

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal and Supporting Statement quoted below were submitted by The Teamster Affiliates Pension Plan (the “Teamsters”), which was reported to have held 8,300 shares of our Common Stock as of January 4, 2016.

The proposal is set forth below. The Company accepts no responsibility for the accuracy of the proposal or the proponent’s Supporting Statement.

RESOLVED: The shareholders ask the Board of Directors of Abercrombie & Fitch Co. (“Company”) to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the Board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2016 annual meeting.

Supporting Statement

Abercrombie & Fitch Co., allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change in control could have accelerated the vesting of approximately $16.7 million worth of long-term equity to the Company’s five senior executives.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including: Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as, providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

The Company’s Response

The Board has carefully considered the proposal submitted by the proponent and believes that its adoption is not in the best interests of the Company and our stockholders. The Board believes our current treatment of outstanding and unvested stock-based awards in the event of a change of control of the Company, serves the best interests of our stockholders, advances the objectives of our compensation program by creating retention incentives and strengthening the alignment between the interests of our executive officers and those of our stockholders, and is consistent with best practices and the practices of our peer companies. The Board believes that the implementation of the proposal would frustrate these objectives and make it harder to attract and retain key executives.

The concerns underlying the proposal have been substantially addressed.

The Company has already taken steps to address the underlying concerns raised by the proposal. In the event of a change of control where the acquiring company assumes outstanding stock-based awards, a double trigger involving an involuntary termination of the executive officer’s employment is required for accelerated vesting in connection with a change of control. For a change of control where the acquiring company does not assume the outstanding stock-based awards, no double trigger is required.

In addition, outstanding PSAs held by the executive officers with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement. As a result, we believe that the concerns underlying the proposal have been substantially addressed.

Accelerated vesting strengthens the alignment between interests of our executive officers and stockholders.

A significant portion of each of our executive officer’s compensation opportunity is provided in the form of stock-based awards that only have value if vesting occurs, and that vesting is dependent, in large measure, upon the achievement of rigorous performance metrics. The implementation of the proposal would result in forfeiture of a significant portion of our executive officers’ compensation merely by reason of losing their jobs after pursuing and executing a transaction that is in the best interests of the Company and our stockholders. Appropriate acceleration of the vesting of stock-based awards in the event an executive officer’s employment is terminated in connection with a change of control serves to align the interests of our executive officers with those of our stockholders and properly incentivizes the executive officers to remain objective, avoid conflicts of interest and stay focused on executing a strategic change that maximizes stockholder value in a change of control situation.

The proposal could adversely affect the Company’s performance in connection with a change of control.

Implementation of the proposal would also make it more difficult for the Company to retain our executive officers during a potential change of control, which could make it difficult for the potential transaction to progress in a manner that would serve the best interests of the Company’s stockholders. The risk of job loss, coupled with a loss of significant stock-based awards, in connection with a change of control, could lead executive officers or other key executives whose positions might be eliminated after the consummation of the transaction to begin seeking new employment. The search for new employment while the Board is negotiating a change of control transaction, or during the critical post-announcement or post-closing integration periods, could be distracting to management of the Company and the Board and potentially conflict with the Company’s goal of protecting our stockholders’ interests and maximizing stockholder value. In this respect, the proposal is particularly perplexing given that it would place no restriction on accelerations upon terminations of employment prior to a change of control, but potentially would eliminate accelerations altogether in situations where the likelihood of, and anxiety surrounding, terminations are highest and therefore termination protections are most critical and beneficial to stockholder value.

The proposal could harm the Company’s competitive position.

Implementation of the proposal also could place the Company at a competitive disadvantage in attracting talent in comparison to its peer retail companies. The Company believes that accelerated vesting, in many cases without the use of a double trigger (which we have), remains the policy of the vast majority of our peer retail companies, and is market practice. Indeed, among the seven companies that the proponent cites as examples for the proposal, none are in the apparel industry, let alone the specialty apparel industry (four are in the computer/software industry and three are in the petrochemical industry); and all have market capitalizations in excess of $50 billion (approximately 25 times the Company’s current market capitalization) and are highly unlikely to experience a change of control. The Board believes that implementing the proposal could adversely affect our ability to attract and retain highly qualified executive management personnel to our specialty apparel company and could place us at a disadvantage in a competitive market, which, in turn, could hinder our ability to deliver high performance and create long-term stockholder value.

For the foregoing reasons, we believe that the proponent’s “one size fits all” approach to executive compensation is inappropriate when viewed in the context of the Company’s existing equity award program, would not serve the best interests of our stockholders and would place the Company at a competitive disadvantage to our peers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST”

THIS STOCKHOLDER PROPOSAL, IF IT IS PROPERLY PRESENTED FOR

CONSIDERATION AT THE ANNUAL MEETING.

Required Vote

The approval of this stockholder proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder of the Company seeking to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be considered for inclusion in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders, must submit the proposal in accordance with Rule 14a-8 and deliver it to the Company at the address set forth below no later than the close of business on January 2, 2017. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders.

Stockholders of the Company seeking to bring business before the 2017 Annual Meeting of Stockholders outside of Rule 14a-8 under the Exchange Act, or to nominate candidates for election as directors at the 2017 Annual Meeting of Stockholders, must provide timely written notice to the Company and comply with certain other requirements specified in the Company’s Amended and Restated Bylaws. The notice of a proposing stockholder must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the address set forth below, not less than 120 days nor more than 150 days prior to the June 16, 2017 anniversary date of the 2016 Annual Meeting. As a result, notices with respect to proposed business outside of Rule 14a-8 under the Exchange Act, or nominations for election as directors, for the 2017 Annual Meeting of Stockholders must be received no earlier than the close of business on January 17, 2017 and not later than the close of business on February 16, 2017. The notice requirements applicable to nominations are described above in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” on page 40 of this Proxy Statement.

Under Section 1.09 of the Company’s Amended and Restated Bylaws, a stockholder wishing to bring business (other than nominations for election to the Board) before the 2017 Annual Meeting of Stockholders must be a stockholder of record on both the date of the giving of the required notice of proposed business and the record date for determining the stockholders entitled to notice of and to vote at the 2017 Annual Meeting of Stockholders.

The notice to be submitted by a proposing stockholder must include the following information:

•

as to each matter the stockholder proposes to bring before the 2017 Annual Meeting of Stockholders (other than nominations for election to the Board), a brief description of the business desired to be brought before the 2017 Annual Meeting of Stockholders, including the complete text of any resolutions to be presented, and the reason for conducting such business at the 2017 Annual Meeting of Stockholders

•	as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of each such person;

•

(A) the class and number of all shares of the Company owned beneficially or of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Company held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to the shares of the Company; and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Company;

•

a description of all agreements, arrangements or understandings (written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;

•	a representation that the stockholder giving notice intends to appear in person or by proxy at the 2017 Annual Meeting of Stockholders to bring the business described in the stockholder’s notice; and

•

any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person pursuant to the SEC’s proxy rules.

Proposals by stockholders intended to be presented at the 2017 Annual Meeting of Stockholders and/or considered for inclusion in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders must be delivered or mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to stockholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address. In each case, each registered stockholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered stockholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s Fiscal 2015 Form 10-K or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered stockholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered stockholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s Fiscal 2015 Form 10-K have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s Fiscal 2015 Form 10-K or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered stockholder at a shared address to which a single copy of these documents was delivered. A registered stockholder at a shared address may contact the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, or by forwarding a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, to: (a) request additional copies of this Proxy Statement and the Company’s Fiscal 2015 Form 10-K or the Notice of Internet Availability of Proxy Materials; or (b) notify the Company that such registered stockholder wishes to receive a separate annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered stockholders who share an address may request delivery of a single copy of annual reports to stockholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company’s transfer agent as described in the preceding paragraph.

Many brokerage firms, banks and other holders of record have also instituted “householding.” If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your brokerage firm, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and our Fiscal 2015 Form 10-K or the Notice of Internet Availability of Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond our control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements.

The following factors could affect our financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements:

•

changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity;

•	our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability;

•

a significant component of our growth strategy is international expansion, which requires significant capital investment, the success of which is dependent on a number of factors that could affect the profitability of our international operations;

•	direct-to-consumer sales channels are a focus of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations;

•	our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours;

•	we have currently suspended our search for a new Chief Executive Officer and the continuance of our interim governance structure may create uncertainty;

•	our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability;

•	our failure to protect our reputation could have a material adverse effect on our brands;

•	our business could suffer if our information technology systems are disrupted or cease to operate effectively;

•	we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss;

•	fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations;

•	fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs;

•

we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs;

•	our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around;

•	we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business;

•	our reliance on two distribution centers domestically and third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers;

•	our litigation exposure could have a material adverse effect on our financial condition and results of operations;

•	our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets;

•	fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results;

•	extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations;

•

our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results;

•	the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition;

•	changes in the regulatory or compliance landscape could adversely affect our business and results of operations;

•	our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and

•	compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

May 2, 2016	By Order of the Board of Directors,

Robert E. Bostrom

Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

PROPOSED AMENDMENTS TO

SECTION 2.04 OF AMENDED AND RESTATED BYLAWS

OF ABERCROMBIE & FITCH CO.

Section 2.04. Nominations.

~~Section 2.04.1~~ Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the corporation’s certificate of incorporation with respect to the right of holders of preferred stock of the corporation, if any, to nominate and elect a specified number of directors in certain circumstances.

(a) Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, ~~(a)~~ by or at the direction of the Board of Directors (or any duly authorized committee thereof~~)~~).

(b) Nominations of persons for election to the Board of Directors may also be made at any annual meeting of stockholders, or ~~(b)~~at any special meeting of stockholders called for the purpose of electing directors, by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.04(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 2.04~~.~~(b).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be considered timely, a stockholder’s notice to the secretary must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (~~a~~i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (~~b~~ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the secretary must set forth the following information: (~~a~~i) as to each person whom the stockholder proposes to nominate for election as a director: (~~i~~A) the name, age, business address and residence address of such person; (~~ii~~B) the principal occupation or employment of such person; ~~(iii) (A~~C) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (~~B~~2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (~~C~~3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (~~D~~4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; and (~~iv~~D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (~~b~~ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made: (~~i~~A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (~~ii) (A~~B) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (~~B~~2) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (~~C~~3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (~~D~~4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (~~iii~~C) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (~~iv~~D) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in ~~its~~such stockholder’s notice; and (~~v~~E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.04(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not be deemed to extend or waive any applicable deadlines under these Bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the corporation.

~~No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman~~(c)The corporation shall include in its proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by the

Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below in this Section 2.04(c)), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of not more than 20 stockholders, that (i) satisfies (or, in the case of a group of stockholders, collectively and individually satisfy) the requirements of this Section 2.04(c) (such individual stockholder or stockholder group, including each member thereof, to the extent the context requires, the “Eligible Stockholder”), (ii) expressly requests in the notice required by this Section 2.04(c) to have the Stockholder Nominee(s) included in the corporation’s proxy statement pursuant to this Section 2.04(c) and (iii) provides the corporation with the information called for by the last two paragraphs of Section 2.04(b) of these Bylaws with respect to each such Eligible Stockholder and each such Stockholder Nominee, as applicable. The corporation shall also include the name of any such Stockholder Nominee on the form of proxy for such annual meeting of stockholders, subject to the provisions of this Section 2.04(c).

In the event that the Market Capitalization of the corporation is or exceeds $2.5 billion (calculated as set forth in this paragraph), the maximum number of stockholders that may form a group constituting an “Eligible Stockholder” shall be increased from 20 to 25. For purposes of this Section 2.04(c), “Market Capitalization” shall be calculated as the product of (i) the total number of shares of the corporation’s common stock outstanding as of the last trading day of the corporation’s fiscal year immediately preceding the first day that a notice of director nominations may be delivered to the corporation pursuant to this Section 2.04 (the “last trading day”) and (ii) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the corporation’s common stock on the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, for the consecutive period of ten (10) trading days beginning on the fifteenth trading day immediately preceding the last trading day and concluding at the close of trading on the fifth trading day immediately preceding the last trading day, as calculated by Bloomberg Financial LP under the function “VWAP.”

For purposes of this Section 2.04(c), the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below in this Section 2.04(c)).

The corporation shall not be required to include, pursuant to this Section 2.04(c), any information concerning any Stockholder Nominee in the corporation’s proxy statement for any annual meeting of stockholders (u) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading or that the corporation, in good faith, believes would violate any applicable law or regulation; (v) with respect to whom the secretary of the corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.04(b) of these Bylaws, (w) who would cause the number of Stockholder Nominees included in the corporation’s proxy statement to exceed the maximum number permitted by this Section 2.04(c), (x) who is not independent under the listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (y) (A) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the corporation’s certificate of incorporation, the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, or (z) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee breaches or fails to comply with such person’s obligations pursuant to these Bylaws, including, without limitation, this Section 2.04.

The Nominating and Board Governance Committee shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding the independence of such Stockholder Nominee that is received by the corporation. At the request of the corporation, each Stockholder Nominee must complete and submit the questionnaire that is required of the corporation’s directors and executive officers. The corporation may also request such additional information as is necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards, and the Stockholder Nominee and the Eligible Stockholder (or group of stockholders that together is such Eligible Stockholder) shall promptly provide the corporation with such additional requested information.

If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 2.04(c), if the Eligible Stockholder fails to meet all of the requirements of the notice provisions set forth in the last two paragraphs of Section 2.04(b) of these Bylaws to properly nominate a candidate for election as a director at the annual meeting of stockholders, or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation prior to the annual meeting of stockholders: (i) The corporation may, to the extent it deems feasible, remove the name of the Stockholder Nominee and the Statement from the corporation’s proxy statement, remove the name of the Stockholder Nominee from the corporation’s form of proxy, and otherwise communicate to the corporation’s stockholders that the Stockholder Nominee will not be eligible for nomination or election at the annual meeting of stockholders; and (ii) The Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the notice provided pursuant to this Section 2.04(c).

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders (including any Stockholder Nominees that were submitted by one or more Eligible Stockholders for inclusion in the corporation’s proxy statement pursuant to this Section 2.04(c) but who are either subsequently withdrawn or disqualified pursuant to this Section 2.04(c), or whom the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) may be delivered pursuant to this Section 2.04(c), or if such number is not a whole number, the closest whole number below such 25%; provided, however, that if one or more vacancies occur on the corporation’s Board of Directors after the last day on which notice of a nomination in accordance with the provisions set forth in this Section 2.04(c) may be delivered but before the date of the annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the reduced number of directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.04(c) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy statement until the maximum number is reached, going in order of the number (greatest to fewest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. A stockholder shall not be an Eligible Stockholder, and shall not be eligible to participate in a group of stockholders constituting an Eligible Stockholder, if, as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) may be delivered pursuant to this Section 2.04(c), greater than 25% of the number of directors in office (or if such amount is not a whole number, the closest whole number below 25%) were elected to the Board of Directors pursuant to (i) the submission of such directors’ candidacy under this Section 2.04 by such stockholder or any of such stockholder’s affiliates or associates, or by any group of stockholders of which such stockholder or any of such stockholder’s affiliates or associates is or has been a part or (ii) nomination of such directors by the corporation pursuant to any agreement entered into between the corporation and such stockholder or such stockholder’s affiliates or associates.

For purposes of this Section 2.04(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of such stockholder’s affiliates or associates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of such stockholder’s affiliates or associates for any purposes or purchased by such stockholder or any of such stockholder’s affiliates or associates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of such stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or such stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate or associate. Notwithstanding whether any such shares held by an Eligible Stockholder are subject to any instruments or agreements having the purpose or effect described in clause (1) of the immediately preceding sentence, and notwithstanding the failure of such Eligible Stockholder to possess full voting rights pursuant to clause (i) of the immediately preceding sentence to the extent such failure is caused by such instruments or agreements, an Eligible Stockholder shall be deemed to “own” outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person, if and only if the Eligible Stockholder has the right to recall such loaned shares, and undertakes in accordance with the following paragraph of this Section 2.04(c) and does recall such loaned shares upon being notified that any of such Eligible Stockholder’s Stockholder Nominee(s) will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting pursuant to this Section 2.04, unless and to the extent that any such shares are deemed not to be “owned” by such Eligible Stockholder for any other purpose pursuant to the immediately preceding sentence. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors.

An Eligible Stockholder must have owned (as defined in the immediately preceding paragraph) 3% or more of the shares of the corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of each of: (i) the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 2.04(c); (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the time of the annual meeting of stockholders. Within the time period specified in this Section 2.04(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(c), an Eligible Stockholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible

Stockholder’s continuous ownership of the Required Shares through the record date; (ii) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder’s notice of nomination of such Stockholder Nominee pursuant to Section 2.04(b), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as the same may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, does not presently have such intent, and intends to continue to hold the Required Shares through the annual meeting of stockholders and for at least one additional year after the date of the annual meeting of stockholders, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.04(c), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Stockholder Nominee of the Eligible Stockholder or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the corporation, (E) will comply with all laws and regulations applicable in connection with the annual meeting of stockholders, (F) will provide facts, statements and other information in all communications with the corporation and the stockholders of the corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (G) will recall any outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person that are to be counted for purposes of determining the Required Shares and the Eligible Stockholder’s eligibility hereunder in accordance with the provisions relating thereto in the immediately preceding paragraph of this Section 2.04(c) upon being notified that any of the Stockholder Nominee(s) of such Eligible Stockholder will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting; (v) in the case of a nomination by a group of stockholders who together constitute an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (vi) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.04(c)) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation, and each of the corporation’s directors, officers and associates individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of the corporation’s directors, officers or associates (i.e., employees) arising out of any nomination submitted by the Eligible Stockholder pursuant to Section 2.04(c), and (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders.

The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 2.04(c) is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.04(c), the corporation may omit from its proxy statement any information or Statement that the corporation, in good faith, believes would violate any applicable law or regulation, including without limitation by being materially false or misleading, or otherwise cause harm to the corporation.

Within the time period specified in this Section 2.04(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(c), a Stockholder Nominee must deliver to the secretary of the corporation a written representation and agreement that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) will comply with all the corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, as well as any other policies and guidelines of the corporation applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or any other paragraph of this Section 2.04(c) or of Section 2.04(b) of these Bylaws, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy statement or on the corporation’s form of proxy.

Any Stockholder Nominee who is included in the corporation’s proxy statement and on the corporation’s form of proxy for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.04(c) for the next two succeeding annual meetings of stockholders.

Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.04(c) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, with the sole exception that an individual Eligible Stockholder may have held less than 3% of the shares of outstanding common stock of the corporation, as described in the eighth and ninth paragraphs of this Section 2.04(c), so long as the outstanding common stock held by such Eligible Stockholder being aggregated to meet the 3% threshold for the nominating group meets the three-year continuous holding requirements of this Section 2.04(c). No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

Notwithstanding anything herein to the contrary, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) must be delivered or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.

(d) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the chairman of the meeting determines that a nomination was not made in accordance with all of the procedures set forth in this Section 2.04, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

APPENDIX B

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Directors (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in recruiting, retaining, motivating and rewarding certain non-associate directors of the Company or its subsidiaries or affiliates, to provide non-associate directors with equitable and competitive compensation opportunities, to provide a mechanism for non-associate directors to increase their ownership position in the Company, and to increase the alignment between the compensation program for non-associate directors and stockholder interests. The Plan authorizes equity-based awards for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, or Deferred Stock Award together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 8.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Deferred Stock Award” means a right, granted to non-associate directors of the Company under the Plan, to receive Stock in accordance with the terms and conditions of the Directors’ Deferred Compensation Plan (Plan II), as adopted effective January 1, 2005, or any successor plan providing for the deferral of compensation by such non-associate directors.

(i) “Effective Date” means the effective date specified in Section 9(p).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Option” means a right, granted under the Plan, to purchase Stock.

(n) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(o) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(p) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(q) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of service as a member of the Board (or the board of a subsidiary or affiliate of the Company) at or after attaining age 70 with at least three years of service as a member of the applicable board.

(r) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(s) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 9(c).

(t) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 9(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 350,000. The total number of shares available is subject to adjustment as provided in Section 9(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash, or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that

Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) Additionally, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means any non-associate directors of the Company or any subsidiary or affiliate of the Company. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. Subject to adjustment as provided in Section 9(c), during any calendar year during any part of which the Plan is in effect, awards to Eligible Persons, the non-associate director occupying the role of Non-Executive Chairman of the Board of the Company (if any) and the non-associate director occupying the role of Executive Chairman of the Board of the Company (if any) will be subject to the following Annual Limits:

(i) For Eligible Persons: Awards with an aggregate Fair Market Value on the date of grant of no more than $300,000;

(ii) For the non-associate director occupying the role of Non-Executive Chairman of the Board of the Company (if any): additional Awards with an aggregate Fair Market Value on the date of grant of no more than $500,000; and

(iii) For the non-associate director occupying the role of Executive Chairman of the Board of the Company (if any): additional Awards with an aggregate Fair Market Value on the date of grant of no more than $2,500,000.

A Participant’s Annual Limit in any year shall not include any Deferred Stock Awards granted in lieu of other forms of compensation.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) and Section 9(j)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 9(j). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of service of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forefeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option in exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 9(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period which ends on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled meeting of the Company’s stockholders held after the grant date) or the occurrence or non-occurrence of certain specific events (e.g., death, total disability or termination of service as a director in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 9(j) and Section 9(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. The Plan does not permit grants of Incentive Stock Options within the meaning of Code Section 422. All Options granted under the plan shall be non-qualified Options.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 9(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period which ends on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled meeting of the Company’s stockholders held after the grant date, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued service as a director and/or passage of time as deemed appropriate by the Committee;

provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based solely upon continued service as a director or the passage of time shall vest not sooner than the earlier of (A) the first anniversary of the grant date of the Award or (B) the date of the next regularly scheduled annual meeting of stockholders of the Company held after the grant date of the Award, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued service as a director and/or passage of time as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based solely upon continued service as a director or the passage of time shall vest not sooner than the earlier of (A) the first anniversary of the grant date of the Award or (B) the date of the next regularly scheduled annual meeting of stockholders of the Company held after the grant date of the Award, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Deferred Stock Awards. Non-associate directors may voluntarily defer all or a part of their retainers, meeting fees (if any), and Stock-based Awards under the provisions of the Directors’ Deferred Compensation Plan (Plan II), as adopted effective January 1, 2005, or any successor plan providing for deferral of compensation by non-associate directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances will be settled in the form of Stock issued under the Plan, based on each non-associate director’s election.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 9(j) and Section 9(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 9(j) and Section 9(k).

8. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 8(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued service as a director or passage of time. In the case of an Award subject to this Section 8(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination of service without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 8(a), as applicable. In the case of an Award subject to this Section 8(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 8(a), as applicable. The treatment provided for under this Section 8(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of service as a director; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

9. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 9(j), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number or Fair Market Value of and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 9(j) and Section 9(k)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 9(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 7(c), Section 9(c) and Section 9(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 9(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX C

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Associates (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain associates of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Covered Associate” means an Eligible Person who is a Covered Associate as specified in Section 11(j).

(i) “Effective Date” means the effective date specified in Section 11(q).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(n) “Option” means a right, granted under the Plan, to purchase Stock.

(o) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(p) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(q) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(r) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of employment after achieving 65 years of age.

(s) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(t) “Share Pool” has the meaning specified in Section 4.

(u) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(v) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,500,000 (the “Share Pool”). Subject to limitations provided in Section 6(b)(iv), up to 500,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by of a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an associate of the Company or any subsidiary or affiliate of the Company, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. During any calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6(b), Section 6(c), Section 6(d), or Section 6(e) up to the Annual Limit (such Annual Limit to apply in the aggregate for all types of Award authorized under the Plan). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c).

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e) and Section 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option or exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period of one year) or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability, termination of employment in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k) and Section 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (B) termination of employment will occur when the person to whom an Award was granted ceases to be an associate (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (X) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any

Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (Y) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period of one year), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

7. Performance-Based Compensation.

(a) Performance Goals Generally. If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance-based Award or (ii) the time 25% of such performance period has elapsed.

(c) Business Criteria. For purposes of this Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(i) gross sales, net sales, comparable store sales or comparable sales;

(ii) gross margin, cost of goods sold, mark-ups or mark-downs;

(iii) selling, general and administrative expenses;

(iv) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(v) net income or net income per common share (basic or diluted);

(vi) inventory turnover or inventory shrinkage;

(vii) return on assets, return on investment, return on capital, or return on equity;

(viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(ix) economic profit or economic value created;

(x) stock price or total stockholder return; and

(xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Associate, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of performance-based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Section 6(d)(ii) and Section 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 11(k) and Section 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other

Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 11(k) and Section 11(l).

9. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon performance-based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if, at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Section 9(a) and Section 9(b) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified associates”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (X) in respect of a given Option exercise, the product of (1) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (2) the number of shares as to which the Option was exercised at that date, and (Y) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (associate), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any associate of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(iv) The Participant, alone or in conjunction with another person, (I) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (II) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 10(B)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and Section 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) and Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue

Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Associates and other Awards designated as Awards to Covered Associates subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Associate and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Associate with respect to a fiscal year that has not yet been completed, the term Covered Associate as used herein shall mean only a person designated by the Committee as likely to be a Covered Associate with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 8(c), Section 11(c) and Section 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that , if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ABERCROMBIE & FITCH CO.

P.O. BOX 182168

COLUMBUS, OH 43218

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VOTE BY MAIL
If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07480-P78027                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABERCROMBIE & FITCH CO.

A. Election of Directors

The Board of Directors recommends you vote “FOR” the election of each of the following nominees:		For	Against	Abstain

1a.	James B. Bachmann	☐	☐	☐

1b.	Bonnie R. Brooks	☐	☐	☐

1c.	Terry L. Burman	☐	☐	☐

1d.	Sarah M. Gallagher	☐	☐	☐

1e.	Michael E. Greenlees	☐	☐	☐

1f.	Archie M. Griffin	☐	☐	☐

1g.	Arthur C. Martinez	☐	☐	☐

1h.	Charles R. Perrin	☐	☐	☐

1i.	Stephanie M. Shern	☐	☐	☐

1j.	Craig R. Stapleton	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

B. Proposals

The Board of Directors recommends you vote “FOR” the approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access” under Item 2, “FOR” the approval of the advisory resolution on executive compensation under Item 3, “FOR” the approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors in Item 4, “FOR” the approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates in Item 5, and “FOR” the proposal in Item 6:	For	Against	Abstain

2. Approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access”.	☐	☐	☐

3. Approval of advisory resolution on executive compensation.	☐	☐	☐

4. Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors.	☐	☐	☐

5. Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates.	☐	☐	☐

6. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017.	☐	☐	☐

C. Stockholder Proposal

The Board of Directors recommends you vote “AGAINST” the following proposal:	For	Against	Abstain

7.     Stockholder proposal on adoption of a policy regarding accelerated vesting of equity awards of senior executive officers upon a change in control, if the stockholder proposal is properly presented at the Annual Meeting.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 16, 2016: Abercrombie & Fitch Co.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 30, 2016 are available at www.proxyvote.com.

E07481-P78027

ABERCROMBIE & FITCH CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2016

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitute(s) and appoint(s) Jonathan E. Ramsden and Robert E. Bostrom, or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, June 16, 2016, at the Company’s offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and to vote all of the shares which the undersigned is/are entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you specify. If no specification is made, except in the case of broker non-votes, the proxies will vote “FOR” the election of each of the director nominees listed in Item 1, “FOR” the approval of amendments to the Company’s Amended and Restated Bylaws to implement “proxy access” under Item 2, “FOR” the approval of the advisory resolution on executive compensation under Item 3, “FOR” the approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors in Item 4, “FOR” the approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates in Item 5, “FOR” the proposal in Item 6 and “AGAINST” the proposal in Item 7 and in accordance with the recommendations of the Company’s Board of Directors. All proxies previously given or executed by the undersigned are hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side